UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Primus Telecommunications Group, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: $129,000,000
	(5)	Total fee paid: $17,595.60

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Primus Telecommunications Group, Incorporated

460 Herndon Parkway, Suite 150, Herndon, VA 20170

Dear Primus Telecommunications Group, Incorporated Stockholder:

You are cordially invited to attend a special meeting of stockholders of Primus Telecommunications Group, Incorporated (“we”, “our”, “us” and the “company”), which will be held on                     , 2013 at      a.m., local time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102.

On May 10, 2013, we entered into an equity purchase agreement (which we refer to as the equity purchase agreement) with PTUS, Inc. and PTCAN, Inc., pursuant to which PTUS, Inc. and PTCAN, Inc., which are affiliates of York Capital Management, will buy our North America retail telecommunications operations in the United States and Canada, which we refer to as the sale transaction.

A special committee of our board of directors, which we refer to as our special committee, consisting entirely of independent directors, reviewed and considered the terms and conditions of the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction. Our special committee unanimously determined that the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, are advisable, fair to and in the best interests of the company and its stockholders, and recommended that our board of directors approve and declare the advisability of the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, and recommend that our stockholders adopt the equity purchase agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of our special committee, deemed it advisable and in the best interests of the company and our stockholders that the company enter into the equity purchase agreement, determined that the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, are advisable, fair to and in the best interests of the company and its stockholders and recommended that our stockholders adopt the equity purchase agreement at the special meeting. Our board of directors and special committee recommends that you vote “FOR” the proposal to adopt the equity purchase agreement.

At the special meeting of stockholders, you will be asked to approve the sale transaction and to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to certain of our named executive officers in connection with the sale transaction. If there are insufficient votes to approve the sale transaction, you may be asked to vote to adjourn or postpone the special meeting of stockholders in order that we can solicit additional proxies. The sale transaction is conditioned upon receiving approval from the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon.

The accompanying proxy statement contains important information concerning the sale transaction, certain benefits to be received by our named executive officers in connection with the sale transaction, specific information about the special meeting and how to cast your vote. We encourage you to read the accompanying proxy statement in its entirety.

Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy using the Internet, by telephone or by mailing the enclosed proxy card. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, then in order to vote you will need to instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, trust, bank or other nominee.

I look forward to greeting those of you who will be able to attend the meeting.

Sincerely yours,

/s/ John D. Filipowicz

John D. Filipowicz, Esq.
General Counsel, Corporate Secretary, Chief Compliance
Officer and Chief Administrative Officer

If you have any questions, or need assistance in voting your shares,

please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (888) 750-5834

(Banks and Brokers May Call Collect at (212) 750-5833)

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the sale transaction, passed upon the merits or fairness of the sale transaction or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Primus Telecommunications Group, Incorporated

460 Herndon Parkway, Suite 150, Herndon, VA 20170

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Stockholders of Primus Telecommunications Group, Incorporated:

A special meeting of stockholders of Primus Telecommunications Group, Incorporated (“we”, “our”, “us” and the “company”) will be held on                     , 2013, at      a.m. local time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102. At the special meeting, stockholders will be asked to adopt resolutions:

1. To approve the sale of our North America retail telecommunications operations in the United States and Canada, as contemplated by the equity purchase agreement by and among PTUS, Inc., PTCAN, Inc., Primus Telecommunications Holding, Inc., Primus Telecommunications International, Inc., Lingo Holdings, Inc. and the company, dated as of May 10, 2013 (as it may be amended from time to time in accordance with the terms thereof), a copy of which is attached as Appendix A to the accompanying proxy statement and which we refer to as the equity purchase agreement. We refer to this proposal as the “Sale Proposal”.

2. To consider and provide an advisory (non-binding) vote approving the payment of certain compensation that may be paid or become payable to our named executive officers, as described in the section entitled “SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction.” We refer to this proposal as the “Transaction-Related Compensation Arrangements Proposal.”

Our board of directors fixed June 17, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, we had              shares of common stock outstanding and entitled to vote.

The proxy statement accompanying this notice is deemed to be incorporated into and forms part of this notice. The accompanying proxy statement, dated                     , 2013, and proxy card for the special meeting are first being mailed to our stockholders on or about                     , 2013.

Our special committee, consisting entirely of independent directors, reviewed and considered the terms and conditions of the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction. This special committee unanimously determined that the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, are advisable, fair to and in the best interests of the company and its stockholders, and recommended that our board of directors approve and declare the advisability of the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, and recommend that our stockholders adopt the equity purchase agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of our special committee, deemed it advisable and in the best interests of the company and our stockholders that the company enter into the equity purchase agreement, determined that the equity purchase agreement and the transactions contemplated by the equity purchase agreement, including the sale transaction, are advisable, fair to and in the best interests of the company and its stockholders and recommended that our stockholders adopt the equity purchase agreement at the special meeting. Our board of directors recommends that you vote “FOR” the Sale Proposal.

Only stockholders and persons holding proxies from stockholders may attend the special meeting. If your shares are registered in your name, you should bring a form of photo identification to the special meeting. If your shares are held in the name of a broker, bank or other nominee, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. All stockholders are cordially invited to attend the special meeting.

By Resolution of the Board of Directors,

/s/ John D. Filipowicz

John D. Filipowicz, Esq.
General Counsel, Corporate Secretary, Chief Compliance
Officer and Chief Administrative Officer

                    , 2013

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

460 Herndon Parkway

Suite 150

Herndon, VA 20170

PROXY STATEMENT

The board of directors of Primus Telecommunications Group, Incorporated, a Delaware corporation (which we refer to as “PTGi” the “company,” “we,” “our,” and “us”), is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on                     , 2013, at          a.m. local time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102. This proxy statement, dated                     , 2013, and proxy card are first being mailed to our stockholders on or about                     , 2013.

SUMMARY TERM SHEET

This summary term sheet, together with the question and answer section that follows, highlights selected information from this proxy statement about the sale of our North America Telecom business to PTUS, Inc. and PTCAN, Inc., which we refer to as the sale transaction. The sale transaction may constitute a sale of substantially all of our operating assets, as the term “substantially all” has been interpreted by the Delaware courts. This summary term sheet and the question and answer section may not contain all of the information that is important to you. For a more complete description of the sale transaction, you should carefully read this proxy statement and the equity purchase agreement attached hereto as Appendix A in their entirety. The location of the more detailed description of each item in this summary is provided in the parentheses in each sub-heading below. Also see “WHERE YOU CAN FIND MORE INFORMATION” on page 67.

Information About the Parties (page 34)

Primus Telecommunications Group, Incorporated

We are publicly traded on The New York Stock Exchange (or “NYSE”, symbol: PTGI). We are a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, metro fiber and Carrier Ethernet to business and residential customers in Canada and the United States. We are also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. We own and operate our own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, and fiber capacity in Canada. Founded in 1994, our principal executive offices are currently located at 7901 Jones Branch Drive, Suite 900, McLean, VA, 22102 and as of June 30, 2013 will be located at 460 Herndon Parkway, Suite 150, Herndon, VA 20170.

PTUS, Inc. and PTCAN, Inc.

PTUS, Inc. and PTCAN, Inc., which we refer to as the purchasers, are U.S. and Canadian shell companies, respectively, formed in 2013 to purchase the companies to be sold. The purchasers are affiliates of York Capital Management.

York Capital Management

York Capital Management is an investment firm established in 1991. The firm pursues a multi-strategy investment style and manages over $15 billion across several different investment strategies with offices in New York, London and Hong Kong.

Equity Purchase Agreement (page 52 and Appendix A)

On May 10, 2013, we entered into an equity purchase agreement with the purchasers (which we refer to as the equity purchase agreement), pursuant to which we have agreed, subject to specified terms and conditions, including approval of the sale transaction by our stockholders at the special meeting and regulatory approvals, to sell to the purchasers our wholly-owned subsidiaries that conduct our North America retail telecommunications operations in the United States and Canada, which we refer to as our North America Telecom business or as the business to be sold. Such subsidiaries include Primus Telecommunications, Inc. (or “PTI”), Lingo, Inc. (or “Lingo”), iPrimus, USA, Inc., 3620212 Canada Inc., Primus Telecommunications Canada Inc. (or “PTCI”), Telesonic Communications Inc., and Globility Communications Corporation, which we refer to as the companies to be sold.

A copy of the equity purchase agreement is attached as Appendix A to this proxy statement. We encourage you to read the equity purchase agreement in its entirety.

Purchase Price (page 52)

If the sale transaction is consummated, the purchasers will pay us $129 million in cash, subject to potential downward or upward post-closing adjustments based on net working capital and cash at closing, which we refer to as the purchase price. $126 million of the purchase price, subject to any adjustments described in the foregoing, is required to be paid upon the closing for the sale of all of the companies to be sold other than PTI, which we refer to as the closing, and $3 million of the purchase price is required to be paid upon a second closing for the sale of PTI, our subsidiary that holds licenses to provide long distance and local exchange telecommunications services in the United States, which we refer to as the second closing, $3 million of the purchase price will be placed in escrow upon the closing to fund the second closing. A portion of the purchase price will be placed in escrow for potential indemnification obligations.

Recommendation of Our Board of Directors (page 37)

After careful consideration, our board of directors unanimously recommends, acting at the recommendation of our special committee, that you vote:

•	“FOR” the Sale Proposal; and

•	“FOR” the Transaction-Related Compensation Arrangements Proposal.

Reasons for the Sale Transaction (page 37)

From time to time, our board of directors and our special committee consult with financial advisors to review strategic alternatives and evaluate prospects and options for certain of our business, including our North America Telecom business. After taking into account all of the material factors relating to the equity purchase agreement and the sale transaction and the entirety of our strategic review process, our special committee unanimously recommended to our board of directors, and our board of directors unanimously determined, that the equity purchase agreement and the sale transaction are advisable and in the best interests of our company and our stockholders. Our special committee and our board of directors did not assign relative weights to the material factors it considered. In addition, our special committee and our board of directors did not reach any specific conclusion on each of the material factors considered, but conducted an overall analysis of all of the material factors taken together. Individual members of our special committee and our board of directors may have given different weights to different factors. Our special committee consulted with outside legal counsel concerning their fiduciary duties in the context of our strategic business review.

Opinion of Our Financial Advisor (page 40 and Appendix B)

We retained Jefferies LLC, or Jefferies, to provide our special committee with financial advisory services in connection with a possible sale, disposition or other business transaction involving our equity or assets of

2

including the sale transaction, and an opinion as to the fairness to us of the consideration to be received in connection with any such sale, disposition or other business transaction. At the meeting of the special committee on May 9, 2013, Jefferies rendered its opinion to our special committee to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the aggregate consideration of $129 million to be received by certain of our subsidiaries pursuant to the equity purchase agreement was fair to us, from a financial point of view.

Jefferies’ opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Jefferies’ opinion was directed to the special committee and addresses only the fairness, from a financial point of view, of the aggregate consideration of $129 million to be received by certain of our subsidiaries pursuant to the equity purchase agreement as of the date of the opinion. It does not address any other aspects of the sale transaction and does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the sale transaction or any matter related thereto.

The full text of the written opinion of Jefferies is attached hereto as Appendix B. We encourage you to read the opinion carefully and in its entirety.

Special Meeting (page 9)

Date, Time and Place. The special meeting will be held on                     , 2013 at          a.m. local time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on June 17, 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you held at the close of business on the record date. There are              shares of our common stock entitled to be voted at the special meeting.

Required Vote. The Sale Proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding at the close of business on the record date to be approved. Abstentions and broker non-votes will have the same effect as votes against the Sale Proposal. The Transaction-Related Compensation Arrangements Proposal is a non-binding stockholder advisory vote and requires the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the Transaction-Related Compensation Arrangements Proposal; whereas broker non-votes will have no effect on the outcome of the Transaction-Related Compensation Arrangements Proposal.

Interests of Certain Persons in the Sale Transaction (page 47)

Our executive officers and members of our board of directors have interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders generally.

In connection with the sale transaction, Andrew Day, James Keeley, Richard Ramlall, and John Filipowicz will be entitled to (i) special cash bonuses; (ii) accelerated vesting of restricted stock units (RSUs) upon termination; and (iii) pro-rated 2013 bonuses at the target amount, conditioned upon the executive remaining employed past June 30, 2013. In addition, these named executive officers may be entitled to specified severance benefits in the event that their employment with the company is, or is deemed to be, terminated without “cause” (as defined in their respective employment agreements). Furthermore, in connection with Peter D. Aquino’s resignation, effective April 30, 2013, and pursuant to his separation agreement, Mr. Aquino became entitled to certain severance benefits and accelerated vesting of his outstanding and unvested equity awards. For a detailed description and approximate value of these benefits, see “SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction.”

3

Our special committee was aware of and considered these potential interests and considered them in making its recommendation to our board of directors, among other matters, in evaluating and negotiating the sale transaction and equity purchase agreement and in recommending that our stockholders approve the Sale Proposal.

Conditions to Closing (page 58)

The consummation of the sale transaction is subject to the satisfaction or waiver of certain conditions on or prior to the closing. Such conditions include, in addition to customary closing conditions, that our stockholders approve the Sale Proposal.

Conditions to Second Closing (page 60)

The consummation of the second closing of the sale transaction is also subject to the satisfaction or waiver of certain conditions on or prior to the second closing, including certain regulatory approvals.

Solicitation of Other Offers; Exclusivity (page 56)

We are required to end discussions with other parties with respect to an alternative proposal (as defined in the equity purchase agreement and discussed below under “EQUITY PURCHASE AGREEMENT — Solicitation of Other Offers; Exclusivity”). We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any alternative proposal or provide non-public information relating to us with the intent of encouraging an alternative proposal, engage in discussions regarding any alternative proposal, approve, endorse or recommend an alternative proposal, or enter into an agreement relating to an alternative proposal. Notwithstanding the foregoing, if our special committee determines in good faith that an unsolicited alternative proposal, constitutes or could reasonably be expected to lead to a superior proposal (as defined in the equity purchase agreement and discussed below under “EQUITY PURCHASE AGREEMENT — Solicitation of Other Offers; Exclusivity”), we may participate in negotiations regarding the alternative proposal.

Primus Telecommunications Group, Incorporated Board Recommendation (page 57)

Our board of directors unanimously recommends that you vote for the Sale Proposal. Until our stockholders vote on the Sale Proposal, our board of directors may not withdraw or modify in a manner adverse to the purchasers, or publicly propose to withdraw or modify in a manner adverse to the purchasers, this recommendation. Notwithstanding the foregoing, our board of directors may withdraw or modify its recommendation to vote in favor of the Sale Proposal and terminate the equity purchase agreement in connection with the receipt of an alternative proposal that is a superior proposal if:

•	our special committee or our board of directors determines that the failure to do so would be inconsistent with the exercise of its fiduciary duties;

•	we give 3 days’ advance notice to the purchasers that our special committee or our board of directors has resolved to not recommend the adoption of the equity purchase agreement to stockholders;

•

During such 3-day period, the purchasers are given the opportunity to negotiate in good faith so that we will not terminate the equity purchase agreement and we will not make a change of recommendation (as defined in the equity purchase agreement and discussed in “EQUITY PURCHASE AGREEMENT — Solicitation of Other Offers; Exclusivity”); and

•	we pay a break-up fee of $3.87 million to the purchasers as further described below.

Thereafter, our board of directors can only proceed with the withdrawal or modification of its recommendation if the purchasers do not agree to make necessary adjustments to the equity purchase agreement so that the competing alternative proposal would no longer constitute a superior proposal.

4

Termination (page 61)

The equity purchase agreement may be terminated at any time prior to the closing as follows:

•	by mutual written consent of us and the purchasers;

•

by us or the purchasers on or after September 30, 2013 if the closing has not occurred by the close of business on such date, provided that neither party may exercise this right if it is in breach of the equity purchase agreement and that breach is the direct cause of the failure to close by September 30, 2013;

•	by us or the purchasers if a final non-appealable governmental or court order is in effect restraining, enjoining or otherwise prohibiting the consummation of the sale transaction;

•	by us or the purchasers if our special meeting has concluded and stockholder approval for the sale transaction has not been obtained;

•

by us in order to enter into a transaction that is a superior proposal if, prior to our special meeting, our board of directors has received a superior proposal and we pay the break-up fee described below;

•

by the purchasers, prior to our obtaining stockholder approval for the sale transaction, if our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction and we pay the break-up fee described below;

•

by us if our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal and we pay the break-up fee described below; or;

•

by us if all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing.

Termination Fees (page 61)

Subject to certain exceptions, we are required to reimburse the purchasers for reasonable costs and expenses up to a maximum amount of 1% of the purchase price, which we refer to the reimbursement fee, if the equity purchase agreement is properly terminated by:

•	us or the purchasers because the closing has not occurred prior to the close of business on September 30, 2013; or

•	us or the purchasers, because our stockholders do not approve the Sale Proposal.

We are required to pay to the purchasers $3.87 million in cash (such amount being reduced on a dollar for dollar basis for any reimbursement fee paid by us to the purchasers), which we refer to as the break-up fee, if:

•	(A) the equity purchase agreement is properly terminated:

•	by us or the purchasers if our special meeting has concluded and stockholder approval of the sale transaction has not been obtained, or

•

by us or the purchasers if the closing has not occurred prior to the close of business on September 30, 2013, and the reason for the failure to close is an uncured breach of the equity purchase agreement by us that results in the failure to satisfy a closing condition, and

(B) prior to termination under the foregoing circumstances, a qualifying transaction (as such term is defined in the equity purchase agreement) has been publicly announced and, within 3 months of such termination, the qualifying transaction is consummated or we enter into a definitive agreement providing for the qualifying transaction; or

•

the equity purchase agreement is properly terminated by us, in order to enter into a transaction that is a superior proposal if, prior to our special meeting, our board of directors has received a superior proposal; or

5

•

the equity purchase agreement is properly terminated by us, prior to our obtaining stockholder approval for the sale transaction, because our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal; or

•

the equity purchase agreement is properly terminated by the purchasers, prior to our obtaining stockholder approval for the sale transaction, because our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal.

The purchasers are required to pay to us $25 million in cash, which we refer to as the reverse break-up fee, if the equity purchase agreement is properly terminated by:

•

us because all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing;

•

us or the purchasers because the closing has not occurred by the close of business on September 30, 2013, and prior to such termination all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing; or

•

us or the purchasers because the closing has not occurred by the close of business on September 30, 2013, and prior to such termination the purchasers have breached the equity purchase agreement, which breach remains uncured and results in the failure of a condition to the closing of the sale transaction.

Indemnification (page 62)

We and the purchasers have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the equity purchase agreement. The representations, warranties and covenants survive for a period of 14 months after the closing of the sale transaction. Subject to certain exceptions, a party’s damages from breaches of representations, warranties and covenants must exceed $500,000 in the aggregate before the other party is required to make indemnification payments, the aggregate indemnification claims payable by us for breaches of representations, warranties and covenants may not exceed $12.9 million, and the aggregate indemnification claims payable by the purchasers for breaches of representations and warranties may not exceed $12.9 million. In addition, for 14 months after the closing of the sale transaction, we must maintain a minimum cash balance of approximately $6.45 million in order to satisfy our indemnification obligations under the equity purchase agreement.

Expected Consummation of Sale Transaction (page 46)

We expect to consummate the sale transaction as soon as practicable after all of the closing conditions in the equity purchase agreement, including obtaining approval of the Sale Proposal by our stockholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the sale transaction to close by the third quarter of the year ending December 31, 2013, with the exception of the sale of PTI. Subject to regulatory approvals, the sale of PTI is expected to close subsequent to the third quarter of the year ended December 31, 2013. Approximately $126 million, subject to potential downward or upward post-closing adjustments based on net working capital and cash at closing, is required to be paid upon the closing, with $3 million to be paid upon the second closing of the sale of PTI. However, there can be no assurance that the sale transaction will be consummated at all or, if consummated, when it will be consummated.

Effects on Our Business if the Sale Transaction is Consummated (page 46)

If the sale transaction is consummated, we plan to continue to own our International Carrier Services business, which we refer to as ICS, in an efficient and cost-effective manner, under which we provide domestic

6

and international minute transport and termination services and targets a diverse customer base including Tier 1 international carriers, multi-national carriers, wireless providers, VoIP providers, cable companies and ISPs. We classified ICS as a discontinued operation in the second quarter of the year ended December 31, 2012 in connection with our announced intention at that time to actively solicit a sale or other disposition of ICS. We are still considering strategic alternatives regarding the ICS business.

We do not expect that our reporting obligations as a U.S. public company will not be affected as a result of consummation the sale transaction. We expect to continue to qualify for listing on The New York Stock Exchange.

Effects on Our Business if the Sale Transaction is Not Consummated (page 47)

If the sale transaction is not consummated, we plan to continue to operate our North America Telecom business as currently conducted. We may also consider and evaluate other strategic opportunities from time to time. In such a circumstance, there can be no assurances that our continued operation of our North America Telecom business or any alternative strategic opportunities will result in the same or greater value to our stockholders as the proposed sale transaction. From time to time we may consider strategic alternatives regarding the North America Telecom business.

If the equity purchase agreement is terminated under certain circumstances described in this proxy statement and set forth in the equity purchase agreement and described above, we may be required to pay the purchasers a break-up fee of $3.87 million or reimburse the purchasers for reasonable costs and expenses up to a maximum amount of 1% of the purchase price.

Ancillary Agreements (page 62)

We negotiated the following additional agreements that will be executed in connection with and following the closing.

Transition Services Agreement

The Transition Services Agreement to be entered into by and among us and the purchasers provides for the provision of certain services for a transition period after entering into the equity purchase agreement. These services include: network services, information systems services, HR services, finance services, telecom services and inter-closing services.

Colocation Facilities Agreement

The Colocation Facilities Agreement to be entered into by and between our carriers services entity, PTGi International Carrier Services, Inc., which we refer to as PTGi ICS, and Lingo, provides for PTGi ICS allowing access to some of its leased properties to the purchasers so that the purchasers can locate certain telecommunications and/or data equipment and cabling to receive and deliver voice and/or data communications traffic and related services. Furthermore, we will provide specified services under this agreement in the form of a grant to Lingo of a revocable and non-exclusive license to use certain areas inside our leasehold premises.

Management Services Agreement

The Management Services Agreement to be entered into by and among PTGi, PTI and PTUS, Inc., provides that PTUS, Inc. will provide certain management services and operational services to PTI relating to PTI’s telecommunications service business.

7

Carrier Services Agreement

A Carrier Services Agreement to be entered into by and between PTGi ICS and PTCI, provides for communications services to be provided between the two parties to the agreement, which may include call termination or internet protocol transport services.

Assignment Assumption Agreement

The Assignment Assumption Agreement to be entered into by and among PTGi, PTCI and PTCAN, Inc., provides that PTCI shall assign certain of its rights and obligations under the purchase agreement dated April 17, 2013 (pursuant to which we sold BLACKIRON Data ULC, which we refer to as BLACKIRON, to Rogers Communications, Inc.) to PTGi.

Carrier Services Agreement

A Carrier Services Agreement by and between PTGi ICS and PTI, provides for communications services to be provided between the two parties to the agreement, which may include call termination or internet protocol transport services.

Governmental and Regulatory Approval (page 46)

In connection with the second closing of the sale transaction, approval is required from the Federal Communications Commission and certain state public utility commissions with regard to licenses held by PTI to provide long distance and local exchange telecommunications services in the United States. See “PROPOSAL #1-SALE PROPOSAL — Government and Regulatory Approvals” for a description of the consents and approvals (and status thereof) required under U.S. laws in connection with the sale transaction.

No Appraisal or Dissenters’ Rights (page 47)

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the actions contemplated by the Sale Proposal or the Transaction-Related Compensation Arrangements Proposal.

Anticipated Accounting Treatment (page 50)

Following the consummation of the sale transaction, we will remove all of the related account balances of our North America Telecom business from our consolidated balance sheet and record a gain on the sale equal to the difference between the purchase price received and the book value of our ownership interest in our North America Telecom business.

Material U.S. Federal Income Tax Consequences of the Sale Transaction (page 51)

The sale transaction will be treated as a taxable sale of assets (including subsidiary stock) by us and certain of our subsidiaries and will give rise to net taxable gain recognition in the United States. We expect all of the gain recognized for United States federal income tax purposes to be offset with net operating losses. We anticipate that we will incur some alternative minimum tax for United States federal income tax purposes as a result of the sale transaction. Generally, the transaction will not produce any separate and independent income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to tax consequences of the transactions, including any state, local, foreign or other tax consequences and on his or her particular facts and circumstances.

Risk Factors (page 15)

In evaluating the Sale Proposal, you should carefully read this proxy statement and consider the factors discussed in the section entitled “RISK FACTORS.”

8

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at the special meeting of stockholders, or at any adjournments or postponements of the special meeting.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held on , 2013, at a.m. local time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102.

Q:	What matters will the stockholders vote on at the special meeting?

A:	The stockholders will vote on the following proposals:

•	To approve the Sale Proposal; and

•	To approve the Transaction-Related Compensation Arrangements Proposal.

Q:	What is the Sale Proposal?

A:	The Sale Proposal is a proposal to sell our North America Telecom business to the purchasers, pursuant to an equity purchase agreement dated as of May 10, 2013 by and between us, the purchasers and two of our wholly-owned subsidiaries.

Q:	What will happen if the Sale Proposal is approved by our stockholders?

A:	Under the terms of the equity purchase agreement, if the Sale Proposal is approved by our stockholders and the other closing conditions under the equity purchase agreement have been satisfied or waived, we will sell our North America Telecom business to the purchasers.

Q:	What is the Transaction-Related Compensation Arrangements Proposal?

A:	The Transaction-Related Compensation Arrangements Proposal is a non-binding advisory vote to approve the payment of certain compensation to our named executive officers that is based on or otherwise relates to the sale transaction. For further information regarding the compensation arrangements, see “PROPOSAL #1-SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction.”

Q:	What will happen if the Transaction-Related Compensation Arrangements Proposal is approved by our stockholders?

A:	The vote on executive compensation payable in connection with the sale transaction is a vote separate and apart from the Sale Proposal. Accordingly, approval of this proposal is not a condition to consummation of the sale transaction, and as an advisory vote, the result will not be binding on our board of directors or on the compensation committee of our board of directors. Therefore, if the sale transaction is approved by our stockholders and consummated, the compensation based on or otherwise relating to the sale transaction may be paid to our named executive officers regardless of whether our stockholders approve the Transaction-Related Compensation Arrangements Proposal.

Q:	Am I entitled to appraisal or dissenters’ rights in connection with the Sale Proposal or the Transaction-Related Compensation Arrangements Proposal?

A:	No appraisal or dissenters’ rights are available to our stockholders under Delaware law or under our certificate of incorporation or bylaws in connection with the Sale Proposal or the Transaction-Related Compensation Arrangements Proposal.

9

Q:	Who is entitled to vote at the special meeting?

A:	Holders of our common stock at the close of business on June 17, 2013, the record date for the special meeting established by our board of directors, are entitled to receive notice of, and to vote their shares at, the special meeting and any related adjournments or postponements.

As of the close of business on the record date, there were              shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	What are the quorum requirements for the special meeting?

A:	The presence in person or by proxy of the holders of a majority of our issued and outstanding shares of common stock that are entitled to vote at the special meeting constitutes a quorum. You are counted as present at the special meeting for quorum purposes if you are present and vote in person at the special meeting or if you properly submit a proxy by returning the proxy card accompanying this proxy statement in the postage-paid envelope provided or by the telephone or using the Internet procedures described under “Q: How do I vote?” A validly submitted proxy will result in your shares counting towards a quorum even if no voting instructions are provided.

Q:	How many votes do I have?

A:	Each share of PTGi common stock entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Q:	What vote is required to approve each of the proposals?

A:	The Sale Proposal: The approval of the Sale Proposal requires the affirmative vote of holders of at least a majority of our issued and outstanding shares of common stock as of the record date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the Sale Proposal.

The Transaction-Related Compensation Arrangements Proposal: The Transaction-Related Compensation Arrangements Proposal is a non-binding stockholder advisory vote and requires the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the Transaction-Related Compensation Arrangements Proposal. Broker non-votes will have no effect on the outcome of the Transaction-Related Compensation Arrangements Proposal.

Q:	How do I vote?

A:	You may vote by proxy or in person at the special meeting.

Voting in Person: If you hold shares as a stockholder of record and wish to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Alternatively, you may provide us with a signed proxy card before voting is closed. If you would like to vote in person, please bring a valid photo ID with you to the special meeting. Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you are not able to attend. If your shares are held in street name, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting. To do this, you should contact your broker, bank or nominee as soon as possible.

Voting By Proxy: If you hold your shares as a stockholder of record, you may submit a proxy for your shares by mail, by telephone or using the Internet. If you submit a proxy by telephone or using the Internet,

10

you should not return the proxy card accompanying this proxy statement. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on                     , 2013.

Vote by Mail: You may submit a proxy for your shares by mail by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it to Innisfree in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail.

Vote by Telephone: You may also submit a proxy for your shares by telephone by following the instructions provided on the proxy card accompanying this proxy statement. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote using the Internet: You may also submit a proxy for your shares using the Internet by following the instructions provided on the proxy card accompanying this proxy statement.

If you hold your shares in street name, then you received this proxy statement from your broker, bank or nominee, along with a voting instruction card from your broker, bank or nominee. You will need to instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions provided.

All shares represented by properly executed proxies received in time for the special meeting will be voted in the manner specified by the stockholders giving those proxies.

Q:	What happens if I abstain?

A:	Abstentions are counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against the approval of the Sale Proposal and the Transaction-Related Compensation Arrangements Proposal.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:	If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote those shares. To do so, you should follow the voting instructions provided to you by your bank, broker or other nominee. If your bank, broker or nominee holds your shares in its name and you do not instruct it how to vote, it will not have discretion to vote on any of the proposals at the special meeting.

Q:	What happens if I hold my shares in street name through my broker and I do not instruct my broker how to vote my shares?

A:	Brokers, banks or other nominees who hold shares in street name for their customers have the authority to vote on “routine” proposals when they have not received instructions from the beneficial owners of such shares. However, brokers, banks or other nominees do not have the authority to vote shares they hold for their customers on non-routine proposals when they have not received instructions from the beneficial owners of such shares. The Sale Proposal and the Transaction-Related Compensation Arrangements Proposal are non-routine proposals. As a result, absent instructions from the beneficial owner of such shares, brokers, banks and other nominees will not vote those shares. This is referred to as a “broker non-vote.” Broker non-votes are counted for purposes of determining whether there is a quorum. Broker non-votes will have the same effect as a vote against the approval of the Sale Proposal. Broker non-votes will not have any effect on the outcome of the vote on the Transaction-Related Compensation Arrangements Proposal.

11

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the special meeting by:

•

delivering to the Corporate Secretary of the Company, a written notice, bearing a date later than your proxy, stating that you revoke the proxy, at the following address: Primus Telecommunications Group, Incorporated, 460 Herndon Parkway, Suite 150, Herndon, VA 20170;

•	submitting a later-dated proxy (either by mail, the telephone or using the Internet) relating to the same shares prior to the vote at the special meeting; or

•	attending the special meeting and voting in person (although attendance at the special meeting will not, by itself, revoke a proxy).

If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	If you hold your shares of record, proxies that are signed and returned without voting instructions will be voted in accordance with the recommendations of our board of directors. If your shares are held in street name, failure to give voting instructions to your broker, bank or other nominee will result in a broker non-vote.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are held in an account with a broker, bank or another holder of record, these shares are held in street name.

Q:	Can I see a list of stockholders of record?

A:	You may examine a list of the stockholders of record as of the close of business on June 17, 2013 for any purpose germane to the special meeting during normal business hours during the 10-day period preceding the date of the meeting at our offices at 460 Herndon Parkway, Suite 150, Herndon, VA 20170. This list will also be made available at the special meeting.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you may receive more than one proxy card. Please complete, sign, date, and return all of the proxy cards you receive regarding the special meeting to ensure that all of your shares are voted.

Q:	How are proxies being solicited and what is the cost?

A:	We will bear all expenses incurred in connection with the solicitation of proxies and printing, filing and mailing this proxy statement. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, by the Internet or other electronic means or in person. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Additionally, we have retained Innisfree M&A Incorporated, which we refer to as Innisfree, to assist in the solicitation. We will pay Innisfree a fee of $15,000 for these services, and will reimburse their out-of-pocket expenses. We will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable out-of-pocket expenses.

12

Q:	What should I do if I have questions regarding the special meeting?

A:	If you have any questions about how to cast your vote for the special meeting or would like copies of any of the documents referred to in this proxy statement, you should call the firm assisting us with the solicitation of proxies, Innisfree, toll-free, at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are subject to the safe harbor created thereby. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the following:

•	continuing uncertain global economic conditions;

•	significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies;

•	our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital;

•	our ability to attract and retain customers;

•	our expectations regarding increased competition, pricing pressures, and declining usage patterns in our traditional products;

•

the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies;

•	volatility in the volume and mix of trading activity on the online voice trading exchange, which we refer to as the Exchange;

•

strengthening of the U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses;

•	our compliance with complex laws and regulations in the U.S. and internationally;

•	further changes in the telecommunications or Internet industry, including rapid technological, regulatory and pricing changes in our principal markets;

•	our liquidity and possible inability to service our substantial indebtedness;

•	an occurrence of a default or event of default under our indentures;

•	our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending;

•

management’s plans, goals, forecasts, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results;

•	management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings;

•	our possible inability to raise additional capital when needed, on attractive terms, or at all;

14

•	and our possible inability to hire and retain qualified executive management, sales, technical and other personnel;

•	uncertainties surrounding the sale transaction, including: the uncertainty as to the timing of the closing and whether our stockholders will approve the sale transaction;

•	the possibility that competing offers for the businesses to be sold will be made;

•	the possibility that various closing conditions for the sale transaction may not be satisfied or waived; and

•	the effects of disruption from the sale transaction making it more difficult to maintain relationships with employees, customers and other business partners.

These and additional factors to be considered are set forth under “RISK FACTORS” beginning on the next page of this proxy statement.

Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

15

RISK FACTORS

A wide range of factors could materially affect our overall performance, the performance of our individual business segments and our results of operations, and therefore, an investment in us is subject to risks and uncertainties. In addition to factors affecting specific business operations and the financial results of those operations identified elsewhere in this proxy statement, the following factors, among others, could adversely affect our operations. While each risk is described separately below, some of these risks are interrelated and it is possible that certain risks could trigger the applicability of other risks described below. Also, the risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us, or that are currently deemed immaterial, could also potentially impair our overall performance, the performance of our individual business segments and our results of operations.

RISKS RELATED TO OUR INDUSTRY AND OVERALL BUSINESS

Continuing global economic conditions could adversely affect our business.

The global economy and capital and credit markets have been experiencing exceptional turmoil and upheaval over the past several years. Many major economies worldwide entered significant economic recessions beginning in 2007 and continue to experience economic weakness, with the potential for another economic downturn to occur. Ongoing concerns about the systemic impact of potential long-term and widespread recession and potentially prolonged economic recovery, volatile energy costs, geopolitical issues, the availability, cost and terms of credit, consumer and business confidence and demand, and substantially increased unemployment rates have all contributed to increased market volatility and diminished expectations for many established and emerging economies, including those in which we operate. These general economic conditions could have a material adverse effect on our cash flow from operations, results of operations and overall financial condition.

The availability, cost and terms of credit also have been and may continue to be adversely affected by illiquid markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce credit to business and consumers. These factors have led to a decrease in spending by business and consumers over the past several years, and a corresponding slowdown in global infrastructure spending. Continued uncertainty in the U.S. and international markets and economies and prolonged stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to access capital markets and obtain capital lease financing to meet liquidity needs.

There are uncertainties associated with our continued exploration and evaluation of strategic alternatives to enhance stockholder value.

On October 4, 2011, we announced that a Special Committee of PTGi’s Board of Directors was exploring and evaluating strategic alternatives to enhance stockholder value. We sold all of the equity interests of our Australian telecommunications business, which we refer to as Primus Australia, to M2 in May 2012 and all of the equity interests of BLACKIRON to Rogers Communications, Inc. in April 2013. Also in June 2012, PTGi’s Board of Directors committed to dispose of, and is actively soliciting a sale or other disposition of, the company’s International Carrier Services business unit, which we refer to as ICS. However, in addition to the possible sale or other disposition or disposal of ICS, our special committee continues to explore and evaluate other strategic alternatives to enhance stockholder value, which may include (but may not be limited to) a sale, merger or other business combination, a recapitalization, a joint venture arrangement, the sale or spinoff of our assets or one or more of our business units, or the continued execution of our business plans. There is no set timetable for completion of the evaluation process, and we do not intend to provide updates or make any comments regarding the evaluation of strategic alternatives, unless our Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate.

Except as described above, there can be no assurance that any such transaction will be pursued or consummated. We may also incur substantial costs in connection with the pursuit of strategic alternatives which

16

are not ultimately consummated. Also, there are risks inherent with the consummation of any such transaction, such as the risks that the expected enhancement of stockholder value may not be realized, that unexpected liabilities may result from such transaction and that the process of consummating or the effects of consummating such a transaction may cause interruption or slow down the operations of our existing or continuing businesses. See, for example, “— The sale of BLACKIRON and Primus Australia substantially reduced our revenue” and “— Risks Associated with the ICS Business — We may encounter difficulties and incur costs in pursuing the divestiture plan associated with our ICS business unit, which could adversely impact our business and results of operations” for a discussion of specific risks associated with the disposition of Primus Australia and the proposed disposition of ICS, respectively.

The sale of BLACKIRON and Primus Australia substantially reduced our revenue.

We divested ourselves of BLACKIRON, which operated our BLACKIRON Data business unit, to Rogers Communications Inc. or one of its affiliates on April 17, 2013. Our BLACKIRON Data business unit accounted for approximately $9.7 million, or 15.8%, of our net revenues, exclusive of the currency effect, for the three months ended March 31, 2013 and approximately $34.1 million, or 12.9%, of our net revenues, exclusive of the currency effect, for the fiscal year ended December 31, 2012.

We also divested ourselves of our Australian operations pursuant to the sale of Primus Australia to M2, which transaction was consummated on May 31, 2012. Our Australian operations accounted for approximately $66.8 million, or 28.6%, of our net revenues, exclusive of the currency effect, for the three months ended March 31, 2012 and approximately $254.9 million, or 27.2%, of our net revenues, exclusive of the currency effect, for the fiscal year ended December 31, 2011.

Following the divestiture of BLACKIRON and Primus Australia, our ability to produce revenues was substantially reduced. There can be no assurance that the proceeds from the divestiture and the revenues and profits generated from our remaining operations, along with other capital that we have access to, will be adequate to sustain our business objectives.

Strengthening of the United States Dollar (“USD”) against certain foreign currencies, including the Canadian dollar (“CAD”), reduces the amount of USD generated from foreign currency payments from our foreign operating subsidiaries and may adversely affect our results of operations and our ability to service our debt.

A significant portion of our net revenue (about 86% for the year ended December 31, 2012) is derived from sales and operations outside the U.S. The reporting currency for our consolidated financial statements is the USD. Our foreign operating subsidiaries, including our largest operating subsidiaries in Canada, generate cash in their respective local currencies and fluctuations in exchange rates can have a material adverse effect on amounts of USDs transferred to U.S. parent entities.

From December 31, 2008 to December 31, 2009, the CAD increased by 11% relative to the USD, which had a positive impact on amounts of USDs transferred to U.S. parent entities. From December 31, 2009 to December 31, 2010, the CAD increased by 5% relative to the USD. From December 31, 2010 to December 31, 2011, the CAD decreased by 1% relative to the USD. And from December 31, 2011 to September 30, 2013, the CAD increased by 3% relative to the USD. Due to the large percentage of our operations conducted outside of the U.S., and the cash transfers from these foreign operating subsidiaries to the U.S. parent, a strengthening of the USD relative to the CAD could have an adverse impact on future results of operations and could adversely affect our ability to service our significant debt obligations and make principal payments at the parent entity level, and pay corporate expenses.

We historically have not engaged in hedging transactions. The exposure of our income from operations to fluctuations in foreign currency exchange rates is reduced in part because a majority of the costs that we incur in connection with our foreign operations are also denominated in local currencies. In addition, the operations of

17

affiliates and subsidiaries in foreign countries have been funded with investments and other advances denominated in foreign currencies. Historically, such investments and advances have been long-term in nature, and we accounted for any adjustments resulting from currency translation as a charge or credit to accumulate other comprehensive loss within the stockholders’ deficit section of our consolidated balance sheets.

We are substantially smaller than our major competitors, whose marketing and pricing decisions, and relative size advantage could adversely affect our ability to attract and to retain customers and are likely to continue to cause significant pricing pressures that could adversely affect our net revenues, results of operations and financial condition.

The local, long-distance, Internet, broadband, DSL, data and hosting and wireless telecommunications industry is significantly influenced by the marketing and pricing decisions of the larger business participants. Prices in the long-distance industry have continued to decline in recent years and, as competition continues to increase within each of our service segments and each of our product lines, we believe that prices are likely to continue to decrease. The most significant competitors in our primary markets include:

•

United States: AT&T Inc., Verizon Communications Inc., CenturyLink Inc., and other incumbent carriers, cable companies, including Comcast Corporation, Time Warner Cable Inc., Cablevision Systems Corporation and Charter Communications, Inc., other competitive LECs, including PaeTec Communications, Inc., Time Warner Telecom Inc., XO Communications Services, Inc. and Frontier Communications Corp., independent Voice over Internet Protocol (which we refer to as VoIP), providers,, which we refer to as VoIP providers, including Vonage Holdings Corp and Cbeyond, Inc., wireless carriers in the U.S., including Verizon Communications Inc., AT&T Inc., Sprint Corp., T-Mobile USA Inc., MetroPCS Communications, Inc. and Leap Wireless International, Inc., and Web-based companies, including Skype Technologies S.A. and Google Inc.;

•

Canada: TELUS, Bell Canada, MTS, Saskatchewan Telecommunications, wireless providers, including Rogers, TELUS, Bell Canada, Bragg Communications Inc., Cogeco, Quebecor Inc. and Shaw, cable companies, and other service providers and resellers including Globalive Communications Corp. in Canada.

Customers frequently change local, long-distance, wireless and broadband providers and ISPs in response to the offering of lower rates or promotional incentives, increasingly as a result of bundling of various services by competitors. Moreover, competitors’ VoIP and broadband product rollouts have added further customer choice and pricing pressure. As a result, customers generally can switch carriers and service offerings at their discretion with little notice to us. Competition in all of our markets is likely to remain intense, or increase in intensity and, as deregulatory influences affect markets outside the U.S., competition in non-U.S. markets is increasing to a level similar to the intense competition in the U.S.

The ICS business faces competition for its voice trading services from communication services providers’ traditional processes and new companies that may be able to create centralized trading solutions that replicate ICS’s voice trading platforms. The ICS business’ PrivateExchange and AssuredAxcess solutions may compete with communication services providers’ traditional processes, communication services providers themselves and potentially other companies that provide software and services to communication services providers. The ICS business faces competition for its data trading services from ISPs and Internet capacity resellers, and to a lesser extent, software-based, Internet infrastructure companies and Internet network service providers. These companies may be more effective in attracting voice traffic than the Exchange and Carrier Services offerings (“Carrier Services”).

Once communications services providers have established business relationships with competitors to the ICS business, it could be extremely difficult to convince them to utilize the Exchange or Carrier Services. These competitors may be able to develop services or processes that are superior to ICS’s services or processes, or that achieve greater industry acceptance. Where the ICS business competes with traditional processes, it may be particularly difficult to convince customers to utilize the Exchange or Carrier Services.

18

Since the Exchange provides full disclosure of prices offered by participating sellers on an anonymous basis, buyers may choose to purchase network capacity through the Exchange instead of sending traffic to their existing suppliers at pre-determined, and often higher, contract prices. If suppliers of communications capacity fear or determine that the price disclosure and spot market limit order mechanisms provided by the Exchange will “cannibalize” the greater profit-generating potential of their existing businesses, they may choose to withdraw from the Exchange. If participants withdraw from the Exchange in significant numbers, it could cause the Exchange to fail and materially harm the ICS business.

Many of our competitors are significantly larger than us and have substantially greater financial, technical and marketing resources, larger networks, a broader portfolio of service offerings, greater control over network and transmission lines, stronger name recognition and customer loyalty, long-standing relationships with our target customers and lower debt-leverage ratios. As a result, our ability to attract and retain customers may be adversely affected. Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry.

Several long-distance carriers in the U.S., and Canada and the major wireless carriers and cable companies have introduced pricing and product bundling strategies that provide for fixed, low rates or unlimited plans for domestic and international calls. This strategy could have a material adverse effect on our net revenue per minute, results of operations and financial condition if our pricing, which we set to remain competitive, is not offset by similar declines in our costs. We compete on the basis of price, particularly with respect to our sales to other carriers, and also on the basis of customer service and our ability to provide a variety of telecommunications products and services. If such price pressures and bundling strategies intensify, we may not be able to compete successfully in the future, may face quarterly revenue and operating results variability, and may have heightened difficulty in estimating future revenues or results.

Given strong competition in delivering individual and bundled local, wireless, broadband, DSL and VoIP services, we may not be able to operate successfully or expand these parts of our business.

We have accelerated initiatives to become an integrated wireline and broadband service provider in order to counter competitive pricing pressures initiated by large incumbent providers in certain of the principal markets where we operate and to stem the loss of certain of our wireline voice and Internet customers to our competitors’ bundled wireline, wireless and broadband service offerings. Our primary competitors include incumbent telecommunications providers, cable companies and other ISPs that have a significant presence in the relevant market or internationally. Many of these operators have substantially greater resources, capital and operational experience than we do. We are experiencing increased competition from traditional telecommunications carriers, cable companies and other new entrants that have expanded into the market for broadband, VoIP, Internet services, data and hosting and traditional voice services. In addition, regulatory developments may impair our ability to compete. Therefore, future operations involving these individual or bundled services may not succeed in the competitive environment, and we (1) may not be able to expand successfully; (2) may experience margin pressure; (3) may face quarterly revenue and operating results variability; (4) may have limited resources to develop and to market our new services; and (5) may have heightened difficulty in establishing future revenues or results. As a result, there can be no assurance that we will reverse revenue declines in our traditional long-distance voice and dial-up ISP services or maintain or increase revenues or be able to generate sufficient income from operations or net income in the future or on any predictable or timely basis.

Our positioning in the marketplace and intense domestic and international competition in these services places a significant strain on our resources, and if not managed effectively, could result in operational inefficiencies and other difficulties.

Our positioning in the marketplace to focus on Growth Services segments of the telecom market, including broadband, and VoIP, may place a significant strain on our management, operational and financial resources and increase demand on our systems and controls. To manage our market positioning effectively, we must continue

19

to implement and improve our operational and financial systems and controls, invest in critical network infrastructure to expand its coverage and capacity including to maintain or improve our service quality levels, purchase and utilize other transmission facilities, evolve our support and billing systems and train and manage our employee base. If we inaccurately forecast the movement of traffic onto our network, we could have insufficient or excessive transmission facilities and disproportionate fixed expenses. As we proceed with our development, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, support, sales and marketing, administrative resources, network infrastructure, maintenance and upgrading. For instance, we may encounter delays or cost-overruns or suffer other adverse consequences in implementing new systems when required.

We have experienced significant historical, and may experience significant future, operating losses and net losses, which may hinder our ability to meet our debt service or working capital requirements.

While we recognized net income of $27.9 million in 2012 (after taking into account $94.3 million of gain from the sale of discontinued operations, net of tax), we incurred a net loss of $38.7 million in 2011 and have incurred losses in prior periods. We cannot assure you that we will recognize net income in future periods. If we cannot generate net income or sufficient operating profitability, we may not be able to meet our debt service or working capital requirements.

A deterioration in our relationships with facilities-based carriers could have a material adverse effect upon our business.

We primarily connect our customers’ telephone calls and data/Internet needs through transmission lines that we lease under a variety of arrangements with other facilities-based local, wireless, broadband, data and long-distance carriers. Many of these carriers are, or may become, our competitors. Our ability to maintain and expand our business depends on our ability to maintain favorable relationships with the facilities-based carriers from which we lease transmission lines. If our relationship with one or more of these carriers were to deteriorate or terminate, for any reason, it could have a material adverse effect upon our cost structure, service quality, network diversity, results of operations, financial condition and cash flows.

Uncertainties and risks associated with international markets and regulatory requirements could adversely impact our international operations.

We have significant international operations and, for the year ended December 31, 2012, derived about 86% of our net revenues by providing services outside of the U.S. We are smaller than the principal or incumbent telecommunications carriers that operate in each of the jurisdictions where we operate, including in international markets. In these markets, incumbent carriers: (1) are likely to modify and/or control access to, and pricing of, the local networks; (2) enjoy better brand recognition and brand and customer loyalty; (3) generally offer a wider range of products and services; and (4) have significant operational economies of scale, including a larger backbone network and longer term customer and supplier agreements on generally better prevailing terms. Moreover, the incumbent carriers may take many months to allow competitors, including us, to interconnect to their switches within our territory, and we are dependent upon their cooperation in migrating customers onto our network. There can be no assurance that we will be able to: (A) obtain the permits and operating licenses required for us to operate in the new service areas; (B) obtain access to local transmission facilities on economically acceptable terms; or (C) market services in international markets.

In addition, operating in international markets generally involves additional risks, including unexpected changes or uncertainties in regulatory requirements, taxes, tariffs, customs and duties. Given the nature of our operations and uncertainties in, or the absence of definitive regulations or interpretations concerning, the taxation of (including value added tax of) certain aspects of our business in certain international jurisdictions in which we conduct operations or derive taxable revenue (or may be construed by such authorities as conducting operations or deriving taxable revenue), we may become subject to assessments for taxes (which may include penalties and

20

interest) which are either unexpected, or have not been accrued for in our historical results of operations or both. Such developments, in addition to the other uncertainties and risks described above, could have adverse consequences that might result in restatement of prior period results of operations and unanticipated liquidity demands. Additional operating risks and uncertainties in operating in international markets include trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, restrictions and costs associated with the repatriation of funds, technology export and import restrictions, and seasonal reductions in business activity. Our ability to operate and grow our international operations successfully could be adversely impacted by these risks and uncertainties, particularly in light of the fact that we derive such a large percentage of our revenues from outside of the U.S.

The telecommunications industry is rapidly changing, and if we are not able to adjust our strategy and resources effectively in the future to meet changing market conditions, we may not be able to compete effectively.

The telecommunications industry is changing rapidly due to deregulation, privatization, consolidation, technological improvements, availability of alternative services such as wireless, broadband, DSL, Internet, VoIP, data and hosting and wireless broadband through use of the fixed wireless spectrum, and the globalization of the world’s economies. In addition, alternative services to traditional fixed wireline services, such as wireless, broadband Internet and VoIP services, are a substantial competitive threat. As the overall market for domestic and international long-distance and traditional local services continues to decline in favor of Internet-based, wireless, and broadband communications, revenue contribution from our Traditional Services has been consequently declining. If we do not adjust to meet changing market conditions or do not have adequate resources, we may not be able to compete effectively. The telecommunications industry is marked by the introduction of new product and service offerings and technological improvements. Achieving successful financial results will depend on our ability to anticipate, assess and adapt to rapid technological changes, and offer, on a timely and cost-effective basis, services, including the bundling of multiple services that meet evolving industry standards. If we do not anticipate, assess or adapt to such technological changes at a competitive price, maintain competitive services or obtain new technologies on a timely basis or on satisfactory terms, our financial results may be materially and adversely affected.

The rapid enhancement of VoIP and Internet technology may result in increasing levels of traditional domestic and international voice long-distance traffic being transmitted over the Internet, as opposed to traditional telecommunication networks. As a result, competition is intense to switch customers to VoIP product offerings in the U.S. and internationally. Currently, there are significant capital investment savings and cost savings associated with carrying voice traffic employing VoIP technology, as compared to carrying calls over traditional networks. Thus, there exists the possibility that the price of traditional long-distance voice services will decrease in order to be competitive with VoIP. Our ability to retain our existing customer base and generate new customers effectively, either through our traditional network or our own VoIP offerings, may be adversely affected by accelerated competition arising as a result of VoIP initiatives, as well as regulatory developments that may impede our ability to compete, such as restrictions on access to broadband networks owned and operated by others and the requirements to provide E911 services. As competition intensifies as a result of deregulatory, market or technological developments, our results of operations and financial condition could be adversely affected.

If we are not able to operate a cost-effective network, we may not be able to grow our business successfully.

Our long-term success depends on our ability to design, implement, operate, manage, maintain and upgrade a reliable and cost-effective network infrastructure. In addition, we rely on third party equipment and service vendors to enable us to expand and manage our global network and to provide local, broadband Internet, data and hosting and wireless services. If we fail to generate additional traffic on our network, if we experience technical or logistical impediments to our ability to develop necessary aspects of our network or to migrate traffic and customers onto our network, or if we experience difficulties with our third party providers, we may not achieve desired economies of scale or otherwise be successful in growing our business.

21

If we are not able to use and protect intellectual property domestically and internationally, it could have a material adverse effect on our business.

Our ability to compete depends, in part, on our ability to use intellectual property in the U.S. and internationally. We rely on a combination of patents, trademarks, copyrights, domain names, trade secrets, licenses and other contractual arrangements to protect our intellectual property. We are subject to the risks of claims and litigation alleging infringement of the intellectual property rights of others and may need to litigate against others to protect our intellectual property rights. The telecommunications industry is subject to frequent litigation regarding patent and other intellectual property rights. Any such litigation could result in substantial costs and diversion of resources that could have a material effect on our business, financial condition and/or operations. Furthermore, there can be no assurance that we would be successful in any such litigation.

We rely upon certain technology, including hardware and software, licensed from third parties. There can be no assurance that the technology licensed by us will continue to provide competitive features and functionality or that licenses for technology currently used by us or other technology that we may seek to license in the future will be available to us on commercially reasonable terms or at all. The loss of, or our inability to maintain existing licenses, could result in shipment delays or reductions until equivalent technology or suitable alternative products could be developed, identified, licensed and integrated and could cause service disruption to our customers. Such delays or reductions in the aggregate could harm our business, and there can be no assurance that suitable alternative products would be available.

We also rely on indemnification provisions from third parties to protect against claims of infringement regarding the licensed technology, which indemnification could be affected by, among other things, the financial strength of the licensor. Furthermore, effective intellectual property protection may not be available in every country where we do business. Any significant impairment of our intellectual property or other licensed rights could harm our business and/or our ability to compete effectively.

The loss of key personnel could have a material adverse effect on our business.

The loss of the services of our Chairman of our board of directors, President and Chief Executive Officer or other key personnel, or our inability to attract and retain additional key management, technical and sales personnel, could have a material adverse effect upon our financial condition and results of operations.

RISKS ASSOCIATED WITH OUR FINANCIAL STATEMENTS

At various times in the past, our disclosure controls and procedures and internal control over financial reporting have been determined not to be effective. If we fail to maintain effective internal control over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

At various times in the past, in evaluating the effectiveness of our internal control over financial reporting, our management identified control deficiencies in our controls and procedures in the areas of accounting for income taxes and for foreign currency transaction gain (loss), and management concluded in each case that the control deficiency in our internal controls over financial reporting constituted a material weakness. These deficiencies represented a material weakness in internal control over financial reporting on the basis that there was more than a remote likelihood that a material misstatement in our interim or annual financial statements could occur and would not be prevented or detected by our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Our management has taken steps in each case to address the control deficiencies and has concluded that we maintained effective internal control over financial reporting as of September 30, 2013 and that our disclosure controls and procedures were effective as of that date. However, we

22

cannot assure you that additional material weaknesses in our internal control over financial reporting or deficiencies in the effectiveness of our disclosure controls and procedures will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, and cause us to fail to timely meet our periodic reporting obligations or result in material misstatements in our financial statements. The existence of a material weakness could result in future errors in our financial statements that could result in a restatement of financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information.

We may encounter difficulties and incur costs in pursuing the divestiture plan associated with our ICS business unit, which could adversely impact our business and results of operations.

On June 28, 2012, PTGi’s Board of Directors committed to dispose of and is actively soliciting a sale or other disposition of the company’s ICS business unit. We may not be able to achieve the full strategic and financial benefits we expect from the divestiture of our ICS business unit. There is no guarantee that the planned divestiture will occur or will not be significantly delayed, and there can be no assurance that analysts and investors will place greater value on the company following any such divestiture. Completion of the plan of divestiture is also subject to a number of factors. Our divestiture plan may require a substantial amount of management, administrative and operational resources. These demands may distract our employees from the day-to-day operations of our other business units. If we are unable to successfully address any of these risks, our business and results of operations may be adversely impacted.

The members of the Exchange may not trade on the Exchange or utilize ICS’s other services due to, among other things, the lack of a liquid market, which may materially harm the ICS business. Volatility in trading volumes may have a significant adverse effect on the ICS business’ financial condition and operating results, which could have a negative impact on the amount we may realize from the planned sale of ICS.

Traditionally, communication services providers buy and sell network capacity in a direct, one-to-one process. The members may not trade on the Exchange unless it provides them with an active and liquid market. Liquidity depends on, among other things, the number of buyers and sellers and the number of competitively priced routes that actively trade on a particular communications route. ICS’s ability to increase the number of buyers that actively trade on the Exchange will depend on, among other things, the willingness and ability of prospective sellers to satisfy the quality criteria and price parameters imposed by prospective buyers and on the increased participation of competing sellers from which a buyer can choose in order to obtain favorable pricing, achieve cost savings and consistently gain access to the required quality services. ICS’s ability to increase the number of sellers that actively trade on the Exchange will depend upon the extent to which there are sufficient numbers of prospective buyers available to increase the likelihood that sellers will generate meaningful sales revenues. Alternatively, the members may not trade on the Exchange if they are not able to realize significant cost savings. This may also result in a decline in trading volume and liquidity of the Exchange. Trading volume is additionally impacted by the mix of hundreds of geographic markets traded on the Exchange. Each market has distinct characteristics, such as price and average call duration. Declines in the trading volume on the Exchange would result in lower revenues to ICS and would adversely affect ICS’s profitability because of ICS’s fixed cost structure.

If the Exchange continues to be an active, liquid market in which lower-priced alternatives are available to buyers, sellers may conclude that further development of the Exchange will erode their profits and they may stop offering communications capacity on the Exchange.

There have been adverse changes in the public and private equity and debt markets for communication services providers that have affected their ability to obtain financing or to fund capital expenditures. In some cases, the significant debt burden carried by certain communication services providers has adversely affected their ability to pay their outstanding balances with ICS and some of the members have filed for bankruptcy as a result of their debt burdens.

23

In certain instances, ICS offers its customers a fixed rate for specific markets for a set duration. ICS may assume the risk on the price of the minutes and ICS may not be able to secure the prices from sellers to ensure ICS does not lose money on the minutes purchased by the buyers. ICS could incur significant losses related to having a higher cost of minutes sold in relation to the price offered to the buyer of this service.

Any breach of security relating to confidential information of the members or customers could result in legal liability to ICS and a reduction in use of the Carrier Services or Exchange or cancellation of Arbinet’s services, any of which could materially harm ICS’s business.

Maintaining international operations will subject ICS to additional risks and uncertainties.

ICS maintains international operations, which will subject ICS to additional risks and uncertainties. ICS has established delivery points in New York City, London, Frankfurt, Miami and Hong Kong. Foreign operations are subject to a variety of additional risks that could have an adverse effect on ICS’s business, including:

•	difficulties in collecting accounts receivable and longer collection periods;

•	changing and conflicting regulatory requirements;

•	potentially adverse tax consequences;

•	tariffs and general export restrictions;

•	difficulties in integrating, staffing and managing foreign operations;

•	political instability;

•	seasonal reductions in business activity during the summer months in Europe and certain other parts of the world;

•	the impact of local economic conditions and practices;

•	potential non-enforceability of ICS’s intellectual property and proprietary rights in foreign countries; and

•	fluctuations in currency exchange rates.

ICS’s inability to manage these risks effectively could result in increased costs and distractions and may adversely affect ICS’s business, financial condition and operating results, which could negatively impact the amount we may realize from the planned sale of ICS.

Any failure of ICS’s physical infrastructure, including undetected defects in technology, could lead to significant costs and disruptions that could reduce its revenue and harm its business reputation and financial results, which could negatively impact the amount we may realize from the planned sale of ICS.

ICS’s business depends on providing customers with highly reliable service. ICS must protect its infrastructure and any colocated equipment of the members located in ICS’s exchange delivery points, or EDPs. ICS’s EDPs, the technology and the services ICS provides are subject to failure resulting from numerous factors, including:

•	human error;

•	physical or electronic security breaches;

•	fire, earthquake, flood and other natural disasters;

•	water damage;

•	power loss; and

•	terrorism, sabotage and vandalism.

24

Problems at one or more of ICS’s EDPs, whether or not within ICS’s control, could result in service interruptions or significant equipment damage. Any loss of services, equipment damage or inability to terminate voice calls or supply Internet capacity could reduce the confidence of the members and customers and could consequently impair ICS’s ability to obtain and retain members and customers, which would adversely affect both ICS’s ability to generate revenues and its operating results.

RISKS ASSOCIATED WITH OUR LIQUIDITY NEEDS, INDEBTEDNESS AND SECURITIES

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such disposition may not be adequate to meet our debt service obligations then due.

The 10% Notes Indenture contains significant operating and financial restrictions which may limit our ability and our restricted subsidiaries’ ability to operate their businesses.

The indenture (as amended or supplemented from time to time, the “10% Notes Indenture”) contains significant operating and financial restrictions on PTGi and its restricted subsidiaries. These restrictions limit the ability of PTGi and its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	transfer or sell assets;

•	agree to restrictions on the ability of restricted subsidiaries to make payments to us or the issuer;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our or the issuer’s assets; and

•	engage in transactions with affiliates.

These restrictions could limit the ability of PTGi and its restricted subsidiaries to finance their future operations or capital needs, make acquisitions or pursue available business opportunities. PTGi and its restricted subsidiaries may be required to take action to reduce their debt or act in a manner contrary to their business objectives to satisfy these covenants. Events beyond the control of PTGi and its restricted subsidiaries, including changes in economic and business conditions in the markets in which they operate, may affect their ability to do

25

so. PTGi and its restricted subsidiaries may not be able to satisfy these covenants. A breach of any of the covenants in the 10% Notes Indenture could result in a default under the 10% Notes Indenture, which could lead to the debt under the 10% Notes Indenture becoming immediately due and payable and foreclosure on our assets that secure our obligations with respect to our 10% Senior Secured Notes due 2017 and 10% Senior Secured Exchange Notes due 2017 (collectively, the “10% Notes”). A default under the10% Notes Indenture could, in turn, result in a default under other debt instruments and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such obligations, if any. Any such defaults could materially impair our financial conditions and liquidity.

We have a substantial amount of indebtedness.

As of December 31, 2012, we had $127.069 million of long-term obligations. Our substantial indebtedness has important consequences. For example, it:

•	limits our ability to borrow additional funds;

•	limits our flexibility in planning for, or reacting to, changes in our business and our industry;

•	increases our vulnerability to general adverse economic and industry conditions;

•	limits our ability to make strategic acquisitions;

•

requires us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate activities; and

•	places us at a competitive disadvantage compared to competitors that have less debt.

Interest costs related to our debt are substantial and, as a result, the demands on our cash resources are significant. Our ability to make payments on our debt and to fund operations and planned capital expenditures will depend on our future results of operations and ability to generate cash. Our future results of operations are, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Despite current indebtedness levels and restrictive covenants, we and our subsidiaries may still be able to incur substantial additional debt, which could exacerbate the risks described above.

We may incur additional debt in the future, including debt secured by the collateral that secures our 10% Notes, as well as other assets that do not secure such notes. Although the 10% Notes Indenture contains, and future indebtedness documents may contain, restrictions on our ability to incur additional indebtedness, those restrictions are, or may be, subject to a number of exceptions, and the indebtedness incurred in compliance with those restrictions could be substantial. In addition, if we are able to designate some of the restricted subsidiaries under the 10% Notes Indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in such Indenture and engage in other activities in which restricted subsidiaries may not engage. If we incur any additional secured debt that ranks equally with the 10% Notes, the holders of that debt will be entitled to share ratably with the holders of the 10% Notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. Adding new debt to current debt levels could intensify the related risks that we now face.

There are no assurances that our common stock will remain listed on the NYSE.

On June 23, 2011, PTGi began to trade its common stock on the NYSE under the ticker symbol “PTGi.” At that time, trading of its common stock on the OTC Bulletin Board under the ticker symbol “PMUG” ceased. In order to maintain the listing of PTGi’s common stock on NYSE, we must comply with listing requirements with respect to, among other things, corporate governance, communications with stockholders and the trading price of PTGi’s common stock. Although we believe that we are currently in compliance with NYSE listing standards,

26

there can be no assurance that we will continue to be in compliance in the future. If we fail to comply with these listing standards, NYSE could delist PTGi’s common stock. In the event of a delisting of PTGi’s common stock from NYSE, we cannot assure you that our common stock would be listed on an alternate stock exchange. Moreover, a delisting of PTGi’s common stock from NYSE could materially and adversely affect, among other things, the liquidity of PTGi’s common stock, the market price of PTGi’s common stock, and our access to capital markets.

ADDITIONAL RISKS RELATED TO REGULATION

We are subject to constantly changing regulation, both in the U.S. and abroad, including the imposition of fees and taxes, the potential adverse effects of which may have a material adverse effect on our competitive position, growth and financial performance.

Our operations are subject to constantly changing regulation. There can be no assurance that future regulatory changes will not have a material adverse effect on us, or that domestic, foreign or international regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations, any of which could have a material adverse effect upon our competitive position, growth and financial performance. As a multinational telecommunications company, we are subject to varying degrees of regulation in each of the jurisdictions in which we provide our services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. Enforcement and interpretations of these laws and regulations can be unpredictable and are often subject to the informal views of government officials. Potential future regulatory, judicial, legislative, and government policy changes in jurisdictions where we operate could have a material adverse effect on us. Many regulatory actions are underway or are being contemplated by governmental agencies, including the ongoing FCC initiative to promote expanded broadband services in the U.S. It is impossible to predict at this time what specific rules or requirements the FCC will propose or adopt, or how any such rules or requirements would affect our business or financial results.

The FCC or Congress in the United States and the Canadian Radio-television and Telecommunications Commission, or CRTC, or Parliament in Canada may revise how companies like us contribute to certain federal programs that could increase our costs, reduce our profitability, or make our services less competitive in the communications marketplace.

In the U.S., the Communications Act and associated FCC regulations require that every provider of interstate telecommunications contribute, on an equitable and non-discriminatory basis, to federal universal service mechanisms established by the FCC, which affects our cost of providing services. At present, these contributions are calculated based on contributors’ interstate and international revenue derived from U.S. end users for telecommunications or telecommunications services, as those terms are defined under FCC regulations. The FCC has announced its intention to propose new rules regarding universal service contribution. These new proposals would likely affect most of our competitors, but not all of our competitors would be affected in the same way or to the same degree as we would be. It is impossible to predict the impact of these new proposals, if adopted, on our operations and financial results. We cannot predict whether the FCC will adopt any particular contribution methodology, nor can we predict the potential impact on our business at this time. A revised contribution methodology could increase our contribution obligation, including increasing our contribution disproportionately compared to some of our competitors. In such event, we may need to either raise the total amount of our consumer’s bills, potentially making us less competitive with other providers of communications services, or reduce our profit margins.

We are subject to similar contribution obligations in Canada. These obligations include percentage-of-revenue based contributions to subsidize the provision of telephone service in high cost service areas, percentage-of-revenue based contributions to fund CRTC telecommunications regulatory activities, and percentage-of-revenue based contributions to fund Canadian numbering resource administration. Any change to these regulations may increase or decrease our contribution obligations, operations and financial results.

27

In the U.S. and Canada, there is increasing regulation of VoIP service offerings. Increased regulation may increase our costs, reduce our profit margins, or make our services less competitive in the communications marketplace.

Increasingly, laws, regulations or rulings that apply to traditional telephone services are being extended to commerce and communications services that utilize Internet Protocol, including VoIP. The increasing growth of the VoIP market and popularity of VoIP products and services heighten the risk that governmental agencies will continue to increase the level of regulation applied to VoIP and the Internet. We are unable to predict the impact, if any, that future legislation, judicial decisions or regulations concerning Internet Protocol enabled products and services may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, fees, charges, surcharges, and taxation of VoIP services, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, filing requirements, consumer protection, public safety issues like E911, CALEA, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The rules that the FCC has already extended to interconnected VoIP providers include:

•

Rules with respect to the use of CPNI requiring VoIP providers to adhere to particular customer approval processes when using CPNI outside of pre-defined limits and when using CPNI for marketing purposes, and requiring VoIP providers to take certain steps to verify a customer’s identity before releasing any CPNI over the telephone or the Internet, and to report unauthorized disclosures of CPNI;

•

In April 2010, the FCC adopted a Notice of Inquiry regarding the possible establishment of a voluntary “cyber security” certification program. At present it is not possible to predict whether any new formal or informal requirements will arise from this proceeding or how any such requirements might affect our business;

•

The disability access requirements of Sections 225 and 255 of the Communications Act, which have been interpreted by the FCC to require interconnected VoIP providers to contribute to the telecommunications relay services fund and offer 711 abbreviated dialing access to relay services, and to ensure that VoIP services are accessible to persons with disabilities, if reasonably achievable. In August 2010, the FCC adopted a Further Order and Notice of Proposed Rulemaking with respect to hearing aid compatibility requirements applicable to various services. In April 2012, the FCC released an order adopting technical standards governing hearing aid compatibility for mobile phones. We cannot predict at this time what additional hearing aid compatibility or other disability access requirements the FCC will establish, if any, or how any such new requirements may affect us;

•	Rules requiring VoIP providers to configure VoIP networks in a manner that facilitates lawful surveillance under CALEA;

•

Rules requiring VoIP providers to permit customers to retain their assigned telephone numbers when changing carriers including newly established requirements to process customer carrier changes on an expedited basis;

•	Rules requiring VoIP providers to provide access to E911 services on terms generally similar to those provided by traditional landline carriers;

•

In April 2010, the FCC adopted a Notice of Inquiry regarding the survivability of broadband infrastructure, including in the case of damage due to natural or human-caused disasters or public emergencies;

•

In December 2010, the FCC released a Notice of Inquiry regarding “Next Generation 9-1-1” service. On February 22, 2012, Congress enacted the Next Generation 9-1-1 Advancement Act of 2012 as part of the Middle Class Tax Relief and Job Creation Act of 2012. Section 6509 of the Act directs the Commission to issue a report, within one year of enactment, containing recommendations for the legal and statutory framework for Next Generation 9-1-1 (NG9-1-1) services. The FCC has opened a

28

proceeding to consider the recommendations to be made in the report. It is uncertain whether the FCC will adopt specific requirements arising from these proceedings or, if it does, how and whether any such requirements will affect us;

•	Rules requiring VoIP providers to pay regulatory fees based on reported interstate and international revenues, including universal service fees;

•	Rules requiring VoIP providers to provide notice to customers of discontinuance of service in some circumstances;

•	Rules that extend outage reporting requirements to interconnected VoIP providers;

•

In July 2011, the FCC released a Notice of Proposed Rulemaking, seeking comment on proposed rules designed to assist consumers in detecting and preventing the placement of unauthorized charges on their telephone bills, an unlawful practice commonly referred to as “cramming.” On April, 27, 2012, the FCC released an Order and Further Notice of Proposed Rulemaking establishing rules governing cramming. The FCC found that the record in the proceeding did not demonstrate a need for rules to address cramming for VoIP customers at this time, but requested comment on any developments concerning cramming for VoIP customers. At this time we cannot predict whether the FCC will adopt cramming rules applicable to VoIP or other services, nor can we predict its potential impact on our business; and

•

In November 2011, the FCC released an Order requiring VoIP providers to pay intercarrier compensation for the exchange of PSTN-VoIP traffic, the reduction of default payment rates, and the provision of signaling information with VoIP calls. The Order broadly reforms the system of default rates that apply to payments between regulated service providers going forward, but does not resolve past disputes. To the extent that another provider were to assert that the traffic we exchange with them is subject to higher levels of compensation than we, or the third parties terminating our traffic to the PSTN, pay today (if any), our termination costs could initially increase, but ultimately will be reduced as the intercarrier compensation system transitions to bill-and-keep. We cannot predict the full impact of the FCC’s Order at this time.

In Canada the CRTC has extended rules to interconnected VoIP providers that are similar to certain of those described above for the U.S., which rules are also subject to change from time to time.

We may become subject to increased obligations with regard to accessibility obligations for people with disabilities and more of our service offerings may become subject to disabilities access obligations.

In October 2011, the FCC ruled that VoIP services are subject to Sections 255 and 716 of the Act regarding requirements to ensure that people with disabilities have access to certain services. As such, VoIP providers and other providers of advanced communications services (and manufacturers of equipment used for such services) must ensure that their services and products are accessible to people with disabilities, unless it is not achievable to do so. The FCC also established recordkeeping, certification, and enforcement provisions related to the disability access provisions it adopted. If and to the extent that we are determined to be out of compliance with the FCC’s disability access requirements, we may be subject to fines, penalties, cease and desist orders prohibiting us from providing service on the federal and state levels or any combination of the foregoing. The FCC’s review of disability access related requirements remains ongoing, and at this time, we cannot predict whether we will be subject to additional accessibility requirements.

In Canada, we are subject to certain regulatory obligations related to the accommodation of people with disabilities. These obligations include, for example, the provision of materials in alternative formats, the provision of relay services and requirements related to website format and content. If and to the extent that we are determined to be out of compliance with these obligations, we may be subject to orders to comply and/or revocation of registrations that are required to operate our business.

29

Other international governmental regulation could limit our ability to provide our services, make them more expensive and may have a material adverse effect on our competitive position, growth and financial performance.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively or at all, which could limit our growth. We cannot make assurances that these conditions will not have a material effect on our revenues and growth in the future. International regulatory considerations that affect or limit our business include general changes in access charges and contribution payments that could adversely affect our cost of providing long-distance, wireless, broadband, VoIP, local and other services. Any adverse developments implicating the foregoing could materially adversely affect our business, financial condition, results of operations and prospects.

We may be exposed to significant liability resulting from our noncompliance with FCC orders regarding E911 services.

As of November 2005, FCC rules require VoIP providers interconnected to the public switched telephone network to provide E911 service in a manner similar to traditional wireline carriers. Like many interconnected VoIP providers, Lingo, a subsidiary of ours which sells such services, was able to meet this deadline for some but not all of its customers. We sought a waiver from the FCC asking for additional time to complete deploying our E911 service. The FCC has not yet addressed our waiver petition. As of December 31, 2012, approximately 99% of our Lingo customers were equipped with E911 service as required by the FCC’s rules. If and to the extent that we are determined to be out of compliance with the FCC order regarding E911 services we may be subject to fines, penalties and cease and desist orders prohibiting Lingo from providing service on the federal and state levels or any combination of the foregoing.

The FCC rules also require interconnected VoIP providers to distribute stickers and labels informing customers of the limitations on their emergency services as compared with traditional landline E911 service, as well as to notify and obtain affirmative acknowledgement from customers that they are aware of those limitations. The FCC’s Enforcement Bureau released an order providing that the Enforcement Bureau will not pursue enforcement against interconnected VoIP providers that have received affirmative acknowledgement from at least 90% of their subscribers. We have received affirmative acknowledgement from substantially all of our customers, and, therefore, believe that we have effectively satisfied this requirement.

We may be exposed to significant liability based on the differences between our E911 services and those delivered by traditional providers of telephony services.

Lingo’s current E911 services, like those offered by other providers of VoIP services, are more limited than the 911 services offered by traditional wireline telephone companies. These limitations may cause significant delays, or even failures, in callers’ receipt of emergency assistance. Despite the fact that we have notified our customers and received affirmative acknowledgement from substantially all of our customers that they understand the differences between the access Lingo provides to emergency services as compared to those available through traditional wireline telephony providers, affected parties may attempt to hold us responsible for any loss, damage, personal injury or death suffered as a result of certain failures to comply with the FCC-mandated E911 service for interconnected VoIP providers. Our resulting liability could be significant.

Since 2008, interconnected VoIP providers and others involved in handling 911 calls have been afforded the same liability protections as mobile or wired telephone service providers when handling 911 calls. However, the applicability of the liability protection to 911 calling services that do not conform to the FCC’s VoIP E911 rules is unclear. As such, to the extent our services do not comply with the FCC’s VoIP E911 requirements we may still face significant and material liability due to failures of our E911 service to function properly. We may be similarly exposed to liability in Canada in connection with emergency services associated with our VoIP services in that country.

30

The FCC in the United States and the CRTC in Canada may impose additional E911 obligations on VoIP providers, like us, that may increase our cost, decrease our profits, or make our services less competitive with other providers of calling services.

The FCC is considering a number of changes regarding the applicability of E911 requirements to VoIP providers like us and has sought comment on whether nomadic interconnected VoIP providers should be required to offer automatic location information of their users without customers providing location information. The FCC also sought comment on (i) how far it can extend E911 obligations to other types of companies including device manufacturers, software developers and others, (ii) whether to apply the FCC’s 911 rules to “outbound-only” interconnected VoIP services (i.e., services that support outbound calls to the PSTN but not inbound voice calling from the PSTN); (iii) whether to develop a framework for ensuring that all covered VoIP providers can provide automatic location information for VoIP 911 calls; (iv) whether to revise the FCC’s definition of interconnected VoIP service; and (v) whether any amendment of the definition of interconnected VoIP service should be limited to 911 purposes, or should apply more broadly to other contexts.

The FCC is also considering whether E911 obligations should apply to other IP-enabled services.

At this time we cannot predict the outcome of these proceedings nor can we predict their potential impact on our business.

The CRTC has announced a review of the 911 service framework in Canada. This proceeding commenced in December 2012 and will review the 911 service frameworks for all telecommunication services, including wireline, wireless and VoIP. At this time we cannot predict the outcome of this proceeding nor can we predict its potential impact on our business. Any change to the 911 regulations applicable to our operations may increase our obligations and impact our operations and financial results.

Uncertainty regarding the rates we pay to interconnected telecommunications carriers in the U.S. may affect our profitability and increase the retail price of our service.

In November 2011, the FCC adopted a major reform of the rules governing payments between telecommunications carriers for the exchange of traffic that is necessary to complete long-distance telephone calls to the traditional telephone network. Under the new rules, LECs generally are prohibited from increasing their rates for termination and origination of long-distance calls (except for the origination charges of smaller telephone companies serving less than 2% of all telephone lines in the U.S.). Starting July 1, 2012, all LECs were required to reduce their charges for terminating in-state toll calls to the extent they are higher than the comparable charges for interstate calls, and after July 1, 2013, the charges for terminating in-state toll calls must be no higher than those for interstate calls. Starting July 1, 2014, LECs will be required to further reduce the rates for terminating both interstate and in-state long-distance calls in a series of steps until (in most cases) the rates are reduced to zero effective July 1, 2018. Charges for outgoing calls originated by U.S. customers are not required to be reduced, except for certain dedicated transport charges which are subject to the reductions described above, although the FCC is conducting a further rulemaking proceeding in which it will consider possible reductions to originating charges. The FCC’s decision is subject to petitions for reconsideration as well as multiple petitions for judicial review, which could result in changes in either the transition schedule or the ultimate elimination of terminating charges. Because of the continuing proceedings both at the FCC and in the courts, we face ongoing uncertainty as to our future costs for both originating and terminating telephone calls in the U.S. Further, we face uncertainty as to whether and how our competitors will adjust their retail prices in response to changes in the cost of call termination, which may affect our own pricing and profit margins.

We may not be able to comply with recent FCC requirements regarding the transfer of telephone numbers to other providers when customers change providers.

In 2008, the FCC clarified that interconnected VoIP providers, such as us, are subject to its rules regarding transferring the telephone numbers of customers that choose to obtain service from other providers, including both interconnected VoIP providers and traditional carriers. In 2009, the FCC released an order that reduces the

31

amount of time within which voice service providers must transfer a telephone number to a new provider. We, along with other VoIP providers, are now required to transfer telephone numbers on the shortened timeframe. We rely on our underlying, third party carriers to comply with these rules. Our underlying, third party carriers are currently in compliance with the FCC’s rules and we expect that they will remain in compliance. But should our underlying carriers fail to comply with the FCC rules, we may be subject to fines, penalties, or cease and desist orders.

States in the U.S. may subject our service to state USF obligations.

Several states have attempted to require nomadic interconnected VoIP providers to contribute to state USFs. One state, Nebraska, engaged in litigation with a provider of interconnected VoIP services similar to us. On July 16, 2009, Kansas and Nebraska filed a petition with the FCC requesting a declaratory ruling that states are not preempted from requiring nomadic interconnected VoIP providers to contribute to state USFs. The petition also sought a retroactive rule finding that states have been able to collect such contributions for an uncertain time period. On November 5, 2010, the FCC released an order granting the petition in part, clarifying that on a prospective basis states may extend USF contribution requirements to cover intrastate revenues of nomadic VoIP providers, so long as the state’s particular requirements do not conflict with federal law or policies. We cannot predict which states may seek to impose such contributions on us. Decisions by states to collect state USF contributions may result in increased state regulation of our service and increased costs associated with our services, which may lead to either lower profits or a less competitively priced service. Typically, state USF fees would be passed on to consumers. At this time, we cannot predict the outcome of individual state decisions or the impact such decisions might have on our business.

We may become subject to U.S. state or Canadian provincial regulation for certain service offerings.

A number of states have adopted the position that offerings by VoIP companies like us are subject to state regulation. These states generally base their jurisdiction to regulate such offerings based on whether a VoIP company is able to determine the beginning and end points of communications and whether such communications occur entirely within the boundaries of the respective state. We believe that the FCC has preempted states from regulating VoIP offerings. We cannot predict how this issue will be resolved or its impact on our business at this time but we could be subject to increased costs, reduced profitability, and fines or penalties.

Our operations in Canada are subject to Federal regulation. However, certain provinces have issued consumer protection legislation that seeks to apply to telecommunication services and operations. The validity of provincial regulations on a federally regulated service has not been tested or challenged by parties to date. We cannot predict how this issue will be resolved or its impact on our business at this time but we could be subject to increased costs, reduced profitability, and fines or penalties under provincial legislation.

Access to the Internet is required by us and our users in order to offer our services. If Internet access providers or other companies involved in handling Internet traffic are able to block, degrade or charge us so that we cannot offer quality services, we could incur additional costs or lose customers.

Our service offerings require that customers have access to broadband Internet access at a sufficient bandwidth in order to support call quality and other related services. We and our customers rely on service providers that have significant market power in the broadband Internet access marketplace including incumbent providers of wireline telephone services, cable companies and wireless companies. It is possible that some of these providers could take measures to degrade or disrupt our services, or increase the cost to us or our users to obtain access to certain levels of bandwidth necessary to make our service offerings.

On December 23, 2010, the FCC adopted an order that imposes “network neutrality” rules on providers of fixed and wireless broadband Internet access services, with wireless providers subject to a more limited set of

32

rules. Among other things, the rules: (1) require providers of consumer broadband Internet access to publicly disclose their network management practices and the performance and commercial terms of their broadband Internet access services; (2) prevent broadband Internet access providers from blocking lawful content, applications, services, or non-harmful devices, subject to reasonable network management; and (3) prevent broadband Internet access providers from unreasonably discriminating in the transmission of lawful network traffic over a consumer’s broadband Internet access service. While the substance of the rules and the process used by the FCC in adopting the rules differs from the FCC’s previous Internet policy principles that were called into question by the D.C. Circuit, questions remain concerning the FCC’s ability to adopt rules governing the conduct of fixed and wireless broadband Internet access providers. The FCC’s rules became effective on November 20, 2011. Several parties have appealed these rules to the U.S. Court of Appeals for the District of Columbia. We cannot predict to what extent these or any other appeals may succeed, nor can we predict what impact these rules may have on our business at this time. If an Internet access provider were to interfere with access to our products and services, such actions could result in a loss of existing users and increased costs, and could impair our ability to attract new users, thereby harming our revenue and growth.

We are subject to the requirements of the Federal Trade Commission’s new “Red Flag” identity theft rules.

We must comply with Section 114 of the Fair and Accurate Credit Transactions Act of 2003 (“FACTA”) and rules of the FTC that require “creditors” to develop and effectuate written internal programs to detect, prevent, and mitigate identity theft in connection with their accounts. The rules became effective on January 1, 2011, and we may be deemed to be a “creditor” as defined in the FACTA to the extent that we use consumer reports in connection with providing service to customers, or provide information to debt collectors or consumer reporting agencies.

On December 6, 2012, the Federal Trade Commission published an interim final rule that narrows the circumstances under which creditors are covered by the Red Flag Rule. The interim final rule amends the definition of ‘‘creditor’’ in the Red Flag Rule to clarify that a creditor is covered only if, in the ordinary course of business, it regularly obtains or uses consumer reports in connection with a credit transaction, furnishes information to consumer reporting agencies in connection with a credit transaction, or advances funds to or on behalf of a person, in certain cases. The FTC accepted public comment on the interim final rule until February 11, 2013, at which point such interim rule became effective.

We are taking steps to ensure compliance with the FTC’s rules, but if and to the extent that we are determined to be out of compliance with the rules we may be subject to fines, penalties, compliance orders or any combination of the foregoing.

Uncertainty regarding the rates we pay to incumbent telecommunications carriers in Canada may affect our profitability and the retail price of our service.

In 2008, the CRTC issued a decision that relieved the incumbent telecommunications carriers of the obligation to provide certain regulated wholesale services classified as non-essential subject to phase-out. Access to services classified as non-essential subject to phase-out is pursuant to negotiated commercial terms upon deregulation. More than a third of wholesale services have been deregulated as of 2012, including intra-exchange transport services which are used to interconnect our sites where we have located DSLAM equipment. The area likely to have the next-largest impact involves high-speed access to business services, which is to be deregulated in 2013. A further review of the framework and the continued regulation of wholesale services that remain regulated is scheduled to commence in 2014 but may commence earlier, including in 2013. In addition, a decision on the final regulated rates that will apply to the capacity-based billing framework for wholesale Internet access services approved in November 2011 is outstanding.

Accordingly, we face certain uncertainty and risks related to the ability to establish favorable negotiated agreements with the incumbents for wholesale services that have been and will be deregulated and in relation to

33

any changes to the regulated rates for services that remain regulated. We also face uncertainty as to whether and how our competitors will adjust their retail prices in response to changes to regulated rates or favorable negotiated agreements, which may affect our own pricing and profit margins.

RISKS RELATED TO THE SALE TRANSACTION

The pending sale transaction creates uncertainty about our future which could materially and adversely affect our business, financial condition and results of operations.

The pending sale transaction creates uncertainty about our future. Therefore, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the sale transaction or termination of the equity purchase agreement. In addition, while the sale transaction is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business;

•	the potential disruption to business partners and other service providers;

•

the loss of employees who may depart due to their concern about losing their jobs following the sale transaction or a shift in loyalty of employees of the businesses to be sold who see the purchasers as their de facto employer even before the consummation of the sale transaction; and

•	our inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations.

We cannot predict whether the closing conditions for the proposed transaction will be satisfied. As a result, we cannot assure you that the proposed transaction will be completed. If the closing conditions for the proposed transaction are not satisfied or waived, or if the transaction is not completed for any other reason, the market price of our common stock may decline.

Failure to consummate the transaction could result in disruption of our sales and marketing or other key business activities in our North America Telecom business, which may have an impact on our financial performance.

We have also incurred substantial transaction costs in connection with the sale transaction, and we will continue to do so until the consummation of the sale transaction.

The equity purchase agreement limits our ability to pursue alternatives to the sale transaction.

The equity purchase agreement contains provisions that make it substantially more difficult for us to sell Primus Telecommunications Group, Incorporated as an entire company, to any company other than the purchasers. Specifically, we were required to end discussions with respect to other alternative proposals when we entered into the equity purchase agreement. We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any alternative proposal or otherwise negotiate or provide non-public information regarding the businesses to be sold in connection with, an alternative proposal. However, if our board of directors determines in good faith that an unsolicited alternative proposal constitutes or is reasonably likely to lead to a superior proposal, we may participate in negotiations regarding the alternative proposal. These provisions, in addition to the requirement that we pay $3.87 million to the purchasers in connection with terminating the equity purchase agreement to pursue a superior proposal, could discourage a third party that might have an interest in acquiring us as a company, or our North America Telecom business, even if that party was prepared to pay consideration with a higher value than the purchase price to be paid by the purchasers.

34

We may not receive all regulatory approvals and consents required in order for us to consummate the sale transaction.

The sale transaction cannot be consummated until all required consents, approvals and waiting periods under applicable telecommunications laws have been received or have expired or terminated, as appropriate, and all other material governmental approvals and consents have been obtained and are in full force and effect. We and the purchasers have submitted or are in the process of submitting required filings in all of the relevant jurisdictions and have obtained certain of the required consents and approvals and certain of the waiting periods have expired. Although we do not expect regulatory authorities with whom we and the purchasers are still working to raise any significant objections in connection with their review of the sale transaction, we cannot be certain that we will obtain all remaining required regulatory approvals and consents, that certain regulatory approvals and consents may not be delayed or that any regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to us, the purchasers and our collective abilities to close the sale transaction.

The failure to consummate the sale transaction may materially and adversely affect our business, financial condition and results of operations.

The purchasers’ obligation to close the sale transaction is subject to a number of conditions, including our stockholders’ approval of the Sale Proposal, the receipt of the approvals and consents from regulatory authorities discussed above and the absence of a material adverse effect, as defined under “EQUITY PURCHASE AGREEMENT — Conditions to Closing” below. We cannot control some of these conditions and we cannot assure you that they will be satisfied, or that the purchasers will waive any that are not satisfied. If the sale transaction is not consummated, we may be subject to a number of risks, including the following:

•

we may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in an equivalent price to what is proposed in the sale transaction;

•	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the sale transaction will be consummated;

•	our relationships with our customers, suppliers and employees may be damaged beyond repair and our business may be harmed; and

•	in certain instances we may be required to pay the purchasers a break-up fee of $3.87 million.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations, which could cause the market value of our common stock to decline.

If the equity purchase agreement is terminated under specified circumstances we will be required to pay the purchasers a fee of $3.87 million. The requirement to pay this break-up fee may discourage third parties from submitting an alternative proposal.

Under the terms of the equity purchase agreement, we are required to pay the purchasers $3.87 million in cash if the equity purchase agreement is properly terminated by:

•

either us or the purchasers if the sale transaction has not closed by September 30, 2013, provided that both: (i) we breach representations, warranties or covenants which breach results in an uncured failure of a closing condition, (b) the sale transaction has been publicly announced and, (c) within 3 months following the termination of the equity purchase agreement, the sale transaction has been consummated or a definitive acquisition agreement been entered into;

•

either us or the purchasers if our stockholders do not approve the Sale Proposal, provided that both: (i) the sale transaction has been publicly announced and, (ii) within 3 months following the termination of the equity purchase agreement, the sale transaction has been consummated or a definitive acquisition agreement been entered into

35

•	the purchasers if our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal without also terminating the equity purchase agreement; or

•	us in order to enter into a transaction that is a superior proposal if our stockholders have not yet approved the Sale Proposal.

The requirement that we pay the purchasers the break-up fee may discourage third parties from submitting an alternative proposal as it could add to the price they would pay, or the value they would receive, in any such transaction.

The equity purchase agreement may expose us to contingent liabilities.

We have agreed to indemnify the purchasers for certain breaches of any representation, warranty or covenant made by us in the equity purchase agreement, subject to certain limitations. Our indemnification obligations are subject to limitations, but the limitation on our maximum exposure is quite high. In some instances our indemnification obligations are not subject to any limitations. Significant indemnification claims by the purchasers could materially and adversely affect our business, financial condition and results of operations.

Because our North America Telecom business represented 87.1% of our net revenues for the year end December 31, 2012, our business following the sale transaction will be substantially reduced and less diversified.

We may encounter unanticipated difficulties or challenges as we transition into a company where the remaining revenue is derived from our International Carrier Services business, under which we provide domestic and international minute transport and termination services and targets a diverse customer base including Tier 1 international carriers, multi-national carriers, wireless providers, VoIP providers, cable companies and ISPs. The reduction in the scale and scope of our business as a result of the sale transaction will expose a larger portion of our business to the type of risks associated with International Carrier Services. If we are unable to address and overcome these difficulties or challenges, we may not be successful with our remaining businesses.

We will be limited from using significant intellectual property rights and pursuing certain business opportunities following the consummation of the sale transaction.

Although our board of directors has determined that the sale transaction is in the best interests of us and our stockholders, by disposing of our North America Telecom business we are restricting our use of significant intellectual property rights. This includes the removal of all reference to the Primus trademark and all related intellectual property from us and our subsidiaries and affiliates, which therefore prevents us from continuing to do business under the Primus name.

The purchasers’ use of our trademarks and related brands following the consummation of the sale transaction under the trademark rights agreement and otherwise could adversely affect our business.

Our trademarks and related brands and associated goodwill represent a key component of the value of our business, and any impairment to the goodwill associated with our trademarks and related brands could adversely affect our business. The purchasers will acquire certain of our trademarks in the sale transaction, including but not necessarily limited to the Primus trademark, which will prevent us from doing business under the Primus name. As a result, following the consummation of the sale transaction, the goodwill associated with those trademarks and related brands will be partially dependent on the purchasers’ reputation and its use of our trademarks and related brands, which could be harmed due to factors outside of our control. If the purchasers fail to maintain the quality of the products with which they use our trademarks consistent with our historical standards, or if the purchasers’ reputation among consumers is harmed for any reason, the goodwill associated with our trademarks and related brands could be negatively impacted, which could have a material adverse effect on our business.

36

Our ability to complete the transaction may require us to redeem outstanding indebtedness.

Under the terms of the equity purchase agreement, we will be required to obtain the release of certain security interests related to our North American telecommunications business held pursuant to the terms of 10% Notes Indenture. In order to have these security interests released, we may decide to call for redemption all outstanding 10% Notes at 100% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of redemption. If we decide to redeem the 10% Notes and are unable to redeem the notes on the purchase date from the proceeds of the transaction or otherwise on the redemption date, we may not be able to complete the transaction or the timing of the completion of the transaction could be delayed, as well as result in an event of default under the 10% Notes Indenture and may also constitute a cross-default on other indebtedness (or the instruments governing such indebtedness) existing at that time.

Our directors and executive officers may have interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders.

Stockholders should be aware that our directors and executive officers have financial interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders generally. These interests include (i) special cash bonuses in connection with the sale transaction, (ii) pro-rated 2013 bonuses, (iii) severance payments and continued health benefits , and (iv) accelerated vesting of restricted stock unit awards (i.e., these restricted stock unit awards will vest and become fully exercisable or be paid and settled, as applicable). Our special committee and our board of directors was aware of and considered these potential interests, among other matters, in evaluating and negotiating the sale transaction and equity purchase agreement and in recommending to our stockholders that they approve the Sale Proposal. See “SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction” in this proxy statement for greater detail.

37

PROPOSAL #1

SALE PROPOSAL

Parties to the Acquisition

Primus Telecommunications Group, Incorporated

We are publicly traded on The New York Stock Exchange (or “NYSE”, symbol: PTGI). We are a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, metro fiber and Carrier Ethernet to business and residential customers in Canada and the United States. We are also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. We own and operate our own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, and fiber capacity in Canada. Founded in 1994, our principal executive offices are located at 460 Herndon Parkway, Suite 150, Herndon, VA 20170.

PTUS, Inc. and PTCAN, Inc.

PTUS, Inc. and PTCAN, Inc., which we refer to as the purchasers, are U.S. and Canadian shell companies, respectively, formed in 2013 to purchase the companies to be sold. The purchasers are affiliates of York Capital Management.

York Capital Management

York Capital Management is an investment firm established in 1991. The firm pursues a multi-strategy investment style and manages over $15 billion across several different investment strategies with offices in New York, London and Hong Kong.

Background of the Sale Transaction

Our special committee, formed on September 13, 2011, and our board of directors have, from time to time, engaged in a review of our business plans and other strategic alternatives as part of their ongoing activities. This process has included evaluating prospects and options pertaining to our businesses, the markets in which we compete and the possibility of pursuing strategic alternatives with a view towards enhancing value for our stockholders.

In late 2011, our special committee began to consider potential significant strategic transactions involving our company, including our North America Telecom business. For this initiative, in fall of 2011, our special committee retained Jefferies to serve as its financial advisor in connection with its consideration of strategic options for our company, including our North America Telecom business.

Following discussions with our special committee concerning the operations, financial profile and prospects for our company, Jefferies undertook a review of our company and, at our special committee’s request, prepared a list of potential buyers it believed might have an interest in acquiring our North America Telecom business. At our special committee’s request, Jefferies contacted numerous potential buyers, which included strategic buyers that could generate transaction synergies, and financial sponsors, in an effort to assess their level of interest in a possible transaction.

Between December 15, 2011 and March 8, 2012, we received indications of interest involving our North America Telecom business from certain potential buyers. Beginning on December 15, 2011, we, with the assistance of Jefferies, engaged in a due diligence process with certain potential buyers from whom we had received such preliminary indications of interest, by providing access to a virtual data room containing due diligence materials, and providing management presentations and due diligence sessions covering financial, IT, network, regulatory and other matters.

38

On November 1, 2012, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny & Myers LLP, or O’Melveny, our outside legal counsel, participated, to discuss a review provided by Jefferies of various strategic alternatives for our company, including our North America Telecom business.

Subsequent to the November 1, 2012 meeting, Jefferies, at the request of our special committee, continued to engage third parties that showed an interest in our North America Telecom business. As part of this process, O’Melveny prepared draft acquisition agreements that were uploaded to the virtual data room. Management meetings were conducted with and access to an updated virtual data room were provided to selected third parties. Potential buyers that had been given access to our updated virtual data room reviewed the due diligence materials we posted to such data room. Jefferies maintained dialogues with potential buyers to address questions and respond to due diligence requests.

By December 18, 2012, we had received two indications of interest for the sale of our North America Telecom business. On November 5, 2012 and December 18, 2012, we received non-binding proposals from York Capital Management, through certain of its affiliates (which we refer to as York), to acquire our North America Telecom business for cash consideration of $130 million on a cash-free and debt-free basis. On December 18, 2012, we received an indication of interest from Party A to acquire our North America Telecom business for cash consideration of $115 million on a cash-free and debt-free basis, $10 million of which would not be paid until 12 months after the closing of the transaction.

On December 18, 2012, we received a mark-up from York of the draft of the equity purchase agreement for the sale of our North America Telecom business that had been posted our virtual data room. Pursuant to its mark-up of the equity purchase agreement, York proposed a purchase price of $130 million, indemnification obligations of the company, an unspecified escrow amount to be released 24 months after the closing date to cover our indemnification obligations, an unspecified escrow amount to cover any post-closing working capital adjustments, a termination fee of $19.5 million (i.e., 15% of the proposed purchase price), and an unspecified cap on certain of our indemnification obligations.

On December 21, 2012, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, to discuss a review provided by Jefferies of various strategic alternatives for our business units and the various bids that had been received by potential buyers. The special committee discussed which bidders to enter into negotiations with and negotiation strategies regarding price, transaction terms and completion of diligence. As between York and Party A, our special committee determined to focus our efforts on negotiations with York based on the consideration of a variety of factors, including the higher cash consideration proposed to be paid by York and the belief that there was greater certainty that a transaction with York would occur. The special committee then discussed material terms of the proposal received from York, including purchase price, escrow period, financing, certainty of funding and a reverse termination fee.

On December 26, 2012, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, to discuss an update provided by Jefferies covering, among other things, an update on the results of negotiations regarding certain material transaction terms with York. The special committee discussed such material transaction terms, including purchase price, no financing condition, certainty of funding, escrow amount, escrow period and indemnification. Our special committee, with input from Jefferies and O’Melveny, discussed and deliberated as whether we should agree to a 45-day exclusivity period with York. After discussion and deliberation, our special committee resolved to pursue a 45-day exclusivity period with York with respect to the sale of our North America Telecom business.

In the week following the December 26, 2012 special committee meeting, our special committee, with the assistance of Jefferies and O’Melveny, negotiated and finalized a term sheet relating to the proposed transaction with York. The final term sheet was entered into on January 3, 2013 and provided for a 45-day exclusivity period, a purchase price of $133 million (on a cash-free and debt-free basis), no financing condition, a $13.3

39

million cap on our indemnification obligations, an escrow amount of $13.3 million to be released 15 months after the closing date, and a termination fee of $3.99 million (i.e., 3% of the then proposed purchase price) upon termination of the equity purchase agreement due to our acceptance of a superior proposal.

On January 16, 2013, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, to discuss the proposed transaction with York, certain restructuring transactions to occur prior to the closing of the proposed transaction with York and related matters.

On January 24, 2013, we, with the assistance of O’Melveny, provided our comments to York’s initial mark-up of the equity purchase agreement for the sale of our North America Telecom business. In accordance with the terms of the final term sheet, we revised the equity purchase agreement to reflect a purchase price of $133 million, a $13.3 million cap on certain of our indemnification obligations, a termination fee equal to $3.99 million (i.e., 3% of the then proposed purchase price), an escrow amount of $13.3 million to be released 15 months after the closing date to cover our indemnification obligations and the deletion of any escrow amount to cover post-closing working capital adjustments.

On January 30, 2013, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, to discuss an update provided by Jefferies concerning the proposed sale of our North America Telecom business.

On February 22, 2013, York’s counsel distributed a mark-up of the draft of the equity purchase agreement for the sale of our North America Telecom business. On February 28, 2013 and March 4, 2013, York’s counsel and O’Melveny convened telephonic conferences to discuss and engage in negotiations regarding York’s prior mark-up of the equity purchase agreement.

On March 6, 2013, we, with the assistance of O’Melveny, distributed our comments to York’s prior mark-up of the equity purchase agreement.

On March 15, 2013, York, York’s counsel, the chairman of our special committee and O’Melveny convened a telephonic conference generally to discuss structure of the proposed transaction with York, including tax structure.

On March 22, 2013, York, York’s counsel, the chairman of our special committee and O’Melveny convened a telephonic conference generally to discuss and negotiate the escrow amounts in connection with the proposed transaction with York.

Between February 22, 2013 and March 22, 2013, York proposed that the purchase price for our North America Telecom business be reduced from $133 million to $125 million. As a result of numerous discussions between the chairman of our special committee and principals of York, we agreed to reduce the purchase price from $133 million to $129 million, which was reflected in mark-up of the equity purchase agreement that we received from York on April 9, 2013 described below.

On April 2, 2013, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, during which O’Melveny provided an update on the status of negotiations for the proposed transaction with York.

On April 9, 2013, York distributed an additional mark-up of the draft of the equity purchase agreement for the sale of our North America Telecom business, pursuant to which York proposed a purchase price of $129 million, a $19.35 million cap on certain of our indemnification obligations, an escrow amount of $6.45 million to be released 14 months after the closing date to cover our indemnification obligations, an escrow amount of $4 million to cover any post-closing working capital adjustments, an escrow amount of $4.8 million to cover certain tax liabilities, and the requirement that we maintain a minimum cash balance of approximately $15 million for 14 months after the closing date.

40

On April 29, 2013, York’s counsel and O’Melveny convened a telephonic conference to discuss and engage in negotiations regarding York’s prior mark-up of the equity purchase agreement.

On May 1, 2013, we, with the assistance of O’Melveny, provided our comments to York’s prior mark-up of the equity purchase agreement for the sale of our North America Telecom business, pursuant to which we proposed a cap of approximately $12.9 million on certain of our indemnification obligations, the requirement that we maintain a minimum cash balance of approximately $6.45 million for 14 months after the closing date, and a termination fee equal to $3.87 million (i.e., 3% of the then proposed purchase price).

On May 3, 2013, York distributed an additional mark-up of the draft of the equity purchase agreement for the sale of our North America Telecom business.

On May 5, 2013, in negotiations with York, we proposed that York pay a reverse termination fee of CAD $54 million to us in certain circumstances in which the equity purchase agreement is terminated or the purchasers breach the equity purchase agreement.

On May 6, 2013, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, during which O’Melveny provided a review of the fiduciary duties applicable to members of our special committee, including as such duties would apply to the proposed sale of our North America Telecom business to York, an update on the status of the proposed transaction with York, and a detailed review of the proposed terms of such transaction. During such meeting, representatives of Jefferies reviewed with the special committee certain preliminary financial analyses with respect to the $129 million in cash proposed to be paid by York for our North America Telecom business.

On May 7, 2013, we, with the assistance of O’Melveny, provided additional comments to York’s prior mark-up of the equity purchase agreement for the sale of our North America Telecom business, pursuant to which we proposed that the $3 million purchase price for PTI, our subsidiary that holds licenses to provide long distance and local exchange telecommunications services, be placed into escrow until the closing of the sale of such subsidiary.

On May 8, 2013, York distributed an additional mark-up of the draft of the equity purchase agreement for the sale of our North America Telecom business. York agreed that the purchasers under the equity purchase agreement would pay a reverse termination fee of $25 million to us in certain circumstances in which the equity purchase agreement is terminated or the purchasers breach the equity purchase agreement. In addition, York agreed that York Special Opportunities Fund, LP, an affiliate of York, would guarantee the purchasers’ obligation to pay the $25 million reverse termination fee.

On May 8, 2013, York’s counsel and O’Melveny convened a telephonic conference to discuss and engage in negotiations regarding York’s prior mark-up of the equity purchase agreement.

On May 9, 2013, our special committee convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, during which O’Melveny provided a review of our special committee’s fiduciary duties in connection with the proposed transaction with York, an update on the status of such transaction, and a detailed review of the proposed terms of such transaction. During such meeting, representatives of Jefferies presented their financial analysis with respect to the cash consideration of $129 million proposed to be paid by York for our North America Telecom business and delivered to the special committee its opinion to the effect that, as of May 9, 2013, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth in its opinion, the aggregate consideration of $129 million to be received by certain of our subsidiaries pursuant to the equity purchase agreement was fair to us, from a financial point of view. Following a discussion of each of these topics, our special committee unanimously determined to recommend that our board of directors approve, and declare to be advisable and in the best interests of the company and its stockholders, the execution of the equity purchase agreement with York and the proposed transaction with York on the terms presented to our special committee.

41

On May 9, 2013, our board of directors convened a telephonic meeting, at which representatives of Jefferies and O’Melveny participated, during which O’Melveny provided a review of our board’s fiduciary duties in connection with the proposed transaction with York, an update on the status of such transaction, and a detailed review of the proposed terms of such transaction. Following a discussion of each of these topics and in consideration of our special committee’s unanimous recommendation, our board of directors approved, and declared to be advisable and in the best interests of the company and its stockholders, the execution of the equity purchase agreement with York and the proposed transaction with York on the terms presented to the board of directors.

On May 9, 2013 and May 10 2013, we and York, with the assistance of our respective outside counsel, conducted numerous negotiations and exchanged several mark-ups of the equity purchase agreement in order to finalize the equity purchase agreement and related ancillary agreements and documents for the sale of our North America Telecom business.

Following finalization of the equity purchase agreement and related ancillary agreements and documents, we and the purchasers, affiliates of York, executed the equity purchase agreement on May 10, 2013.

Past Contacts, Transactions or Negotiations

Other than as described above and in the “SALE PROPOSAL — Background of the Sale Transaction” above and the “SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction” below, we and our subsidiaries, on the one hand, and the purchasers, on the other hand, have not had prior contacts, transactions, or negotiations, and other than as described above, therein and in “EQUITY PURCHASE AGREEMENT — Voting Agreement” below, there are no present or proposed material agreements, arrangements, understandings or relationships between our executive officers or directors and the purchasers, their executive officers or directors.

Reasons for the Sale Transaction and Recommendation of our Special Committee and Board of Directors

In reaching its decision to approve the equity purchase agreement and the transactions contemplated thereby, and to recommend that our stockholders vote to approve the Sale Proposal, our special committee and board of directors consulted with management and our financial and legal advisors. Our special committee and board of directors considered all material factors relating to the equity purchase agreement and the proposed sale transaction, many of which our board of directors and special committee believed supported its decision, including:

•

the consideration that we would receive in the sale transaction in comparison to the risks associated with maintaining the operations of our North America Telecom business, which include those risk factors discussed above under “RISK FACTORS — Risks Related to Our Company.” Specifically, our board of directors and special committee believes that the sale transaction was more favorable to our company. In addition, our board of directors and special committee concluded that simply maintaining our North America Telecom business would not unlock the inherent value in these businesses to enhance stockholder value;

•

that our resulting business profile, subsequent to consummation of the sale transaction and the use of the proceeds therefrom to pay down indebtedness would have lower fixed costs and hence more operating flexibility, and more clarity and focus which would allow us to dedicate our resources more fully to operating and growing our remaining business;

•

the process conducted with respect to the sale transaction, which involved discussions with various parties and which did not lead to any proposals more favorable to us and our stockholders than the proposal by the purchasers, and the sale transaction represented the highest and most certain value to our stockholders;

42

•

the efficiencies that the purchasers expects to benefit from following the acquisition of our North America Telecom business allowed the purchasers to offer us consideration that was greater than the value that our board of directors and special committee expected to receive from continuing to own our North America Telecom business;

•	the terms of the equity purchase agreement, including:

•

the $126 million in cash to be paid by the purchasers at the closing, which is subject to adjustment and a portion of which will be paid into escrow and $3 million in cash to be paid by the purchasers at the second closing, which provides certainty in value;

•	our ability, under certain circumstances, to furnish information to and participate in discussions with third parties regarding unsolicited alternative proposals;

•	the ability of our board of directors and special committee, under certain circumstances, to change its recommendation that our stockholders vote to approve the Sale Proposal;

•

the view of our board of directors and special committee, after consulting with our legal counsel and financial advisors, that the break-up fee of $3.87 million that we are required to pay to the purchasers if the equity purchase agreement is terminated under certain circumstances was within the range reflected in similar transactions and not likely to preclude third parties from submitting superior alternative proposals to acquire the business we agreed to sell to the purchasers under the equity purchase agreement. See “EQUITY PURCHASE AGREEMENT — Termination Fees” below for a discussion of when the break-up fee may be payable to the purchasers; and

•

the reverse break-up fee of $25 million dollars to be paid by the purchasers to us in certain scenarios following the termination of the equity purchase agreement. See “EQUITY PURCHASE AGREEMENT — Termination Fees” below for a discussion of when the reverse break-up fee may be payable to the purchasers;

•

historical information regarding (i) our business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to the equity interest, and (iii) market prices with respect to other industry participants and general market indices;

•

current information regarding (i) our business, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives, (ii) general economic, industry and financial market conditions, and (iii) opportunities and competitive factors within the company’s industry;

•

the potential for other third parties to enter into strategic relationships with or to seek to acquire us, including a review of management’s dealings with other possible buyers in the past and assessment of the likelihood that a third party would offer a higher price and the likelihood that stock consideration offered by another bidder would be as attractive as the consideration being offered by the purchasers;

•	the timing of the transaction and the risk that if the company does not accept the purchasers offer now, it may not have another opportunity to do so or a comparable opportunity;

•

the possible negative effect of the transaction and public announcement of the transaction on our financial performance, operating results and stock price and our relationships with customers, suppliers, other business partners, management and employees;

•

the risks involved with the transaction and the likelihood that the company and the purchasers will be able to complete the transaction, the possibility that the transaction might not be consummated and our prospects going forward without the combination with the purchasers;

•	the substantial transaction expenses to be incurred in connection with the transaction and the negative impact of such expenses on our cash reserves and operating results;

43

•

all known interests of our directors and executive officers in the transaction that are different from, or in addition to, their interests as stockholders or the interests of our other stockholders generally;

•	all other factors our special committee deems relevant;

•

our board of directors and special committee recognized that no conclusion could be reached about whether our stock price will increase, decrease or remain unchanged, especially in the short term, following the consummation of the sale transaction, because of the numerous, potentially countervailing factors and unknowns relating to or arising out of the sale transaction that could affect our stock price, and because of general movements and volatility in the stock market. Nonetheless, our board of directors and special committee was of the view that the sale transaction should enhance stockholder value in the long term because we are realizing a premium valuation for the business being sold. To the extent that long-term stock price trends reflect a higher valuation for comparable companies with less leverage than those with higher leverage, receiving a significantly higher EBITDA multiple for the business being sold than the stock market appears to have applied prior to the sale transaction, and using the proceeds to eliminate substantially all of our debt, should, in our board of directors and special committee view, enhance stockholder value; and

•

the opinion of Jefferies, dated May 9, 2013, to the special committee to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the aggregate consideration of $129 million to be received by certain of our subsidiaries pursuant to the equity purchase agreement was fair to us, from a financial point of view. See “SALE PROPOSAL — Opinion of Our Financial Advisor” below.

Our special committee and board of directors and special committee also considered and balanced against the potential benefits of the sale transaction a number of potentially adverse and other factors concerning the sale transaction, including the following:

•	the diversion of management and employee attention from our business generally;

•

the various conditions to the purchasers’ obligations to consummate the sale transaction and required action by third parties that neither we nor the purchasers control, including the approval of the sale transaction by the various governmental authorities described below under “SALE PROPOSAL —Governmental and Regulatory Approvals” and the cooperation of third parties from whom we will seek lien releases or consents related to the sale transaction that may be required under existing contracts;

•	the possibility that we may not receive some or all of the proceeds from escrow;

•	the possibility that the sale transaction may not be consummated on the agreed terms or at all, even if approved by our stockholders;

•

the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding the sale of the company as a whole or of, our North America Telecom business and the requirement that we pay the purchasers a break-up fee of $3.87 million if the equity purchase agreement is terminated under certain circumstances, as described under “EQUITY PURCHASE AGREEMENT — Solicitation of Other Offers” and “EQUITY PURCHASE AGREEMENT — Break-Up Fee” below;

•

the restrictions on the conduct of our North America Telecom business prior to the consummation of the sale transaction, requiring us to conduct this business only in the ordinary course, subject to specific limitations and exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending the consummation of the sale transaction, as described under “EQUITY PURCHASE AGREEMENT — Conduct of Business” below;

•	the risks and contingencies related to the announcement and pendency of the sale transaction, including the impact of the transaction on and the disruption to relationships with our business partners;

44

•

the risk that unforeseen liabilities and expenses may be incurred that may limit the ultimate amount of net proceeds from the sale transaction, including with respect to our indemnification obligations under the equity purchase agreement;

•

the risks that our business will be substantially reduced and less diversified following the closing of the sale transaction, including that a larger portion of our business will be exposed to the type of risks associated with commodity products and that the smaller scale of our business will reduce the opportunity to leverage global purchasing efficiencies across business lines;

•	the risks related to the post-closing restructuring process we will effect to address the reduced size of our company; and

•	the other risks set forth under “RISK FACTORS — Risks Relating to the Sale Transaction” above.

After taking into account all of the material factors relating to the equity purchase agreement and the sale transaction, including those factors set forth above our board of directors and special committee unanimously concluded that the benefits of the equity purchase agreement and the sale transaction outweigh the risks and that the equity purchase agreement and the sale transaction are advisable and in the best interests of our company and our stockholders. Our board of directors and special committee did not assign relative weights to the material factors it considered. In addition, our board of directors and special committee did not reach any specific conclusion on each of the material factors considered, but conducted an overall analysis of all of the material factors taken together. Individual members of our board of directors and special committee may have given different weights to different factors. Our independent directors consulted with outside legal counsel concerning their fiduciary duties in the context of our strategic review.

The foregoing information and factors considered by our board of directors and special committee are not intended to be exhaustive, but includes all of the material factors considered by our board of directors and special committee.

For the reasons set forth above, our board of directors and special committee has unanimously determined that the sale transaction and the equity purchase agreement are advisable and in the best interests of our company and our stockholders, and unanimously recommends that stockholders vote “FOR” the Sale Proposal.

Opinion of Our Financial Advisor

We retained Jefferies to provide the special committee with financial advisory services in connection with a possible sale, disposition or other business transaction involving our equity or assets, including the sale transaction, and an opinion as to the fairness to us of the consideration to be received in connection with any such sale, disposition or other business transaction. At the meeting of the special committee on May 9, 2013, Jefferies rendered its opinion to the special committee to the effect that, as of May 9, 2013, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the aggregate consideration of $129 million to be received by certain of our subsidiaries pursuant to the equity purchase agreement was fair to us, from a financial point of view.

The full text of the written opinion of Jefferies, dated as of May 9, 2013, is attached hereto as Appendix B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Jefferies’ opinion was directed to the special committee and addresses only the fairness, from a financial point of view, of the consideration to be received by certain of our subsidiaries pursuant to the equity purchase agreement as of the date of the opinion. It does not address any other aspects of the sale transaction and does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the sale transaction or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

45

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated May 9, 2013 of the equity purchase agreement;

•	reviewed certain publicly available financial and other information about the North America Telecom business;

•

reviewed certain information furnished to Jefferies by our management, including financial forecasts and analyses, relating to the business, operations and prospects of the North America Telecom business;

•	held discussions with members of our senior management concerning the matters described in the prior two bullet points;

•

compared the financial and operating performance of the North America Telecom business with publicly available information concerning publicly traded companies that Jefferies deemed relevant and reviewed the current and historical market prices and valuation multiples of the equity securities of such other companies;

•	compared the proposed financial terms of the sale transaction with the financial terms of certain other transactions that Jefferies deemed relevant;

•	reviewed certain estimates as to the amount of cost savings anticipated by our management to result from the sale transaction, which we refer to as the cost savings; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by us to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of our properties or facilities. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. We informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the future financial performance of the North America Telecom business. In that regard, our special committee instructed Jefferies to consider the risks and uncertainties of achieving the North America Telecom business financial forecasts and the possibility that such forecasts would not be realized. In addition, our management informed Jefferies, and Jefferies assumed, that the cost savings were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the amount of certain cost savings anticipated by our management to result from the sale transaction, and Jefferies relied upon the assessment of our management as to our ability to achieve the cost savings in the amounts projected. In its review and analysis and in rendering its opinion, Jefferies assumed upon the advice of our management that such cost savings would be realized in accordance with such estimates. Jefferies expressed no opinion as to the North America Telecom business financial forecasts, the cost savings or the respective assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of the opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

46

Jefferies made no independent investigation of any legal, accounting or tax matters affecting us or any of our affiliates, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to us, our affiliates and the special committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the equity purchase agreement to us and our affiliates. In addition, in preparing its opinion, Jefferies did not take into account any accounting or tax consequences of the transaction to us or any of our affiliates. Jefferies assumed that the final form of the equity purchase agreement would be substantially similar to the last draft reviewed by it. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the sale transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on any party to the equity purchase agreement, us or the contemplated benefits of the sale transaction.

Jefferies’ opinion was for the use and benefit of the special committee in its consideration of the sale transaction, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the equity purchase agreement as compared to any alternative transaction or opportunity that might be available to us, nor did it address the underlying business decision by us to engage in the sale transaction or the terms of the equity purchase agreement or the documents referred to therein. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the parties to the equity purchase agreement, other than us. Jefferies expressed no opinion as to the price at which shares of our common stock will trade at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by our or our affiliates’ respective officers, directors or employees, or any class of such persons, in connection with the sale transaction relative to the aggregate consideration of $129 million to be received by certain of our subsidiaries. Finally, Jefferies did not express any opinion as to the amount or the use of proceeds to be received by us in connection with the sale transaction, as we advised Jefferies that no final determination had yet been made as to the exact amount or use of such proceeds. Jefferies’ opinion was authorized by the fairness committee of Jefferies LLC.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of the actual value of the North America Telecom business. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond our and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the aggregate consideration of $129 million to be received by certain subsidiaries of PTGI pursuant to the equity purchase agreement, and were provided to the special committee in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and that were presented to the special committee on May 9,

47

2013. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

For purposes of certain of the analyses described below, the North America Telecom business was separately evaluated based on financial forecasts prepared by our management that included and excluded corporate related expenses of approximately $3.7 million that our management estimated will be eliminated following the sale of that business. The valuations of the North America Telecom business on a stand-alone basis without taking into account the corporate related expenses that would be eliminated following the sale of that business which are referred to below as excluding corporate expenses, and the valuations of the North America Telecom business taking into account the corporate related expenses that would be eliminated following the sale of that business which are referred to below as including corporate expenses.

Selected Comparable Company Analysis

Using publicly available information, Jefferies analyzed trading multiples of the following North America competitive telecom service providers, which we refer to below as the selected comparable companies as of May 8, 2013.

•	Cbeyond, Inc.,

•	EarthLink, Inc., and

•	Vonage Holdings Corp.

In its analysis, Jefferies derived multiples for the selected comparable companies, calculated as follows:

•

the enterprise value divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash and non-recurring items, or adjusted EBITDA, for the last twelve months, or LTM, which we refer to below as Enterprise Value/LTM Adjusted EBITDA,

•	the enterprise value divided by estimated adjusted EBITDA for calendar year 2013, or 2013E adjusted EBITDA, which we refer to below as Enterprise Value/2013E Adjusted EBITDA, and

•	the enterprise value divided by estimated adjusted EBITDA for calendar year 2014, or 2014E adjusted EBITDA, which we refer to below as Enterprise Value/2014E Adjusted EBITDA.

This analysis indicated the following:

Selected Comparable Company Multiples

Benchmark	High	Low	Mean	Median	North America Telecom Business Excluding Corporate Expenses	North America Telecom Business Including Corporate Expenses
Enterprise Value/LTM	4.5x	3.0x	3.8x	4.0x	3.1x	3.3x
Adjusted EBITDA
Enterprise Value/2013E	4.8x	3.6x	4.3x	4.6x	3.2x	3.5x
Adjusted EBITDA
Enterprise Value/2014E	5.3x	3.4x	4.5x	4.7x	3.2x	3.5x
Adjusted EBITDA

48

Using a reference range of 2.5x to 3.5x for the benchmarks set forth below and the North America Telecom business LTM adjusted EBITDA as of December 31, 2012, 2013E adjusted EBITDA and 2014E adjusted EBITDA, each as provided by our management, this analysis indicated the ranges of implied enterprise values for the North America Telecom business set forth opposite the relevant benchmarks below, compared, in each case, to the aggregate consideration of $129 million:

Selected Comparable Company Reference Ranges and

Implied Enterprise Value Ranges

Benchmark	Implied Enterprise Value Ranges
Enterprise Value/LTM Adjusted EBITDA Excluding Corporate Expenses	$105.5 million — $147.7 million
Enterprise Value/LTM Adjusted EBITDA Including Corporate Expenses	$96.3 million — $134.8 million
Enterprise Value/2013E Adjusted EBITDA Excluding Corporate Expenses	$100.8 million — $141.1 million
Enterprise Value/2013E Adjusted EBITDA Including Corporate Expenses	$91.5 million — $128.1 million
Enterprise Value/2014E Adjusted EBITDA Excluding Corporate Expenses	$100.3 million — $140.4 million
Enterprise Value/2014E Adjusted EBITDA Including Corporate Expenses	$91.0 million — $127.4 million

No company utilized in the comparable company analysis is identical to the North America Telecom business. In evaluating the selected comparable companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Selected Comparable Transactions Analysis

Using publicly available information and other information, Jefferies examined the following three transactions announced since January 1, 2010 involving North American telecommunications service providers. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Acquiror	Target
December 2010	EarthLink, Inc.	One Communications Corp.

October 2010	EarthLink, Inc.	ITC^DeltaCom, Inc.

September 2010	PAETEC Holding Corp.	Cavalier Telephone Corporation

Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the multiple for the target company in each transaction calculated as enterprise value divided by LTM EBITDA, which we refer to below as Enterprise Value/LTM EBITDA, as of the announcement date of such transaction.

This analysis indicated the following:

Selected Comparable Transactions Multiples

Benchmark	High	Low	Mean	Median	North America Telecom Business Excluding Corporate Expenses	North America Telecom Business Including Corporate Expenses
Enterprise Value/LTM EBITDA	5.9x	4.7x	5.2x	5.1x	3.1x	3.3x

49

Using a reference range of 4.0x to 5.0x the North America Telecom business LTM adjusted EBITDA as of December 31, 2012, as provided by our management, this analysis indicated a range of implied enterprise values for the North America Telecom business of approximately $168.8 million to approximately $211.0 million, excluding corporate expenses, and approximately $154.0 million to approximately $192.6 million, including corporate expenses, compared, in each case, to the aggregate consideration of $129 million.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the sale transaction. In evaluating the sale transaction, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of the North America Telecom business through the fiscal year ending December 31, 2017 using our management’s financial forecasts for the North America Telecom business, discount rates ranging from 15.5% to 16.5%, which were based on a weighted average cost of capital analysis of the North America Telecom business and the selected comparable companies, and adjusted EBITDA terminal value multiples ranging from 3.0x to 4.0x. This analysis indicated a range of implied present values of the North America Telecom business of approximately $160.3 million to approximately $191.0 million, excluding corporate expenses, and approximately $145.8 million to approximately $174.3 million, including corporate expenses.

Discounted Cash Flow Analysis — Downside Sensitivity Analysis

As described above, the special committee instructed Jefferies to consider the risks and uncertainties of achieving our management’s financial forecasts for the North America Telecom business and the possibility that such forecasts would not be realized. At the special committee’s request, Jefferies considered those risks and uncertainties by performing a downside sensitivity analysis with respect to the discounted cash flow analyses to illustrate the effect on the implied present values of the North America Telecom business assuming we do not fully achieve the projected adjusted EBITDA amounts reflected in our management’s financial forecasts for the North America Telecom business. For purposes of this analysis, Jefferies assumed a discount rate of 16.0%, which was the mid-point of the discount rate range that Jefferies considered in the discounted cash flow analysis, and terminal exit multiples ranging from 3.0x to 4.0x. The sensitivity adjustments to the projected adjusted EBITDA achieved by the North America Telecom business in this analysis ranged from 70% to 90% annually over the forecast period. This sensitivity analysis resulted in a range of implied present values of the North America Telecom business of approximately $112.8 million to approximately $168.8 million, excluding corporate expenses, and approximately $102.5 million to approximately $153.9 million, including corporate expenses.

Other

Jefferies also compared the aggregate consideration of $129 million to our implied enterprise value as of May 8, 2013, assuming no value (positive or negative) attributable to our remaining operations, and both including and excluding for illustrative purposes the $19.5 million in escrow related to the sale of BLACKIRON. Our enterprise value was calculated as our aggregate equity value as of May 8, 2013 plus indebtedness and less cash and cash equivalents. This analysis indicated a range of implied enterprise values for us of approximately $103.5 million, including the amount in escrow and treating it as cash, to approximately $123 million, excluding the amount in escrow.

General

Jefferies’ opinion was one of many factors taken into consideration by the special committee in making its determination to approve the sale transaction and should not be considered determinative of the views of our special committee or management with respect to the sale transaction or the aggregate consideration of $129 million.

50

Jefferies was selected by the special committee based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement agreement between us and Jefferies, dated September 20, 2011, we have agreed to pay Jefferies an aggregate fee in the amount of approximately $2.2 million for its services, approximately $550,000 of which was payable upon delivery of its opinion and the remainder of which is payable contingent upon consummation of the sale transaction. The aggregate fee payable to Jefferies in connection with the sale transaction was based upon a percentage of the aggregate consideration received by us in the sale transaction and the sale of Primus Australia and BLACKIRON. We have agreed to reimburse Jefferies for expenses incurred. We also have agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement.

In the two years prior to the date of its opinion, Jefferies has provided financial advisory and financing services to us and certain of our affiliates, including services in connection with our sale of Primus Australia in May 2012 and the sale of BLACKIRON in April 2013. Jefferies has received approximately $4.9 million in aggregate fees in connection with such services. In the ordinary course of business, Jefferies and our affiliates may trade or hold our securities or the purchasers and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to us, the purchasers or entities that are affiliated with us or the purchasers, for which it would expect to receive compensation.

Governmental and Regulatory Approvals

Closing

We do not believe that the closing is subject to any governmental or regulatory approval.

Second Closing

Federal Communications Commission

The approval of the Federal Communications Commission is required for the sale of PTI. PTUS and PTI will complete the filing of applications to obtain regulatory approval.

State Public Utility Commissions

Approval requests and/or notifications must be submitted to state public utility commissions for the sale of PTI, which holds licenses to provide intrastate interexchange and local exchange telecommunications services. PTUS and PTI will complete the filing of applications and/or notifications required to be submitted to obtain regulatory approvals and provide notifications.

Generally

There can be no assurance that all of the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of us or the purchasers to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

51

When the Sale Transaction is Expected to be Consummated

We expect to consummate the sale transaction as soon as practicable after all of the closing conditions in the equity purchase agreement, including approval of the Sale Proposal by our stockholders and the receipt of all required regulatory consents and approvals, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the closing to occur by September 30, 2013 and the second closing to occur subsequent to September 30, 2013. However, there can be no assurance that the sale transaction will be consummated at all or, if consummated, when it will be consummated.

Effects on Our Business if the Sale Transaction is Consummated and the Nature of Our Business Following the Transaction

If the sale transaction is consummated, we plan to continue to own our International Carrier Services business, under which we provide domestic and international minute transport and termination services and targets a diverse customer base including Tier 1 international carriers, multi-national carriers, wireless providers, VoIP providers, cable companies and ISPs. We classified ICS as a discontinued operation in the second quarter of the year ended December 31, 2012 in connection with our announced intention at that time to actively solicit a sale or other disposition of ICS. We are still considering strategic alternatives regarding the ICS business.

We do not expect that our reporting obligations as a U.S. public company will be affected as a result of consummating the sale transaction. We expect to continue to qualify for listing on The New York Stock Exchange.

The Unaudited Pro Forma Condensed Consolidated Financial Statements, included as Appendix C, sets forth certain unaudited pro forma condensed consolidated financial information after giving effect to the consummation of the sale transaction.

Effects on Our Business if the Sale Transaction is Not Consummated

If the sale transaction is not consummated, we will continue to operate our North America Telecom business. In such a circumstance, there can be no assurances that our continued operation of our North America Telecom business or any alternative strategic opportunities will result in the same or greater value to our stockholders as the proposed sale transaction. From time to time we may consider strategic alternatives regarding the North America Telecom business.

If the equity purchase agreement is terminated under certain circumstances described in this proxy statement and set forth in the equity purchase agreement and described above, we may be required to pay the purchasers a break-up fee of $3.87 million. See “EQUITY PURCHASE AGREEMENT — Break-Up Fee” below.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the actions contemplated by the Sale Proposal or the Transaction-Related Compensation Arrangements Proposal.

Interests of Certain Persons in the Sale Transaction

In considering the recommendation of our board of directors to vote to approve the Sale Proposal, our stockholders should be aware that our directors and executive officers have financial interests in the consummation of the sale transaction that may be in addition to, or different from, the interests of our stockholders generally. Our board of directors and special committee were aware of and considered these

52

potential interests, among other matters, in evaluating and negotiating the sale transaction and acquisition agreement and in recommending to our stockholders that they approve the Sale Proposal.

The following discussion describes the different contractual arrangements and other rights of our named executive officers that could be triggered in connection with a change of control and, with respect to double trigger arrangements, in the event that a termination of the executive’s employment were to occur in connection with a change of control. At this time we do not know whether the employment of any of our named executive officers will be terminated or otherwise cease at or following the consummation of the sale transaction. Therefore, we do not know whether any double trigger severance compensation under our change of control agreements will be triggered with respect to any of our named executive officers.

Employment and Severance Agreements

Employment and Separation Arrangements with Peter D. Aquino

On April 26, 2013, the company announced that Mr. Aquino resigned from all positions with us, effective April 30, 2013. In connection with Mr. Aquino’s resignation, the company and Mr. Aquino entered into a Separation and Release Agreement (the “Aquino Separation Agreement”). Pursuant to the Aquino Separation Agreement, Mr. Aquino’s employment with the company was deemed terminated without Cause (as defined in the Aquino Employment Agreement) for purposes of Mr. Aquino’s October 2010 employment agreement with the company (the “Aquino Employment Agreement”). Accordingly, Mr. Aquino became entitled to the following severance benefits: (i) severance pay equal to $2,800,000, such payment to be made in a lump sum on May 15, 2013; (ii) a bonus in the amount of $750,000, payable in a lump sum on May 15, 2013; (iii) Mr. Aquino’s outstanding stock options and other grants (including all amounts or RSUs payable or granted under Mr. Aquino’s Short-Term Incentive Awards), as applicable, becoming 100% vested and exercisable, payable or deliverable (as applicable) in accordance with their terms, which resulted in (A) the accelerated vesting of 41,586 unvested RSUs held by Mr. Aquino and a payment of $166,344 for dividend equivalents accrued with respect to such unvested RSUs and (B) a payment of $2,872,500 with respect to Mr. Aquino’s unpaid Short-Term Incentive Awards, payable in a lump sum on May 15, 2013, and (iv) if Mr. Aquino elects to continue his health insurance under COBRA, the company will pay the COBRA premiums until April 30, 2014.

The Aquino Separation Agreement also contains customary release and non-disparagement provisions. The Aquino Separation Agreement terminates and supersedes the Aquino Employment Agreement, except for the provisions of the Aquino Employment Agreement addressing confidentiality, competitive activities and inventions.

Employment Agreements with Named Executive Officers (Other than Mr. Aquino)

The company previously entered into employment agreements with each of Mr. Day, Mr. Keeley, Mr. Filipowicz and Mr. Ramlall that provide for certain payments to be made to them in the event that their employment with the company is, or is deemed to be, terminated without “cause” (as defined in their respective employment agreements), subject to the executive signing a separation and general release. Pursuant to the terms of these agreements, if the executive is terminated by the company without cause, then he will be entitled to (i) severance pay equal to the amount of twelve months of his then-current base salary, (ii) a payment equaling 100% of his performance level bonus target payout, and (iii) twelve months continued current medical benefits at the time of termination or reimbursement for the monthly COBRA premiums for up to twelve months (as provided in the agreement).

Treatment of Unvested Equity Awards Upon a Change of Control

As described above under “— Employment and Separation Arrangements with Peter D. Aquino,” Mr. Aquino’s equity awards accelerated in connection with the termination of his employment with us. With respect to our other named executive officers, pursuant to the Management Compensation Plan and the

53

applicable agreements governing the awards, upon termination of such named executive officers’ service with the company without Cause or for Good Reason within two years of a Change of Control (as such terms are defined in the Management Compensation Plan), the executive’s outstanding and unvested RSUs immediately vest. Such amounts are in addition to the amounts that would be due to the named executive officers as a result of their termination without cause under the applicable employment agreement, which are described in more detail above. As further described below, in connection with the sale transaction, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the accelerated vesting of RSUs held by certain named executive officers.

Certain Payments Approved in Connection with the Sale Transaction

On May 9, 2013, the Compensation Committee, in recognition of the leadership and contributions of certain named executive officers of the company in connection with the sale transaction (i) awarded special cash bonuses; (ii) provided for the accelerated vesting of RSUs upon termination; and (iii) awarded pro-rated 2013 bonuses at target amounts, conditioned upon the named executive officer remaining employed past June 30, 2013. The awards and vesting for each such named executive officers is as follows: (A) Andrew Day, (i) if the sale transaction is completed and (a) Mr. Day is not hired by the successor company, Mr. Day’s special bonus will be $350,000, and he will receive $700,000 in severance; or (b) Mr. Day is hired by the successor company, Mr. Day’s special bonus will be $780,000; (ii) vesting of 17,368 RSUs upon termination; and (iii) 2013 pro-rated bonus; (B) James Keeley, (i) payment of the special cash bonus of $285,000; (ii) vesting of 8,386 RSUs; and (iii) 2013 pro-rated bonus; (C) Richard Ramlall, (i) payment of the special cash bonus of $250,000; (ii) vesting of 15,263 RSUs upon termination; and (iii) 2013 pro-rated bonus; and (D) John Filipowicz, (i) payment of the special cash bonus of $285,000; (ii) vesting of 7,071 RSUs upon termination; and (iii) 2013 pro-rated bonus. For Messrs. Keeley, Ramlall and Filipowicz, the payment of the special bonuses is subject to and will occur upon the earliest of (a) termination due to corporate wind-down; or (b) upon the closing of the sale transaction; or (c) the decision of the Special Committee to end its previously announced exploration of strategic alternatives. In each case, the named executive officer would also be entitled to receive dividend equivalents accrued with respect to the RSUs that accelerate as described above.

New Management Arrangements

Prior to the closing of the sale transaction, some or all of our named executive officers may discuss or enter into agreements, arrangements or understandings with the purchasers regarding potential employment with the purchasers or its affiliates. As of the date of this proxy statement, neither the company nor the purchasers has entered into any employment agreements with the company’s named executive officers in connection with the sale transaction, and the company has not amended any existing employment agreements with the named executive officers in connection with the sale transaction.

54

Golden Parachute Compensation

The following table sets forth the estimated amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each of our named executive officers could receive in connection with the sale transaction. Each of our executive officers listed below is considered a named executive officer for this purpose. The amounts in the table assume, where applicable, that the named executive officer’s employment is terminated as of July 1, 2013. Therefore, the payment of any such amounts are only hypothetical. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. As a result, the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.

	Cash
Name	Severance (1)	Cash Bonus (2)	Equity (4)	Perquisites/ Benefits (5)	Excise Tax (6)	Other (7)	Total
Peter D. Aquino (8)	$2,800,000	$3,622,500	$522,736	$15,094		$166,344	$7,126,674
Andrew Day (3)(9)	$681,730	$511,298	$210,326	$1,632		$69,472	$1,474,458
John D. Filipowicz	$427,500	$356,250	$85,630	$15,094		$28,284	$912,758
James C. Keeley	$427,500	$356,250	$101,554	$15,094		$33,544	$933,942
Richard Ramlall	$350,000	$300,000	$184,835	$10,255		$61,052	$906,142

(1)	Except for Mr. Aquino, as described above under Employment Agreements with Named Executive Officers (Other than Mr. Aquino), in the event the named executive officer’s employment with the company terminates without “cause” (as such term may be defined in their employment agreement), the named executive officer would be entitled to (i) severance pay equal to the amount of twelve months of his then-current base salary, (ii) a payment equaling 100% of his performance level bonus target payout, and (iii) twelve months continued current medical benefits at the time of termination or reimbursement for the monthly COBRA premiums for up to twelve months. The amounts reported in this column represent the potential payments under (i) and (ii) that would be made to the named executive officer assuming a qualifying termination of the executive’s employment. For Mr. Day, this column includes a $681,730 severance payment payable to Mr. Day if the sale transaction is completed and Mr. Day is not hired by the successor company, as described above under Certain Payments Approved in Connection with the Sale Transaction.

Named Executive Officer	12 months base salary	Target Bonus	Other Severance	Total Severance
Andrew Day	$340,865	$340,865		$681,730
John D. Filipowicz	$285,000	$142,500		$427,500
James C. Keeley	$285,000	$142,500		$427,500
Richard Ramlall	$250,000	$100,000		$350,000

For Mr. Aquino, this column includes the severance payments provided pursuant to the Aquino Separation Agreement, as described above under Employment and Separation Arrangements with Peter D. Aquino.

(2)	Except for Mr. Aquino, the amounts reported in this column represent bonus opportunities awarded in connection with the sale transaction. including special cash bonuses and pro-rated 2013 bonuses at target amounts, as described above under Certain Payments Approved in Connection with the Sale Transaction.

Named Executive Officer	Special Bonus	Pro-Rated Target Bonus	Total Cash Bonus
Andrew Day	$340,865	$170,433	$511,298
John D. Filipowicz	$285,000	$71,250	$356,250
James C. Keeley	$285,000	$71,250	$356,250
Richard Ramlall	$250,000	$50,000	$300,000

The Cash Bonus amount for Mr. Aquino represents a $750,000 bonus plus a payment of $2,872,500 with respect to Mr. Aquino’s Short-Term Incentive Awards pursuant to the Aquino Separation Agreement, as described above under Employment and Separation Arrangements with Peter D. Aquino.

55

(3)	For Mr. Day, if the sale transaction is completed and Mr. Day is hired by the successor company, Mr. Day would not receive the $681,730 severance and $340,865 special bonus. Instead, Mr. Day would receive a $759,642 special bonus.
(4)	Except for Mr. Aquino, the amounts reported in this column reflect the value of each named executive officer’s outstanding RSUs as of May 21 2013 that would vest in connection with the named executive officer’s termination of employment, as described above under Certain Payments Approved in Connection with the Sale Transaction. For Mr. Aquino, the amounts reported in this column reflect the value of certain RSUs that were accelerated pursuant to the Aquino Separation Agreement, as described above under Employment and Separation Arrangements with Peter D. Aquino. These amounts were calculated based on a per share price of our common stock determined by the average closing market price of the company’s common stock over the first five business days following the first public announcement of the sale transaction, May 10, 2013, which was $12.11 per share. The amount for Mr. Aquino was calculated based on the closing price of our common stock on April 30, 2013 (the effective date of his resignation), which was $12.57.

Named Executive Officer	Number of Shares Underlying Unvested Restricted Stock Units Subject to Acceleration	Value of Restricted Stock Units Subject to Acceleration ($12.11)
Peter D. Aquino	41,586	$522,736
Andrew Day	17,368	$210,326
John D. Filipowicz	7,071	$85,630
James C. Keeley	8,386	$101,554
Richard Ramlall	15,263	$184,835

(5)	The amounts reported in this column represent the estimated cost to provide the named executive officer twelve months continued current medical benefits at the time of termination or reimbursement for the monthly COBRA premiums for up to twelve months pursuant to the executive’s employment agreement or, in the case of Mr. Aquino, pursuant to the Aquino Separation Agreement.
(6)	None of the named executive officers is entitled to a “gross-up” payment for any excise taxes that may be due by reason of Sections 280G and 4999 of the U.S. Internal Revenue Code.
(7)	This column reflects dividend equivalents accrued with respect to the RSUs that vest in connection with the sale transaction and, in the case of Mr. Aquino, pursuant to the Aquino Separation Agreement.
(8)	Mr. Aquino resigned from all positions with the Company, effective April 30, 2013. As discussed in Employment and Separation Arrangement with Peter D. Aquino above, Mr. Aquino received certain severance benefits pursuant to the Aquino Separation Agreement entered into in connection with his resignation, including but not limited to all outstanding award grants becoming 100% vested and exercisable. The table above reflects the benefits provided to Mr. Aquino under the Aquino Separation Agreement.
(9)	Amounts presented for Mr. Day have been converted from Canadian dollars to U.S. dollars based on the exchange rate as of May 21, 2013 of 0.9739. The amounts presented in the table assume that Mr. Day would not be hired by the successor company.

Anticipated Accounting Treatment

Following the consummation of the sale transaction, we will remove all of the related account balances of our North America Telecom business from our consolidated balance sheet and record a gain on the sale equal to the difference between the purchase price received and the book value of our ownership interest in our North America Telecom business.

Use of Proceeds

Our cash proceeds from the sale transaction will be $126 million in cash to be received by us at the closing, which is subject to adjustment and a portion of which will be paid into escrow, and $3 million in cash to be

56

received by us at the second closing. We anticipate using the net proceeds, together with our cash on hand, to discharge remaining indebtedness on our 10% Notes and 13% Notes. Our board of directors and special committee have not yet made a determination regarding the use of proceeds beyond the discharge of indebtedness. We expect to make further announcements regarding the use of proceeds as our board of directors and special committee make additional determinations.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the anticipated income tax consequences of the sale transaction. This discussion is based on the laws in effect on the date hereof and all of which subject to differing interpretations and may be changed, possibly on a retroactive basis, so as to result in tax consequences different from those described below. No rulings have been requested or received from the taxing authorities as to the tax consequences of the transactions and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the taxing authorities will not challenge the tax treatment or tax consequences of the sale transaction or, if it does challenge the tax treatment, that it will not be successful.

The sale transaction will be treated as a taxable sale of assets (including subsidiary stock) by us and certain of our subsidiaries and will give rise to a net taxable gain recognition in the United States. The gain or loss recognized on any asset transferred pursuant to the sale transaction will generally be equal to the difference between the consideration received in exchange for the asset (including subsidiary stock) and the tax basis of the asset. We expect that all of the gain recognized for United States federal income tax purposes will be offset with net operating losses. We anticipate that we will incur some alternative minimum tax for United States federal income tax purposes as a result of the sale transaction.

Generally, the sale transaction will not produce any separate and independent income tax consequences to our stockholders. Each stockholder is urged to consult his or her own tax advisor as to tax consequences of the sale transaction, including any state, local, foreign or other tax consequences based on his or her particular facts and circumstances.

Vote Required

The Sale Proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock as of the record date for the special meeting. Broker non-votes and abstentions will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE SALE PROPOSAL.

57

EQUITY PURCHASE AGREEMENT

This section describes the material terms of the equity purchase agreement. Please note that the summary of the equity purchase agreement below and elsewhere in this proxy statement may not contain all of the information that is important to you. The summary of the equity purchase agreement below and elsewhere in this proxy statement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the equity purchase agreement, a copy of which is attached to this proxy statement as Appendix A. We encourage you to read the equity purchase agreement carefully in its entirety for a more complete understanding of the sale transaction, the terms of the equity purchase agreement and other information that may be important to you.

General

On May 10, 2013, we entered into an equity purchase agreement with the purchasers, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Sale Proposal by our stockholders at the special meeting and certain regulatory approvals, to sell to the purchasers our North America Telecom business.

Structure

Pursuant to the equity purchase agreement, the purchasers will acquire from us all of the outstanding equity interests of the companies to be sold:

•	Primus Telecommunications, Inc., iPrimus, USA, Inc. and Lingo, Inc., three of our subsidiaries which conduct our North America Telecom business in the U.S., and

•

3620212 Canada Inc., Telesonic Communications Inc., Globility Communications Corporation and Primus Telecommunications Canada Inc., four of our subsidiaries which conduct our North America Telecom business in Canada.

We and certain of our subsidiaries will enter into various intercompany agreements pursuant to which we will make certain intercompany share and asset transfers so that, at the closing, the subsidiaries noted above will hold our North America Telecom business. We sometimes refer to these agreements collectively as the intercompany agreements.

Purchase Price

If the sale transaction is consummated, the purchasers will pay us $129 million in cash, subject to potential downward or upward post-closing adjustments based on net working capital and cash at closing, which we refer to as the purchase price. $126 million of the purchase price, subject to any adjustments described in the foregoing, is required to be paid upon the closing for the sale of all of the companies to be sold other than PTI, which we refer to as the closing, and $3 million of the purchase price is required to be paid upon a second closing for the sale of PTI, our subsidiary that holds licenses to provide long distance and local exchange telecommunications services in the United States, which we refer to as the second closing. $3 million of the purchase price will be placed in escrow upon the closing to fund the second closing.

Pursuant to the terms of the equity purchase agreement, $6.45 million of the purchase price will be placed in escrow to be released 14 months after the closing date, subject to any deductions required to satisfy our indemnification obligations, if any, under the equity purchase agreement. In addition, $4 million of the purchase price will be placed in escrow to cover any payments required in connection with the post-closing working capital and cash adjustments, which escrow amount will be released when such adjustments are conclusively agreed upon. Furthermore, $4.8 million of the purchase price will be placed in escrow to cover certain tax

58

liabilities, which escrow amount will be released after a positive ruling with respect to the underlying matter is received or 30 days after expiration of the applicable statute of limitations relating to the underlying matter.

Representations and Warranties

The equity purchase agreement includes customary representations and warranties made by us regarding the business to be sold, including its financial condition and structure, as well as other facts pertinent to the sale transaction. The equity purchase agreement also includes customary representations and warranties of the purchasers regarding facts pertinent to the sale transaction. The assertions in the representations and warranties may be subject to important qualifications and limitations agreed to by us and the purchasers in connection with the negotiated terms of the equity purchase agreement. Moreover, some of the representations and warranties may have only been true as of a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between us and the purchasers rather than establishing matters of fact. Our stockholders are not third party beneficiaries under the equity purchase agreement.

We made a number of representations and warranties to the purchasers in the equity purchase agreement, including representations and warranties regarding the company, our subsidiaries and the companies to be sold relating to the following:

•	corporate status;

•	authority to enter into the transaction;

•

the absence of any conflict or violation of the charter, bylaws or other organizational documents of ours or the companies to be sold, applicable law, and certain contracts or agreements with third parties, in each case as a result of entering into and carrying out their respective obligations under the equity purchase agreement;

•	the capitalization of and the absence of any pre-emptive rights regarding the companies to be sold;

•	financial statements and any liabilities undisclosed on the financial statements;

•	the absence of any changes or events, other than those in the course of business consistent with past practice, since December 31, 2012;

•	tax liabilities;

•	intellectual property owned by the companies to be sold and intellectual property infringement matters;

•	any pending or threatened legal proceedings which relate to the companies to be sold;

•	compliance with law of the companies to be sold and any required governmental permits;

•	environmental matters;

•	employee benefit plans;

•	employee matters;

•	material contracts which the companies to be sold are party to or are otherwise bound;

•	sufficiency of assets for the conduct of our North America Telecom business;

•	owned and leased real properties;

•	labor matters;

•	any brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the sale transaction;

•	insurance matters;

59

•	this proxy statement and related information;

•	the opinion of Jefferies as to the fairness of the cash consideration to be paid by the purchasers in connection with the sale transaction;

•	the required vote of our stockholders to consummate the sale transaction;

•	the recommendation of our board of directors and special committee to approve the execution of the equity purchase agreement and the consummation of the sale transaction;

•	furnishings and equipment used in connection with our North America Telecom business;

•	any product warranty matters;

•	any affiliate transactions;

•	the books and records of the companies to be sold;

•	any accounts receivable of the companies to be sold;

•	matters relating to Industry Canada;

•	matters relating to the Investment Canada Act; and

•	that the representations included in the equity purchase agreement are the only representations and warranties made by or on our behalf.

The purchasers made a number of representations and warranties to us in the equity purchase agreement, including representations and warranties relating to the following:

•	the corporate organization of the purchasers;

•	its corporate authority to enter into and carry out its obligations under the equity purchase agreement;

•

the absence of any conflict or violation of its corporate charter, bylaws or other organizational documents, applicable law, and certain contracts or agreements it has with third parties, in each case as a result of entering into and carrying out its obligations under the equity purchase agreement;

•	the absence of any brokerage or finders’ fees or commissions or any similar charges which we may be obligated to pay in connection with the transactions contemplated by the equity purchase agreement;

•	the absence of litigation pending or threatened against the purchasers relating to or affecting the transactions contemplated by the equity purchase agreement;

•	matters relating to the equity and debt financing to be obtained by the purchasers in connection with the sale transaction;

•

that each of the purchasers acquire the equity interests of the companies to be sold with investment intention and are possessed of investor qualification (as each investor intention and qualification are defined in the equity purchase agreement);

•	the absence of any brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the sale transaction;

•	the information provided by the purchasers in connection with the preparation of this proxy statement;

•	the veracity of the information to be provided in the purchasers’ proxy statements;

•	the purchasers’ lack of ownership of any of our common stock;

•

that there are no contracts, unless approved in advance by our special committee, between the purchasers or any of their respective affiliates, on the one hand, and any director, officer or employee of us or any of our subsidiaries; and

60

•

acknowledgement that the sellers’ representations included in the equity purchase agreement are the only representations and warranties made by the sellers, the subsidiaries to be sold or their respective subsidiaries.

Conduct of Business

We agreed in the equity purchase agreement to conduct the business to be sold in the ordinary course of business consistent with past practice until the consummation of the sale transaction. Without limiting this general agreement and except under certain circumstances contemplated in the equity purchase agreement, the other sale transaction documents or the intercompany agreements, or as consented to in writing by the purchasers (not to be unreasonably withheld, conditioned or delayed), we will not permit any of the companies to be sold to:

•	amend its certification of incorporation, bylaws or other similar organizational governing documents;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, restructuring, recapitalization or other reorganization;

•

(a) issue, sell, transfer, pledge, purchase, redeem, retire, grant, dispose of or encumber the equity interests or any other equity or similar interests of the companies to be sold or (b) grant any option, warrant, call or other right to purchase or obtain, or otherwise dispose of or encumber, the equity interests or any other equity or similar interests of the companies to be sold;

•	enter into or consummate any transaction involving the acquisition, merger or consolidation of the business, stock, assets or other properties of any other person;

•

acquire any material properties or assets or sell, assign, lease, license, transfer, convey, exchange or swap, mortgage or otherwise encumber, or subject to any encumbrance or otherwise dispose of any material portion of its properties or assets with a value or purchase price in excess of $25,000 individually or $250,000 in the aggregate other than (A) in the ordinary course of business consistent with past practice, (B) pursuant to existing agreements in effect prior to the date hereof, (C) as may be required by applicable law or any governmental authority in order to permit or facilitate the consummation of the transactions contemplated by the equity purchase agreement or (D) dispositions of obsolete or worthless assets or (E) transactions entirely among the companies to be sold;

•

incur, assume, guarantee, prepay or otherwise become liable for any indebtedness, other than (A) any indebtedness entirely among the companies to be sold, (B) guarantees by the companies to be sold, and (C) indebtedness incurred pursuant to agreements in effect prior to the execution of this equity purchase agreement;

•	enter into, renew, modify or terminate any material contract;

•	incur or commit to any material capital expenditures, or enter into a new line of business;

•	change financial accounting policies;

•	reclassify, combine, split, subdivide or amend the terms of any capital stock, or issue any other securities in substitution for shares of capital stock;

•

except as in the ordinary course of business, or as previously disclosed to the purchasers to (A) increase or modify the compensation or benefits granted to any employee, (B) grant any bonus, benefit or other direct or indirect compensation to any employee, manager, director or officer of the companies to be sold, (C) increase the coverage of benefits under any employee benefit plans, (D) enter into any employment, deferred compensation, service, consulting, non-competition or similar agreement which provides for total annual compensation in excess of $150,000 or less than $150,000 if any of the companies to be sold or any of their employees, officers, or directors are a party, or (F) amend, modify or terminate any employee benefit plan;

•	terminate any specified key employees other than for “cause”;

61

•	recognize or bargain with any union, or enter into, modify or terminate any labor or collective bargaining agreement;

•

cancel or terminate any material insurance policies of the companies to be sold, or allow any material policies to lapse, unless a policy of greater or equal coverage replaces the cancelled/lapsed policy;

•	license, transfer, assign, abandon or otherwise dispose of the ownership or rights to any intellectual property;

•	waive any right of substantial value or voluntarily take a substantial loss under a material contract;

•

certain settlements of material actions relating to the North America Telecom business, such that it requires payment in excess of $50,000 or results in any limitation of the conduct of the business to be sold;

•

(A) make, change or revoke any election relating to taxes, (B) settle and/or compromise any tax liability, (C) prepare a tax return in a manner inconsistent with past practices, (D) file an amended tax return or a claim for a refund of taxes with respect to the income of the companies to be sold, (E) change any annual accounting period for applicable tax purposes, or change any tax accounting method, or (F) enter into any closing agreement relating to taxes, settle, concede, compromise or abandon any tax claim or assessment, surrender any right to claim a refund of taxes;

•	change in any material respect the treatment of inventory, accounts payable or accounts receivable;

•	implement any layoffs or mass termination that would give rise to any obligations or liabilities under the Worker Adjustment and Retraining Notification Act or any similar law;

•	distribute or transfer cash or cash equivalents to the subsidiaries directly selling the companies to be sold, with value in excess of $100,000; or

•	take any action which would impact the effectiveness of any permit.

Solicitation of Other Offers; Exclusivity

Until the consummation of the sale transaction or the termination of the equity purchase agreement pursuant to its terms, neither we nor our representatives may:

•	solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any alternative proposal, as defined in the equity purchase agreement;

•

furnish to any entity or person (other than the purchasers or their respective designees), any non-public information relating to us or any of our subsidiaries, or allow access to any of the records of non-public information, with the intent to encourage an alternative proposal;

•	engage in discussions regarding any alternative proposal with any person that has made or, to our knowledge is considering making, an alternative proposal;

•	approve, endorse or recommend any alternative proposal; or

•

cause or permit us or any of our subsidiaries to enter into or to modify or amend any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any alternative proposal.

We also agreed to end all discussions and negotiations with respect to any alternative proposal, and neither our board of directors nor our special committee may withdraw or modify in a manner adverse to the purchasers, or resolve to withdraw or modify in a manner adverse to the purchasers, its recommendation of the equity purchase agreement or the sale transaction subject to our fiduciary duties required under Delaware corporate law. We refer to any of these actions as a change of recommendation.

62

Notwithstanding the restrictions described above, at any time before our stockholders approve the Sale Proposal, we may furnish non-public information to, and participate in discussions and negotiations with, any person in response to an alternative proposal that did not result from a breach of our non-solicitation obligations under the equity purchase agreement, if our special committee determines in good faith that the alternative proposal constitutes or could reasonably be expected to lead to a superior proposal, as defined below, provided that:

•

we notify the purchasers in writing within 48 hours of the receipt of an alternative proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any alternative proposal, including the identity of the person making, and the proposed material terms and conditions of, the alternative proposal, and if such alternative proposal is in writing, provide the purchasers with a copy, and

•

we notify the purchasers in writing within 48 hours of any subsequent material modifications to the financial or other material terms of that alternative proposal and, to the extent that it is in writing, provide a copy of the proposal to the purchasers.

We are also required to keep the purchasers informed of the status of the discussions or negotiations with the person making the Alternative proposal upon the request of the purchasers.

Nothing contained in the equity purchase agreement prohibits us or our board of directors or our special committee from disclosing to our stockholders a position contemplated by, or making any disclosure required under, U.S. securities laws if in the good faith judgment of our board of directors or our special committee, after consultation with its outside legal counsel, failure to do so would reasonably be expected to violate its legal obligations.

Our Special Committee and Board Recommendation

Our special committee has unanimously recommended that our board of directors has recommended that our stockholders vote for the Sale Proposal, which our board of directors has recommended. Prior to our special meeting, (A) if we have received an alternative proposal from any entity, that is not withdrawn, and that our special committee or board of directors concludes in good faith constitutes a superior proposal (as defined in the equity purchase agreement), our special committee or our board of directors may (1) effect a change of recommendation and/or (2) authorize us to terminate the equity purchase agreement, in accordance with the termination requirements therein, to enter into an agreement pursuant to the superior proposal, or (B) in response to an intervening event (as it is defined in the equity purchase agreement), our special committee or board of directors may effect a change of recommendation, if and only if:

•

in the case of clauses (A) and (B) above, we give the purchasers at least three days prior written notice of our special committee or our board of directors’ intention, absent any revision to the terms of the equity purchase agreement, to make an change of recommendation and/or terminate the equity purchase agreement, with the notice stating (in the event of clause (A) above) that we have received an alternative proposal that is a superior proposal and identifying the person who made the superior proposal, it being understood that any subsequent change to the terms of the alternative proposal will require an additional prior written notice to the purchasers and a new three day period;

•

we negotiate with the purchasers during the three-day notice period in good faith to make such adjustments in the terms and conditions of the equity purchase agreement such that our special committee or board of directors would no longer effect a change of recommendation and/or terminate the equity purchase agreement; and

•	in the case of clause (A)(2) above, we terminate the equity purchase agreement in order to enter into a definitive agreement relating to a superior proposal and pay any required break-up fee.

63

Additional Covenants

The equity purchase agreement contains additional agreements between us and the purchasers relating to, among other things:

•	using reasonable best efforts to do what is necessary or advisable to consummate the sale transaction and the other transactions contemplated by the equity purchase agreement;

•	the purchasers obtaining the required debt and equity financing in order to fund the purchase price;

•	maintaining confidentiality of information and providing access to information;

•	issuance of press releases announcing the sale transaction;

•	delivery of books and records;

•	any necessary further actions required in order to consummate the transactions contemplated by the equity purchase agreement;

•	payment of any expenses by the party designated as required to pay under the equity purchase agreement;

•	notice of any developments rendering a representation or warranty under the equity purchase agreement to be incomplete or inaccurate in any material respect;

•	termination of intercompany accounts and contracts between us and the companies to be sold;

•	indemnification and by the purchasers of directors, officers, employees, fiduciaries and agents of the companies to be sold;

•	a pre-paid director and officer “tail” policy;

•

waiver by the purchasers of, and agreement to cause the companies to be sold to waive, (a) any attorney client privilege relating to conflicts arising in connection with any legal counsel representing the companies to be sold in this sale transaction or (b) the rights of attorney-client privilege with respect to any communication in connection with any post-closing representation;

•	our preparation and filing of this proxy statement with the Securities Exchange Commission, and the related special meeting of our stockholders;

•	transaction bonuses payable to any current or former employee, officer, director, leased employee, consultant or agent of the companies to be sold;

•	employee benefits matters;

•	our consummation of specified internal restructuring transactions in the manner set forth in the equity purchase agreement;

•	the removal of all reference to the Primus trademark and all related intellectual property from us and our subsidiaries and affiliates, within sixty days of closing; and

•	our preventing any cash distributions by PTI between the closing and the second closing.

Conditions to Closing

Our obligation and the purchasers’ obligation to consummate the closing are subject to the satisfaction or waiver of the following conditions:

•	there is not in effect any governmental order restraining, enjoining or otherwise prohibiting the consummation of the sale transaction;

•

the waiting period under the Hart-Scott-Rodino Act, if applicable, shall have expired or been terminated. although we do not believe that the Hart-Scott-Rodino Act is applicable to the sale transaction;

64

•

if a notice is filed with the Committee on Foreign Investment in the U.S., then any review or investigation has concluded and either a notice is received that there are no issues of national security or the applicable waiting period has expired;

•	any necessary approval under the Competition Act has been received;

•	any necessary approvals or clearances under the Investment Canada Act have been received or the applicable waiting period has expired;

•	our stockholders have approved the sale transaction; and

•	certain internal restructuring transactions shall have been consummated in the manner set forth in the equity purchase agreement.

The purchasers’ obligation to close the sale transaction is subject to the satisfaction or waiver of the following conditions:

•

our fundamental representations and warranties in the equity purchase agreement are true and correct in all but de minimus respects on the date of the equity purchase agreement and on the closing date;

•

our non-fundamental representations and warranties in the equity purchase agreement are true and correct in all respects as of the date of the equity purchase agreement and the closing date, without giving effect to qualifications of materiality, except for such failures to be true and correct which would not result in a material adverse effect (as such term is described below);

•	we have performed and complied in all material respects with all of material covenants to be performed or complied with prior to the closing date;

•	since the date of the equity purchase agreement, there is no material adverse effect that is continuing;

•	we have delivered written resignation to the purchasers for all officers, directors and managers of the companies to be sold that will not be employees of the companies to be sold after the closing;

•	we have delivered to the purchasers stock certificates representing the equity interests of the companies to be sold;

•	we have delivered executed counterparts of specified ancillary agreements to the purchasers;

•	we have delivered specified officer’s certificates to the purchasers; and

•	we have delivered any payoff letters and releases of guarantees evidencing termination of indebtedness, as required by the equity purchase agreement.

Our obligation to close the sale transaction is subject to the satisfaction or waiver of the following conditions on or prior to the closing:

•

the purchasers’ fundamental representations and warranties in the equity purchase agreement are true and correct in all but de minimus respects on the date of the equity purchase agreement and on the closing date;

•

the purchasers’ non-fundamental representations and warranties in the equity purchase agreement are true and correct in all respects as of the date of the equity purchase agreement and the closing date, without giving effect to qualifications of materiality, except for such failures to be true and correct which would not result in a material adverse effect;

•	the purchasers have performed and complied in all material respects with all of material covenants to be performed or complied with prior to the closing date;

•	the purchasers have delivered to us an officer’s certificate;

•	the purchasers have delivered to us the purchase price;

65

•	the purchasers have delivered to us executed counterparts of specified ancillary agreements; and

•	the purchasers shall have funded all escrow amounts as required by the equity purchase agreement.

For the purposes of the equity purchase agreement, “Material Adverse Effect” means any change, effect, event, circumstance, fact, occurrence or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition or operations of the companies to be sold, taken as a whole, or our North America Telecom business as presently conducted. However, “Material Adverse Effect” does not include any of the following, either alone or in combination, and none of the following shall be taken into account in determining whether there has been or would be a Material Adverse Effect:

•

subject to certain exceptions, any changes in general economic or political conditions or the securities, banking, credit, currency, commodities, capital or financial markets in general (including general changes to monetary policy, inflation, interest rates, exchange rates or stock, bond or debt prices) in the United States or in any other geographic market;

•

subject to certain exceptions, changes that are generally applicable to the industries in which the companies to be sold operate (including any competitive and/or technological changes relevant to such industries);

•

subject to certain exceptions, changes in general legal, regulatory or political conditions, including the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any law after the date of the equity purchase agreement, or changes in GAAP or in other applicable accounting standards (or in the interpretation thereof);

•

the negotiation, execution, announcement or performance of the equity purchase agreement or the consummation of the transactions contemplated by this equity purchase agreement, including the threatened or actual impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, employees or landlords;

•	the identity of the purchasers as the acquirors of the companies to be sold or any facts or circumstances concerning the purchasers;

•	compliance with the terms of, or the taking of any action required or contemplated by, the equity purchase agreement or action or inaction consented to or requested by the purchasers;

•	natural disasters, weather events, geopolitical conditions, acts or threats of war, sabotage, terrorism, or military actions or the escalation or worsening thereof; or

•

any failure to meet internal or published projections, forecasts, estimates, performance measures, operating statistics or revenue or earnings predictions for any period or the issuance of revised projections that are not as optimistic as those in existence as of the date of the equity purchase agreement.

Conditions to Second Closing

Our obligation and the obligation of the purchasers to consummate the second closing are subject to the satisfaction or waiver of the following conditions:

•	the closing will have occurred or will occur concurrently with the second closing;

•	the governmental and regulatory approvals described in in the section entitled “SALE PROPOSAL — Governmental and Regulatory Approvals” shall have become effective and shall remain in effect;

•	we have delivered to the purchasers a duly executed PTI carrier services agreement;

•	we have delivered to PTUS, Inc. certificates representing the shares of PTI; and

66

•	there will not be any governmental or court order in effect restraining, enjoining or otherwise prohibiting the consummation of the second closing.

Termination

The equity purchase agreement may be terminated at any time prior to the closing as follows:

•	by mutual written consent of us and the purchasers;

•

by us or the purchasers on or after September 30, 2013 if the closing has not occurred by the close of business on such date, provided that neither party may exercise this right if it is in breach of the equity purchase agreement and that breach is the direct cause of the failure to close by September 30, 2013;

•	by us or the purchasers if a final non-appealable governmental or court order is in effect restraining, enjoining or otherwise prohibiting the consummation of the sale transaction;

•	by us or the purchasers if our special meeting has concluded and stockholder approval for the sale transaction has not been obtained;

•

by us in order to enter into a transaction that is a superior proposal if, prior to our special meeting, our board of directors has received a superior proposal and we pay the break-up fee described below;

•

by the purchasers, prior to our obtaining stockholder approval for the sale transaction, if our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction and we pay the break-up fee described below;

•

by us if our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal and we pay the break-up fee described below; or;

•

by us if all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing.

We may also terminate the equity purchase agreement to enter into a transaction that is a superior proposal if, prior to our stockholders approving the Sale Proposal, our board of directors or special committee has received a superior proposal and we pay the break-up fee described below. The purchasers may also terminate the equity purchase agreement if our board of directors or special committee has made a change of recommendation without also terminating the equity purchase agreement.

Termination Fees

Subject to certain exceptions, we are required to reimburse the purchasers for reasonable costs and expenses up to a maximum amount of 1% of the purchase price, which we refer to the reimbursement fee, if the equity purchase agreement is properly terminated by:

•	us or the purchasers because the closing has not occurred prior to the close of business on September 30, 2013; or

•	us or the purchasers, because our stockholders do not approve the Sale Proposal.

We are required to pay to the purchasers $3.87 million in cash (such amount being reduced on a dollar for dollar basis for any reimbursement fee paid by us to the purchasers), which we refer to as the break-up fee, if:

•	(A) the equity purchase agreement is properly terminated:

•	by us or the purchasers if our special meeting has concluded and stockholder approval of the sale transaction has not been obtained, or

67

•

by us or the purchasers if the closing has not occurred prior to the close of business on September 30, 2013, and the reason for the failure to close is an uncured breach of the equity purchase agreement by us that results in the failure to satisfy a closing condition, and

(B) prior to termination under the foregoing circumstances, a qualifying transaction (as such term is defined in the equity purchase agreement) has been publicly announced and, within 3 months of such termination, the qualifying transaction is consummated or we enter into a definitive agreement providing for the qualifying transaction; or

•

the equity purchase agreement is properly terminated by us, in order to enter into a transaction that is a superior proposal if, prior to our special meeting, our board of directors has received a superior proposal; or

•

the equity purchase agreement is properly terminated by us, prior to our obtaining stockholder approval for the sale transaction, because our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal; or

•

the equity purchase agreement is properly terminated by the purchasers, prior to our obtaining stockholder approval for the sale transaction, because our special committee or board of directors withdraws or modifies its recommendation that our stockholders vote in favor of the sale transaction in connection with a superior proposal.

The purchasers are required to pay to us $25 million in cash, which we refer to as the reverse break-up fee, if the equity purchase agreement is properly terminated by:

•

us because all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing;

•

us or the purchasers because the closing has not occurred by the close of business on September 30, 2013, and prior to such termination all the conditions to the closing of the sale transaction have been satisfied and we notify the purchasers that we are prepared to consummate the closing and the purchasers fail to consummate the closing; or

•

us or the purchasers because the closing has not occurred by the close of business on September 30, 2013, and prior to such termination the purchasers have breached the equity purchase agreement, which breach remains uncured and results in the failure of a condition to the closing of the sale transaction.

Indemnification

We and the purchasers have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the equity purchase agreement. The representations, warranties and covenants survive for a period of 14 months after the closing of the sale transaction. Subject to certain exceptions, a party’s damages from breaches of representations, warranties and covenants must exceed $500,000 in the aggregate before the other party is required to make indemnification payments, the aggregate indemnification claims payable by us for breaches of representations, warranties and covenants may not exceed $12.9 million, and the aggregate indemnification claims payable by the purchasers for breaches of representations and warranties may not exceed $12.9 million. In addition, for 14 months after the closing of the sale transaction, we must maintain a minimum cash balance of approximately $6.45 million in order to satisfy our indemnification obligations under the equity purchase agreement.

Amendments and Waivers

Any provision of the equity purchase agreement may be amended or waived if , and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by us and the purchasers, or in the

68

case of a waiver, by the party against whom the waiver is to be effective. However, after receipt of approval of the sale transaction from our stockholders, the effectiveness of any such amendment or waiver which requires stockholder approval will be conditioned upon obtaining such stockholder approval.

Governing Law

The equity purchase agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provisions.

Ancillary Agreements

We negotiated the following additional agreements that will be executed in connection with and following the closing.

Transition Services Agreement

The Transition Services Agreement to be entered into by and among us and the purchasers, provides for the provision of certain services for a transition period after entering into the equity purchase agreement. These services include: network services, information systems services, HR services, finance services, telecom services and inter-closing services.

Colocation Facilities Agreement

The Colocation Facilities Agreement to be entered into by and between our carriers services entity, PTGi International Carrier Services, Inc., which we refer to as PTGi ICS, and Lingo, provides for PTGi ICS allowing access to some of its leased properties to the purchasers so that the purchasers can locate certain telecommunications and/or data equipment and cabling to receive and deliver voice and/or data communications traffic and related services. Furthermore, we will provide specified services under this agreement in the form of a grant to Lingo of a revocable and non-exclusive license to use certain areas inside our leasehold premises.

Management Services Agreement

The Management Services Agreement to be entered into by and among PTGi, PTI and PTUS, Inc., provides that PTUS, Inc. will provide certain management services and operational services to PTI relating to PTI’s telecommunications service business.

Carrier Services Agreement

A Carrier Services Agreement to be entered into by and between PTGi ICS and PTCI, provides for communications services to be provided between the two parties to the agreement, which may include call termination or internet protocol transport services.

Assignment Assumption Agreement

The Assignment Assumption Agreement to be entered into by and among PTGi, PTCI and PTCAN, Inc., provides that PTCI shall assign certain of its rights and obligations under the purchase agreement dated April 17, 2013 (pursuant to which we sold BLACKIRON to Rogers Communications, Inc.) to PTGi.

Carrier Services Agreement

A Carrier Services Agreement by and between PTGi ICS and PTI, provides for communications services to be provided between the two parties to the agreement, which may include call termination or internet protocol transport services.

69

PROPOSAL #2

TRANSACTION-RELATED COMPENSATION ARRANGEMENTS PROPOSAL

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the section entitled “SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction — Golden Parachute Compensation.”

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, in this proposal our stockholders are being asked to approve the following non-binding resolution at the special meeting:

“RESOLVED, that the stockholders of the company approve, on an advisory (non-binding) basis, the compensation to be paid by us to our named executive officers that is based on or otherwise relates to the sale of North America Telecom business, as disclosed in the Golden Parachute Compensation Table and related notes and narrative disclosure in the section of the proxy statement entitled ‘SALE PROPOSAL — Interests of Certain Persons in the Sale Transaction — Golden Parachute Compensation.’”

Approval of this proposal is not a condition to the consummation of the sale transaction, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on us, or our board of directors or the compensation committee. Because we will be contractually obligated to pay the “golden parachute” compensation, if the sale transaction is consummated, the “golden parachute” compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The Transaction-Related Compensation Arrangements Proposal requires the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the Transaction-Related Compensation Arrangements Proposal; whereas broker non-votes will have no effect on the outcome of the Transaction-Related Compensation Arrangements Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”, ON AN ADVISORY BASIS, THE TRANSACTION-RELATED COMPENSATION ARRANGEMENTS PROPOSAL.

70

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of April 15, 2013, the company had 13, 930, 745 shares of its common stock outstanding. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

The following table sets forth, as of April 15, 2013, certain information as to the beneficial ownership of the company’s common stock, including shares of common stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of common stock options or warrants that are exercisable as of, and within 60 days from, April 15, 2013) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by: (i) each person or group who is known to the company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person had, as of April 15, 2013, sole voting power and sole investment power with respect to the company’s shares, subject to community property laws as applicable.

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock (1)
Karen Singer, as Trustee to the Singer Children’s Management Trust (2)	1,673,606	12.0%
212 Vaccaro Drive
Cresskill, NJ 07626
Archer Capital Management L.P. and its affiliates or affiliated funds (3)	1,087,417	7.8%
570 Lexington Avenue, 40th Floor
New York, NY 10022
Morgens, Waterfall, Vintiadis & Co., Inc. and its affiliates or affiliated funds (4)	826,240	5.8%
600 Fifth Avenue, 27th Floor
New York, NY 10020
Raptor Capital Management, L.P. and its affiliates or affiliated funds (5)	881,892	6.3%
280 Congress Street, 12th Floor
Boston, MA 02210

Directors and Executive Officers
Peter D. Aquino (6)	487,329	3.5%
James C. Keeley	9,336	*	%
Richard Ramlall	12,559	*	%
Kenneth D. Schwarz	13,033	*	%
Andrew Day (7)	48,700	*	%
John D. Filipowicz	6,386	*	%
Steven D. Scheiwe (8)	42,022	*	%
Robert M. Pons (9)	22,327	*	%
Neil S. Subin (10)	111,022	*	%
Mark E. Holliday (11)	27,980	*	%
All executive officers and directors as a group (10 people) (12)	767,661	5.5%

*	Less than 1% of the outstanding common stock.
(1)	Shares of common stock of which a person has the right to acquire beneficial ownership within 60 days from April 15, 2013 are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Based upon a Schedule 13D/A filed with the SEC on March 9, 2011.

71

(3)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Archer Capital Management, L.P. (“Archer”), as the investment manager to certain private investment funds (the “Funds”), Canton Holdings, L.L.C. (“Canton”), as the general partner of Archer, and Joshua A. Lobel and Eric J. Edidin, as principals of Canton. Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 1,074,581 shares of the company’s common stock. In addition, such Schedule 13G/A discloses that Mr. Edidin has sole voting and dispositive power with respect to, and beneficially owns, an additional 12,836 shares of the company’s common stock. Due to Mr. Edidin’s beneficial ownership of an additional 12,836 shares of the company’s common stock over which he has sole voting and dispositive power, Mr. Edidin may be deemed the beneficial owner of 7.8% of the company’s outstanding common stock, while the other reporting persons may be deemed the beneficial owners of 7.7% of the company’s outstanding common stock. All shares reported in such Schedule 13G/A are held directly by the Funds managed by Archer, except that the additional 12,836 shares of the company’s common stock over which Mr. Edidin has sole voting and dispositive power are held by Mr. Edidin and the Funds directly.
(4)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 6, 2013 by Phaeton International (BVI) Ltd. (“Phaeton”), Phoenix Partners, L.P. (“Phoenix”), Morgens, Waterfall, Vintiadis & Co., Inc. (“Morgens Waterfall”) and Edwin H. Morgens (“Morgens”). Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 500,000 shares of the company’s common stock and 326,240 warrants granting the reporting persons the right to acquire beneficial ownership of an equal amount of shares of the company’s common stock within 60 days. As set forth in the Schedule 13G/A, 336,048 shares and warrants are beneficially owned by Phaeton, 490,192 shares and warrants are beneficially owned by Phoenix, 826,240 shares and warrants are beneficially owned by Morgens Waterfall and 826,240 shares and warrants are beneficially owned by Morgens. Morgens Waterfall (of which Morgens is a principal) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, in the business of rendering financial services and as such it provides discretionary investment advisory services to Phaeton and Phoenix. In such capacity, Morgens Waterfall has the power to make decisions regarding the disposition of the proceeds from the sale of the foregoing shares of common stock and warrants.
(5)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by The Raptor Evolution Fund L.P. (the “Partnership”), The Raptor Evolution Fund Offshore L.P. (the “Master Fund”), Raptor Evolution Fund GP LLC, Raptor Capital Management LP, Raptor Capital Management GP LLC, Raptor Group Holdings LP, Raptor Holdco GP LLC, Raptor Capital Management, Inc. and James J. Pallotta. Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 881,892 shares of the company’s common stock, which are held directly by the Partnership or the Master Fund or for the benefit of a third party in a separately managed account. While the business address of the reporting persons above other than the Master Fund is as listed, the business address of the Master Fund is Citco Fund Services (Curacao) N.V., P.O. Box 4774, Kaya Flamboyan 9, Curacao, Netherlands Antilles.
(6)	Includes 13,724 vested stock options.
(7)	Includes 20,209 vested stock options.
(8)	Includes 27,447 vested stock options, 4,575 stock options that vest within 60 days of April 15, 2013 and 2,500 RSUs that vest within 60 days of April 15, 2013.
(9)	Includes 12,960 vested stock options, 4,575 stock options that vest within 60 days of April 15, 2013 and 2,500 RSUs that vest within 60 days of April 15, 2013.
(10)	Includes 27,447 vested stock options, 4,575 stock options that vest within 60 days of April 15, 2013 and 2,500 RSUs that vest within 60 days of April 15, 2013.
(11)	Includes 16,011 vested stock options, 5,719 stock options that vest within 60 days of April 15, 2013 and 3,125 RSUs that vest within 60 days of April 15, 2013.
(12)	Includes 19,444 stock options that vest within 60 days of April 15, 2013, 10,625 RSUs that vest within 60 days of April 15, 2013 and 117,798 vested stock options. Excludes shares owned by Kenneth D. Schwarz, who was not an executive officer of the company as of April 15, 2013.

72

INCORPORATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference herein and will be deemed to be a part hereof:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013 (including portions of the Proxy Statement, Schedule 14A filed with the SEC on April 30, 2013 incorporated by reference therein);

2.	Our Quarterly Reports on Form 10-Q for the quarterly periods March 31, 2013 filed with the SEC on May 10, 2013; and

3.	Our Current Reports on Form 8-K filed with the SEC on January 18, 2013, April 17, 2013 (other than item 7.01 and exhibits 99.1, 99.2 and 99.3), April 26, 2013 (other than exhibit 99.1) and May 10, 2013 (other than item 7.01 and exhibits 99.1, 99.2 and 99.3).

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof but before the special meeting at which our stockholders will vote on the Sale Proposal, will be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that we disclose under Items 2.02 or 7.01 or as on exhibit 99 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this proxy statement.

For purposes of this proxy statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Subject to the foregoing, all information in this proxy statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information that we file with the SEC are also available in the “Investors” section of our corporate website at www.PTGi.com.

For printed copies of any of our reports, including this proxy statement, please contact our Investor Relations department in writing at Primus Telecommunications Group, Incorporated 460 Herndon Parkway, Suite 150, Herndon, VA 20170, Attention: Investor Relations.

73

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. Any proposal that an eligible stockholder desires to have presented at the 2014 Annual Meeting of Stockholders concerning a proper subject for inclusion in the Proxy Statement and for consideration at the 2014 Annual Meeting of Stockholders, will be included in the company’s Proxy Statement and related proxy card if it is received by the Corporate Secretary of the company at the company’s principal executive offices, 460 Herndon Parkway, Suite 150, Herndon, VA 20170 no later than January 1, 2014. However, if the date of the 2014 Annual Meeting is changed by more than 30 days from the date of the 2014 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials. For stockholder proposals to be considered for presentation at the 2014 Annual Meeting of Stockholders although not required to be included in our proxy materials, the deadline for receipt by the Corporate Secretary is no later than March 17, 2014. If a stockholder gives notice of such a proposal after this deadline, the company’s proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2014 Annual Meeting of Stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements. Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to Primus Telecommunications Group, Incorporated, 460 Herndon Parkway, Suite 150, Herndon, VA 20170, Attention: Corporate Secretary. Such recommendation must be received by the Corporate Secretary no later than March 1, 2014.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from the stockholder’s broker or us that they or we will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes the stockholder’s consent. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive separate proxy materials, or if a stockholder is receiving multiple copies of the proxy materials and wishes to receive only one, the stockholder should notify the stockholder’s broker if the stockholder’s shares are held in a brokerage account or us if the stockholder holds common stock directly. Requests in writing should be addressed to: Primus Telecommunications Group, Incorporated, 460 Herndon Parkway, Suite 150, Herndon, VA 20170, Attention: Investor Relations.

OTHER MATTERS

As of the date of this proxy statement, our board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the special meeting, or any adjournment or postponement of the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

74

Appendix A

EQUITY PURCHASE AGREEMENT

Appendix A

EXECUTION COPY

EQUITY PURCHASE AGREEMENT

BY AND AMONG

PTUS, INC.,

PTCAN, INC.,

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

LINGO HOLDINGS, INC.

AND

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

DATED AS OF

MAY 10, 2013

i

(continued)

(continued)

INDEX OF EXHIBITS

Exhibit A	Form of Transition Services Agreement

Exhibit B	Form of Colocation Agreement

Exhibit C	Form of Management Agreement

Exhibit D	Form of PTCI Carrier Services Agreement

Exhibit E	Form of Specified Assumption Agreement

Exhibit F	Form of PTI Carrier Services Agreement

INDEX OF DEFINED TERMS

Term	Reference

Acceptable Confidentiality Agreement	Section 5.14(h)
Action	Section 10.2(a)
Adjustment Determination Effective Time	Section 2.3(a)
Adjustment Escrow Account	Section 10.2(a)
Adjustment Escrow Amount	Section 10.2(a)
Affiliate	Section 10.2(a)
Agent	Section 10.6(b)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.14(a)
Alternative Proposal	Section 5.14(i)
Alternative Transaction	Section 5.14(j)
Balance Sheet Date	Section 3.5(a)
Balance Sheets	Section 3.5(a)
Basket	Section 9.5(a)
Blackiron Purchase Agreement	Section 10.2(a)
Blackiron Purchase Price	Section 10.2(a)
Blackiron Transactions	Section 10.2(a)
Business	Section 10.2(a)
business day	Section 10.2(a)
CAN Acquireco	Preamble
Canadian Companies	Section 3.7(k)
Cap	Section 9.5(a)
Carrier Services Agreement	Section 2.4
Cash and Cash Equivalents	Section 10.2(a)
CFIUS	Section 3.3(b)
CFIUS Clearance	Section 6.1(c)
Change of Recommendation	Section 5.14(c)
Claim Certificate	Section 9.3(a)
Claim Response Certificate	Section 9.3(a)
Closing	Section 2.1
Closing Date	Section 2.1
Code	Section 10.2(a)
Collective Bargaining Agreement	Section 3.18(c)
Colocation Agreement	Section 2.2(b)
Commercial Agreements	Section 10.2
Communications Act	Section 3.3(b)
Communications Laws	Section 4.3(c)
Companies	Recitals
Company Approvals	Section 3.3(b)
Company Employees	Section 3.18(a)
Company Intellectual Property	Section 3.8(a)
Company Licensed IP	Section 3.8(a)
Company Plan	Section 3.12(a)
Company Registered IP	Section 3.8(a)

v

INDEX OF DEFINED TERMS

(continued)

Page

Competition Act	Section 3.3(b)
Competition Act Approval	Section 6.1(d)
Conclusive Net Working Capital Statement	Section 2.3(c)
Confidentiality Agreement	Section 5.4(a)
Continuing Employee	Section 5.16(a)
Contract	Section 10.2(a)
control	Section 10.2(a)
Current Assets	Section 10.2(a)
Current Liabilities	Section 10.2(a)
Current Representation	Section 5.12
Defense Production Act	Section 3.3(b)
DGCL	Section 3.23
Disclosed Conditions	Section 4.5
Disclosure Schedule	Article III Preamble
Disputed Items	Section 2.3(c)
DOL	Section 3.12(b)
Encumbrances	Section 10.2(a)
Environmental Law	Section 3.11(b)
Equity Commitment Letter	Section 4.5
Equity Interests	Recitals
ERISA	Section 10.2(a)
Escrow Agreement	Section 10.2(a)
Estimated Net Working Capital Amount	Section 2.3(a)
Estimated Net Working Capital Statement	Section 2.3(a)
ETA Escrow Account	Section 10.2(a)
ETA Escrow Amount	Section 10.2(a)
ETA Liability	Section 10.2(a)
Exchange Act	Section 3.3(b)
Expenses	Section 8.3(a)
FCC	Section 3.3(b)
FCC Approvals	Section 3.3(b)
Financial Statements	Section 3.5(a)
Financing	Section 4.5
Financing Commitments	Section 4.5
FLSA	Section 3.18(e)
Foreign Plan	Section 3.12(m)
Furnishings and Equipment	Section 10.2(a)
GAAP	Section 10.2(a)
Globility	Recitals
Governmental Authority	Section 10.2(a)
Governmental Order	Section 10.2(a)
Hazardous Substance	Section 3.11(b)
HSR Act	Section 10.2(a)
Hybrid Debt	Section 1.3
ICA	Section 3.3(b)

INDEX OF DEFINED TERMS

(continued)

Page

ICA Clearance	Section 6.1(f)
Indebtedness	Section 10.2(a)
Indemnification Tax Benefit	Section 9.5(d)
Indemnified Individual	Section 5.11(a)
Indemnified Losses	Section 9.2(a)
Indemnified Party	Section 9.3(a)
Indemnifying Party	Section 9.3(a)
Indemnity Escrow Account	Section 10.2(a)
Indemnity Escrow Amount	Section 10.2(a)
Initial Purchase Price	Section 1.2
Intellectual Property	Section 3.8(h)
Interim Financial Statements	Section 3.5(a)
Intervening Event	Section 5.14(l)
IRS	Section 3.12(b)
iPrimus	Recitals
iPrimus Shares	Section 1.1(b)
Key Employees	Section 10.2(a)
Knowledge	Section 10.2(a)
Law	Section 10.2(a)
Leased Real Property	Section 3.17
Leases	Section 3.17
Lenders	Section 4.5(a)
Liability	Section 10.2(a)
Limited Guarantee	Section 10.2(a)
Lingo	Recitals
Lingo Holdings	Recitals
Lingo Shares	Section 1.1(a)
Losses	Section 9.2(a)
Made Available	Section 10.2(a)
Management Agreement	Section 2.2(a)
Management Fee	Section 10.2(a)
Manulife	Section 4.5(a)
Manulife Commitment Letter	Section 4.5(a)
Material Adverse Effect	Section 10.2(a)
Material Contracts	Section 3.14(a)
Material Permits	Section 3.10(b)
Minimum Cash Balance	Section 10.2(a)
Minister	Section 6.1(e)
Minority Interest in Globility	Section 1.1(c)
Neutral Arbitrator	Section 2.3(c)
Net Adjustment Amount	Section 10.2(a)
Net Working Capital	Section 10.2(a)
Non-CFIUS Decision	Section 3.3(b)
Non-Controlling Party	Section 9.3(c)
Non-U.S. Telecommunications Agency	Section 3.3(b)

INDEX OF DEFINED TERMS

(continued)

Page

Non-U.S. Telecommunications Approvals	Section 3.3(b)
Notice Period	Section 5.14(d)
OSH Laws	Section 3.13(e)
Outside Date	Section 8.1(b)
Parent	Preamble
Parent Common Stock	Section 3.23
Parent Meeting	Section 5.15(b)
Parent Stockholder Approval	Section 3.23
Parties	Preamble
Permit	Section 10.2(a)
Permitted Encumbrances	Section 10.2(a)
Person	Section 10.2(a)
Post-Closing Net Working Capital Statement	Section 2.3(b)
Post-Closing Representation	Section 5.12
Pre-Closing Tax Period	Section 10.2(a)
Pre-Closing Taxes	Section 10.2(a)
Primus Canada	Recitals
Primus Canada Shares	Section 1.1(c)
Primus Trademark	Section 3.8(h)
Proxy Statement	Section 5.15(a)
PTCI	Recitals
PTCI Carrier Services Agreement	Section 2.2(b)
PTCI Shares	Section 1.1(d)
PTGi ICS	Section 2.2(b)(vi)
PTHI	Preamble
PTI	Recitals
PTI Carrier Services Agreement	Section 2.4
PTI Purchase Price	Section 2.4
PTI Shares	Section 1.1(e)
PTII	Preamble
Purchase Price	Section 1.2
Purchasers	Preamble
Purchaser Fundamental Representations	Section 6.3(a)
Purchaser Indemnified Parties	Section 9.2(a)
Purchaser Material Adverse Effect	Section 10.2(a)
Purchaser Party Affiliates	Section 8.4(b)
Purchaser Termination Payment	Section 8.4(a)
Qualifying Transaction	Section 8.3(b)
Recommendation	Section 3.24
Regulatory Law	Section 5.2(g)
Representative	Section 10.2(a)
Resolution Period	Section 2.3(c)
Restructuring Transactions	Section 1.3
SEC	Section 4.6(a)
Second Closing	Section 2.4

INDEX OF DEFINED TERMS

(continued)

Page

Second Closing Escrow Account	Section 10.2(a)
Second Closing Escrow Amount	Section 2.4
Securities Act	Section 10.2(a)
Sellers	Preamble
Seller Accounting Policies	Section 10.2(a)
Seller Fundamental Representations	Section 6.2(a)
Seller Indemnified Parties	Section 9.2(b)
Sellers’ Representative	Preamble
Senior Debt Commitment Letter	Section 4.5(a)
Senior Lenders	Section 4.5(a)
Special Committee	Section 3.24
Specified Assumption Agreement	Section 2.2
Sponsor	Section 4.5(a)
State PUC	Section 3.3(b)
State PUC Approvals	Section 3.3(b)
Straddle Period	Section 10.2(a)
Subsidiary	Section 10.2(a)
Superior Proposal	Section 5.14(k)
Target Net Working Capital Amount	Section 2.3(a)
Tax Act	Section 10.2(a)
Tax Claim	Section 7.2(c)
Tax Return	Section 10.2(a)
Taxes	Section 10.2(a)
Taxing Authority	Section 10.2(a)
Telesonic	Recitals
Termination Fee	Section 8.3(b)
Third-Party Claim	Section 9.3(c)
Transaction Documents	Section 10.2(a)
Transition Services Agreement	Section 2.2(a)
Unaudited Financial Statements	Section 3.5(a)
US Acquireco	Preamble
WARN	Section 5.1(e)(xx)

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made this 10th day of May, 2013, by and among PTUS, Inc., a Delaware corporation (“US Acquireco”), PTCAN, Inc., a corporation organized under the laws of the Province of Ontario (“CAN Acquireco” and together with US Acquireco, the “Purchasers”), Primus Telecommunications Group, Incorporated, a Delaware corporation (“Parent” and the “Sellers’ Representative”), Primus Telecommunications Holding, Inc., a Delaware corporation (“PTHI”), Primus Telecommunications International, Inc., a Delaware corporation (“PTII”) and Lingo Holdings, Inc., a Delaware corporation (“Lingo Holdings”, and together with PTHI and PTII, the “Sellers”). The Purchasers, Parent, Sellers’ Representative and Sellers are referred to herein from time to time as “Parties”.

WHEREAS, each of Primus Telecommunications, Inc., a Delaware corporation (“PTI”), Lingo, Inc., a Delaware corporation (“Lingo”), iPrimus, USA, Inc., a Delaware corporation (“iPrimus”), 3620212 Canada Inc., a corporation organized under the laws of Canada (“Primus Canada”), Primus Telecommunications Canada Inc., a corporation organized under the laws of the Province of Ontario, Canada (“PTCI”), Telesonic Communications Inc., a corporation organized under the laws of the Province of Ontario (“Telesonic”), and Globility Communications Corporation, a corporation organized under the laws of the Province of Ontario, Canada (“Globility”, and together with PTI, Lingo, iPrimus, Primus Canada, PTCI and Telesonic, the “Companies”; provided, that it is understood and agreed that the term “Companies” shall be construed for all purposes of this Agreement after giving effect to the Restructuring Transactions), is a direct or indirect wholly owned Subsidiary of the Sellers;

WHEREAS, the Companies together own or have licenses or leases to use the assets, rights, obligations and liabilities comprising the Business; and

WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Purchasers desire to purchase, acquire and accept from the Sellers, directly or indirectly, all of the issued and outstanding shares of capital stock and other equity interests of each of the Companies, and all of the Sellers’ rights, title and interests therein (collectively, the “Equity Interests”) (it being understood that the issued and outstanding shares of capital stock and other equity interests of Globility held directly by Primus Canada shall not be directly transferred to the Purchasers), in each case free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), and the Sellers desire to sell, transfer, assign, convey and deliver, directly or indirectly, to the Purchasers all of the Equity Interests, in each case free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF EQUITY INTERESTS

1.1 Purchase and Sale of Equity Interests. Subject to the terms and conditions of this Agreement, including Section 2.4, at the Closing, in exchange for a payment by the Purchasers to the Sellers of an aggregate cash amount equal to the Purchase Price, the Sellers shall sell, assign, transfer, convey and deliver to the Purchasers all of the Equity Interests and all of the Sellers’ rights, title and interests therein, in each case free and clear of all Encumbrances (other than restrictions on transfer of securities under applicable securities Laws). In particular, subject to Section 2.4, at the Closing, the applicable Parties shall cause each of the following to occur, and each of the following will be deemed to occur, in the order set forth below, it being understood that no aspect of the transactions listed below shall occur or be effective, or be deemed to occur or be effective, unless all such transactions occur:

(a) Lingo Holdings will transfer all of its right, title and interest in, to and under all of the issued and outstanding shares of capital stock and other equity interests of Lingo (the “Lingo Shares”) to US Acquireco, and Lingo Holdings will deliver original certificates representing the Lingo Shares to US Acquireco, in each case, free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), duly endorsed (or accompanied by duly executed stock powers).

(b) PTHI will transfer all of its right, title and interest in, to and under all of the issued and outstanding shares of capital stock and other equity interests of iPrimus (the “iPrimus Shares”) to US Acquireco, and PTHI will deliver original certificates representing the iPrimus Shares to US Acquireco, in each case, free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), duly endorsed (or accompanied by duly executed stock powers).

(c) PTII will transfer all of its right, title and interest in, to and under (i) all of the issued and outstanding shares of capital stock and other equity interests of Primus Canada (the “Primus Canada Shares”) to CAN Acquireco and (ii) all of the issued and outstanding shares of capital stock and other equity interests of Globility held directly by PTII (the “Minority Interest in Globility”) to CAN Acquireco, and PTII will deliver original certificates representing the Primus Canada Shares and the Minority Interest in Globility to CAN Acquireco, in each case, free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), duly endorsed (or accompanied by duly executed stock powers).

(d) (i) PTII will cause (A) PTCI to distribute to PTII in cash the remaining proceeds of the Blackiron Purchase Price after payment of expenses relating to the Blackiron Transaction, (B) PTCI to distribute to PTII all of its right, title and interest in, to and under any and all intercompany loans made by PTCI to PTII, and (C) PTCI to enter into the Specified Assumption Agreement and assign the benefits specified therein, in each case, in redemption of a pro rata portion of the issued and outstanding shares of capital stock and other equity interests of PTCI; and (ii) PTII will transfer all of its right, title and interest in and to the issued and outstanding shares of capital stock and other equity interests of PTCI after taking into account the redemption under the foregoing clause (i) (the “PTCI Shares”) to CAN Acquireco, and PTII will deliver original certificates representing the PTCI Shares to CAN Acquireco, in each case, free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), duly endorsed (or accompanied by duly executed stock powers).

(e) PTHI will transfer all of its right, title and interest in, to and under all of the issued and outstanding shares of capital stock and other equity interests of PTI (the “PTI Shares”) to US Acquireco, and PTHI will deliver original certificates representing the PTI Shares to US Acquireco, in each case, free and clear of any Encumbrances (other than restrictions on transfer imposed by securities Laws), duly endorsed (or accompanied by duly executed stock powers).

1.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, the purchase price to be paid for the Equity Interests acquired by the Purchasers pursuant to this Agreement shall be $129,000,000 in cash, as adjusted pursuant to Sections 2.3(a) and 2.4, as applicable (the “Initial Purchase Price”, and as further adjusted by the payment contemplated by Section 2.3(d), if any (the “Purchase Price”)). At the Closing, the Purchasers shall deliver the Purchase Price as follows: (a) the Indemnity Escrow Amount shall be deposited by or on behalf of the Purchasers with the Escrow Agent to be held in the Indemnity Escrow Account; (b) the ETA Escrow Amount shall be deposited by or on behalf of the Purchasers with the Escrow Agent to be held in the ETA Escrow Account; (c) the Adjustment Escrow Amount shall be deposited by or on behalf of the Purchasers with the Escrow Agent to be held in the Adjustment Escrow Account; (d) an amount equal to (i) the Initial Purchase Price, as adjusted pursuant to Sections 2.3(a) and 2.4 (as applicable), minus (ii) the sum of (x) the Indemnity Escrow Amount, (y) the ETA Escrow Amount and (z) the Adjustment Escrow Amount, shall be paid to the Sellers’ Representative for the benefit of the Sellers, by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by the Sellers no later than three (3) days prior to the Closing Date, and (e) the Second Closing Escrow Amount shall be deposited by or on behalf of the Purchasers with the Escrow Agent to be held in the Second Closing Escrow Account for disbursement pursuant to Section 2.4. For purposes of this Agreement, including Section 7.6, the Parties agree that (A) $3,000,000 of the Initial Purchase Price will be allocated to the PTI Shares and (B) the balance of the Initial Purchase Price will be allocated among the Lingo Shares, iPrimus Shares, Primus Canada Shares, PTCI Shares and the Minority Interest in Globility pro rata based on the EBITDA for the trailing twelve months prior to March 31, 2013 for Lingo, iPrimus, Primus Canada, PTCI and Globility.

1.3 Pre-Closing Restructuring Transactions. Following the execution and delivery of this Agreement and immediately prior to the Closing, Parent and its Subsidiaries shall effect the transactions described in Section 1.3 of the Disclosure Schedule substantially in the manner described therein (the “Restructuring Transactions”).

ARTICLE II

CLOSING; CLOSING DELIVERIES

2.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as promptly as practicable, but in no event more than four (4) business days following, or if such fourth (4th) business day would be after the Outside Date, then the day of, the satisfaction and/or waiver of all conditions to Closing set forth in Article VI (other than those conditions that by their nature have to be satisfied at Closing (but subject to the satisfaction and/or waiver of those conditions)), at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, or at such other place and time as the Parties may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date,” and except as otherwise expressly provided herein, the Closing shall for all purposes be deemed effective as of the close of business on the Closing Date. All documents delivered and actions taken at the Closing shall be deemed to have been delivered or taken simultaneously, and no such delivery or action shall be considered effective or complete unless or until all other such deliveries and actions are completed or waived in writing by the Party against whom such waiver is sought to be enforced.

2.2 Closing Deliveries.

(a) At the Closing, the Purchasers shall deliver to the Sellers or the Sellers’ Representative, as the case may be:

(i) the Purchase Price pursuant to Section 1.2;

(ii) the certificate required to be delivered pursuant to Section 6.3(c);

(iii) a counterpart of the Transition Services Agreement substantially in the form attached hereto as Exhibit A (the “Transition Services Agreement”), duly executed by each of the Purchasers;

(iv) a counterpart of the Escrow Agreement, duly executed by the Purchasers;

(v) a counterpart of the Specified Assumption Agreement, duly executed by CAN Acquireco; and

(vi) a counterpart of the Management Services Agreement substantially in the form attached hereto as Exhibit C (the “Management Agreement”, duly executed by US Acquireco.

(b) At the Closing, each of the Sellers shall deliver to the Purchasers:

(i) the certificates required to be delivered pursuant to Section 1.1;

(ii) the certificate required to be delivered pursuant to Section 6.2(d);

(iii) the written resignations required to be delivered pursuant to Section 6.2(e);

(iv) the certificates and stock powers or reasonable instruments of transfer required to be delivered pursuant to Section 6.2(g);

(v) a counterpart of the Transition Services Agreement, duly executed by each of the Parent, PTHI and PTII;

(vi) a duly executed copy of the Colocation Facilities Agreement substantially in the form attached hereto as Exhibit B (the “Colocation Agreement”), duly executed by each of Lingo and PTGi International Carrier Services, Inc., a Delaware corporation (“PTGi ICS”);

(vii) a duly executed copy of the Carrier Services Agreement substantially in the form attached hereto as Exhibit D (the “PTCI Carrier Services Agreement”);

(viii) a counterpart of the Escrow Agreement, duly executed by each of the Sellers,

(ix) a counterpart of the Management Agreement, duly executed by Parent and PTI;

(x) a counterpart of the Specified Assumption Agreement, substantially in the form attached hereto as Exhibit E (the “Specified Assumption Agreement”), duly executed by Parent and PTCI;

(xi) an affidavit of non-foreign status that complies with the Treasury Regulations under Section 1445 of the Code; and

(xii) a properly completed and duly executed IRS Form W-9.

Additionally, in accordance with Section 1.2, the Purchasers shall pay to the Escrow Agent, by wire transfer of immediately available funds, (A) for deposit in the Indemnity Escrow Account, the Indemnity Escrow Amount, (B) for deposit in the ETA Escrow Account, the ETA Escrow Amount, (C) for deposit in the Adjustment Escrow Account, the Adjustment Escrow Amount and (D) for deposit in the Second Closing Escrow Account, the Second Closing Escrow Amount.

2.3 Working Capital Adjustment.

(c) Pre-Closing Adjustment. For the purpose of determining the Initial Purchase Price, no less than five (5) business days prior to the Closing Date, Sellers’ Representative will cause to be prepared and delivered to the Purchasers a statement setting forth an estimate of the Net Working Capital as of 12:01 a.m. (Eastern local time) on the Closing Date (the “Adjustment Determination Effective Time”) disregarding the transactions contemplated hereby (the “Estimated Net Working Capital Amount”) and the components and calculation thereof (the “Estimated Net Working Capital Statement”). The Estimated Net Working Capital Statement will (i) include reasonable supporting documentation for the estimates and calculations contained therein (together with any additional information reasonably requested by the Purchasers) and (ii) be prepared by Sellers in good faith and in accordance with the Seller Accounting Policies on a basis consistent with that used in the preparation of the Financial Statements. A sample Estimated Net Working Capital Statement setting forth an estimate of the Net Working Capital as of 12:01 a.m. (Eastern local time) on June 30, 2013, prepared by Sellers in good faith and in accordance with the Seller Accounting Policies on a basis consistent with that used in the preparation of the Financial Statements, is set forth on Section 2.3(a) of the Disclosure Schedule (the amounts therein shall be for illustrative purposes only). The form, line items, calculations and computations set forth in the Estimated Net Working Capital Statement will be consistent with those included in such sample Estimated Net Working Capital Statement. The Purchasers and Sellers’ Representative will cooperate and negotiate to resolve any dispute regarding the Estimated Net Working Capital Statement prior to the Closing (the results of any such resolution to be reflected on a new Estimated Net Working Capital Statement, which the Parties agree will be considered the Estimated Net Working Capital Statement for all further purposes hereunder). To the extent that the Estimated Net Working Capital Amount set forth on the Estimated Net Working Capital Statement exceeds negative $4,675,000 (the “Target Net Working Capital Amount”), the purchase price payable at the Closing set forth in Section 1.2 will be increased on a dollar-for-dollar basis by the amount of the excess. To the extent that the Target Net Working Capital Amount exceeds the Estimated Net Working Capital Amount set forth on the Estimated Net Working Capital Statement, the purchase price payable at the Closing set forth in Section 1.2 will be reduced on a dollar-for-dollar basis by the amount of the excess. During such time (and, if applicable, during the Resolution Period), without limiting Section 5.6, Sellers will give the Purchasers and their Representatives access to all records, facilities and personnel of Sellers, the Companies and their respective Representatives as reasonably necessary for the Purchasers and their Representatives to undertake the review of the Estimated Net Working Capital Statement.

(d) Post-Closing Net Working Capital Statement. Within 45 calendar days after the Closing Date, the Purchasers will cause to be prepared and delivered to Sellers’ Representative a statement setting forth the Net Working Capital, disregarding the effect to the transactions contemplated hereby, as of the Adjustment Determination Effective Time, showing in reasonable detail the Purchasers’ good faith determination, in each case as of the Adjustment Determination Effective Time, of the actual amounts of (i) Net Working Capital and (ii) a calculation of the Purchase Price based on such amounts. The Post-Closing Net Working Capital Statement and all computations and determinations contained therein shall be prepared in accordance with the Seller Accounting Policies on a basis consistent with that used in the preparation of the Financial Statements, but, in any event, with respect to Net Working Capital, consistent with the methodology for calculating the Estimated Net Working Capital Amount and the components and calculation thereof (the “Post-Closing Net Working Capital Statement”). During such time (and, if applicable, during the Resolution Period), without limiting Section 5.6, the Purchasers will give the Sellers’ Representative and its Representatives access to all records, facilities and personnel of the Purchasers, the Companies and their respective Representatives as reasonably necessary for the Sellers’ Representative and its Representatives to undertake the review of the Post Closing Net Working Capital Statement.

(e) Determination of Conclusive Net Working Capital. Sellers’ Representative will have 45 calendar days following the receipt of the Post-Closing Net Working Capital Statement to review the Post-Closing Net Working Capital Statement. During such time, Sellers’ Representative may dispute any items set forth on the Post-Closing Net Working Capital Statement (or specific calculations or methods contemplated thereby) by providing written notice to the Purchasers that (i) sets forth in reasonable detail the basis for such dispute, (ii) only includes disagreements based on mathematical errors or based on Net Working Capital not being calculated in accordance with the definition and methodologies set forth herein (including the Seller Accounting Policies) and (iii) includes the Sellers’ draft of the Post-Closing Net Working Capital Statement. Unless Sellers’ Representative delivers written notice to the Purchasers of dispute thereof on or prior to the 45th calendar day after Sellers’ Representative’s receipt of the Post-Closing Net Working Capital Statement, Sellers’ Representative will be deemed to have accepted and agreed to the Post-Closing Net Working Capital Statement and such statement (and the specific calculations or methods contemplated thereby) will be final, binding and conclusive. If Sellers’ Representative notifies the Purchasers in writing of disputed items contained in the Post-Closing Net Working Capital Statement (or specific calculations or methods contemplated thereby) (the “Disputed Items”) within such 45 calendar day period, for 15 calendar days following delivery of such notice (the “Resolution Period”), the Purchasers and Sellers’ Representative will attempt in good faith to resolve their differences with respect to the Disputed Items. After the later of such 45 calendar day period and such 15 calendar day period (if any), Sellers’ Representative will be deemed to have accepted and agreed to all items on the Post-Closing Net Working Capital Statement (and the specific calculations or methods contemplated thereby) other than the Disputed Items, and such items (and the specific calculations or methods contemplated thereby) other than the Disputed Items will be final, binding and conclusive. Any resolution by the Purchasers and Sellers’ Representative during the Resolution Period as to any Disputed Items will be set forth in writing and will be final, binding and conclusive. If the Purchasers and Sellers’ Representative do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted by either one of the Parties within ten (10) calendar days after the expiration of the Resolution Period to a national independent accounting firm mutually acceptable to the Purchasers and Sellers’ Representative that is not an auditor of any of the Sellers, the Purchasers or the Sponsor (the “Neutral Arbitrator”). The Neutral Arbitrator will act as an arbitrator to determine only those Disputed Items remaining in dispute as of the end of the Resolution Period. In resolving such Disputed Items, the Neutral Arbitrator may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by any Party or less than the lowest value for such Disputed Item claimed by any Party. Any associated engagement fees, costs and expenses shall initially be borne 50% by Sellers (allocated among Sellers pro rata based on their respective share of the Purchase Price received pursuant to Section 1.2) and 50% by the Purchasers (allocated between the

Purchasers pro rata based on their respective share of the Purchase Price paid pursuant to Section 1.2); provided, that such fees, costs and expenses of the Neutral Arbitrator shall ultimately be allocated to and borne by the Purchasers (allocated between Purchasers on a pro rata basis) and Sellers (allocated among Sellers on a pro rata basis) based on the inverse of the percentage that the Neutral Arbitrator’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Neutral Arbitrator with payment between the Parties to reflect this allocation to be made within seven (7) business days following the determination of the Conclusive Net Working Capital Statement. For example, should the items in dispute total in amount to $1,000 and the Neutral Arbitrator awards $600 in favor of Sellers’ position, 60% of the costs of the Neutral Arbitrator’s review would be borne by the Purchasers and 40% of the costs would be borne by Sellers. In addition, without limiting Section 5.6, the Purchasers and Sellers’ Representative will give the Neutral Arbitrator access to all records, facilities and personnel of such Party and its Affiliates and Representatives as is reasonably necessary to perform its function as arbitrator. The Purchasers and Sellers’ Representative will use their commercially reasonable efforts to cause the Neutral Arbitrator to deliver to the Purchasers and Sellers’ Representative a written determination (such determination to include an explanation in reasonable detail of the reasons for such determination and a work sheet setting forth all material calculations and methods used in arriving at such determination) of the Disputed Items submitted to the Neutral Arbitrator and the resulting effect thereof on the Post-Closing Net Working Capital Statement within twenty (20) calendar days of the Neutral Arbitrator’s receipt of such Disputed Items, which determination will be final, binding and conclusive and upon which judgment may be entered. The final, binding and conclusive Post-Closing Net Working Capital Statement based either upon agreement or deemed agreement by the Purchasers and Sellers’ Representative or the written determination delivered by the Neutral Arbitrator in accordance with this Section 2.3(c) will be the “Conclusive Net Working Capital Statement.”

(f) Post Closing Adjustment. Within seven (7) business days after the final determination of the Net Adjustment Amount, as provided in Section 2.3(c) above:

(i) if the Net Working Capital set forth on the Conclusive Net Working Capital Statement exceeds the Estimated Net Working Capital Amount, the Purchasers shall pay an amount equal to the Net Adjustment Amount to Sellers’ Representative by wire transfer of immediately available funds to the account(s) designated by Sellers’ Representative.

(ii) If the Net Working Capital set forth on the Conclusive Set Working Capital Statement is more negative than the Estimated Net Working Capital Amount, then the Purchasers and Sellers’ Representative shall provide a joint written instruction to the Escrow Agent to release a portion of the Adjustment Escrow Amount equal to the absolute value of the Net Adjustment Amount to the Purchasers or their designee, and if the Adjustment Escrow Amount is not sufficient to cover the absolute value of the Net Adjustment Amount in full, the Purchasers may thereafter recover any remaining amount in cash directly from the Sellers, or, at the Purchasers election in their sole discretion, by a joint written instruction from the Purchasers and Sellers’ Representative to the Escrow Agent to release a portion of the Indemnity Escrow Amount equal to such shortfall to the Purchasers or as they direct, in any case, by wire transfer of immediately available funds to the account(s) designated by the Purchasers.

All payments to be made pursuant to this Section 2.3(d) will be made no later than the tenth (10th) business day following the date on which the Purchasers and Sellers’ Representative agree, or are deemed to have agreed to, or the Neutral Arbitrator delivers, the Conclusive Net Working Capital Statement. In addition, any payment made pursuant to this Section 2.3(d) shall be deemed to be, and each of Sellers’ Representative and the Purchasers shall treat such payments as, an adjustment to the Initial Purchase Price for federal, state, local and foreign income tax purposes.

2.4 Second Closing and Deliveries. Notwithstanding anything in this Agreement to the contrary, the closing of the purchase and sale of the PTI Shares (the “Second Closing”) shall take place on the Closing Date; provided, however, that if the satisfaction and/or waiver of all conditions to the Second Closing set forth in Section 6.5 (other than those conditions that by their nature have to be satisfied at Second Closing (but subject to the satisfaction and/or waiver of those conditions)) has not occurred on or before the Closing Date, then (a) the Second Closing shall take place as promptly as practicable thereafter, but in no event more than four (4) business days following the satisfaction and/or waiver of all conditions to the Second Closing set forth in Section 6.5 (other than those conditions that by their nature have to be satisfied at Second Closing (but subject to the satisfaction and/or waiver of those conditions)), at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, or at such other place and time as the Parties may agree in writing, and (b) the Initial Purchase Price payable at the Closing shall be reduced by $3,000,000 (the “PTI Purchase Price”), and the PTI Purchase Price shall be deposited at the Closing by or on behalf of the Purchasers with the Escrow Agent to be held in the Second Closing Escrow Account (such deposit of the PTI Purchase Price, the “Second Closing Escrow Amount”). At the Second Closing, (x) the Sellers shall deliver a duly executed copy of the PTI Carrier Services Agreement substantially in the form attached hereto as Exhibit F (the “PTI Carrier Services Agreement”); and (y) the Purchasers and Sellers’ Representative shall provide a joint written instruction to the Escrow Agent to release the Second Closing Escrow Amount to the Purchasers or their designee no later than three (3) days after the date on which the Second Closing actually occurs. If the Second Closing does not occur prior to the one (1) year anniversary of the Closing and the Sellers and the Purchasers have not otherwise agreed in writing to work toward a Second Closing, then the obligations of Sellers to sell and Purchasers to purchase the PTI Shares shall terminate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller jointly and severally hereby represents and warrants to the Purchasers that, as of the date hereof, except as set forth on the disclosure schedule delivered by the

Sellers to the Purchasers concurrently herewith (the “Disclosure Schedule”) (it being understood that any item set forth on the Disclosure Schedule shall be deemed disclosed with respect to all sections of this Article III to which the relevance of such item is reasonably apparent on its face, whether or not a specific cross reference appears) (it also being understood that, for the purposes of this Article III only, any reference to the “Companies” (or their respective Subsidiaries, properties or assets) shall be deemed to refer only to such Companies (or their respective Subsidiaries, properties or assets) in which such Seller making the representation and warranty owns an equity interest):

3.1 Corporate Status. Each of the Companies and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar organizational power and authority, as the case may be, to own or lease its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership or leasing of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such Seller has Made Available to the Purchasers prior to the date of this Agreement true and complete copies of the certificate of incorporation and by-laws or other equivalent organizational documents of each of the Companies and their respective Subsidiaries, each as amended through the date hereof. None of the Companies nor any of their respective Subsidiaries is in violation of its certificate of incorporation or by-laws or other equivalent organizational documents, as applicable, in any material respect.

3.2 Authority. Subject to receipt of the Parent Stockholder Approval, such Seller and each of the Companies has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents, as applicable, and to consummate the transactions contemplated hereby and thereby. Except for the Parent Stockholder Approval, the execution, delivery and performance by such Seller of this Agreement, and by such Seller and each of the Companies of the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or similar organizational action on the part of such Seller and the Companies, and no other corporate or similar organizational proceedings on the part of such Seller or the Companies are necessary to authorize the execution, delivery and performance by such Seller of this Agreement, or by such Seller and the Companies of the other Transaction Documents, as applicable, or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the other Transaction Documents will be, duly executed and delivered by such Seller and the Companies, as applicable, and, assuming due authorization and delivery by the Purchaser, this Agreement constitutes, and the other Transaction Documents will constitute, a valid and binding obligation of such Seller and the Companies, as applicable, enforceable against such Seller and each of the Companies in accordance with their terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3 No Conflict; Government Authorizations; Consents.

(a) The execution, delivery and performance by such Seller of this Agreement, and the execution, delivery and performance by such Seller and the Companies of the other Transaction Documents, as applicable, do not and will not (i) contravene or conflict with the certificate of incorporation, by-laws or other equivalent organizational documents of such Seller, the Companies or any of the Companies’ Subsidiaries, (ii) assuming compliance with the matters referenced in Section 3.3(b) and the receipt of the Parent Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to such Seller, the Companies or any of the Companies’ Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon such Seller, the Companies or any of the Companies’ Subsidiaries or result in the creation of any Encumbrance (other than any Permitted Encumbrance), upon any of the properties or assets of such Seller, the Companies or any of the Companies’ Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, loss or Encumbrance that would not have, individually or in the aggregate, a Material Adverse Effect.

(b) No material consent of, or registration, declaration, notice or filing with, any Person (including any Governmental Authority) is required to be obtained or made by such Seller or the Companies in connection with the execution, delivery and performance by such Seller of this Agreement, or by such Seller and the Companies of the other Transaction Documents, as applicable, or the consummation of the transactions contemplated hereby or thereby, other than (i) such consents, approvals, authorizations, licenses, permits, actions, waivers, no action statements, filings, registrations and/or notifications (the “FCC Approvals”) as are required to be made with or obtained from the Federal Communications Commission (the “FCC”) under the Communications Act of 1934 (the “Communications Act”), (ii) such consents, approvals, authorizations, licenses, permits, actions, waivers, no action statements, filings and/or notifications (collectively, the “State PUC Approvals”) as are required to be made with or obtained from any state public service or public utility commission or similar state regulatory bodies of U.S. states or possessions with jurisdiction over the provision of intrastate telecommunications services (each, a “State PUC”), (iii) such consents, approvals, authorizations, licenses, permits, actions, waivers, no action statements, filings and/or notifications (collectively, the “Non-U.S. Telecommunications Approvals”) as are required to be made with or obtained from any non-U.S. Governmental Authority with jurisdiction over the provision of telecommunications services (each, a “Non-U.S. Telecommunications Agency”), (iv) as reasonably determined by the Purchasers and the

Sellers, a joint filing with and clearance by the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to Section 721 of the Defense Production Act of 1950, as amended (the “Defense Production Act”) (any such reasonable determination by the Purchasers and the Sellers that a filing with CFIUS is not required, a “Non-CFIUS Decision”; it being agreed that if a Non-CFIUS Decision is made, then (x) this representation and warranty shall not be deemed breached if it is later determined that a filing with CFIUS should have been made and (y) the closing condition in Section 6.1(c) shall be deemed satisfied), (v) if applicable, compliance with the Competition Act (Canada) and the regulations thereunder (the “Competition Act”) for purposes of obtaining the Competition Act Approval, (vi) if applicable, compliance with the Investment Canada Act and the regulations thereunder (the “ICA”) for purposes of obtaining the ICA Clearances, (vii) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the filing of the Proxy Statement, (viii) if applicable, compliance with the HSR Act and, (ix) the other consents and/or notices set forth on Section 3.3(b) of the Disclosure Schedule (collectively, clauses (i)-(ix), the “Company Approvals”), and (ix) those that, if not made or obtained, individually or in the aggregate, would not materially hinder or materially delay the Closing or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4 Capitalization; Subsidiaries.

(a) The Sellers, through one or more direct or indirect Subsidiaries, are the owners of, and have good and valid title to, all of the Equity Interests, free and clear of any and all Encumbrances, and there are no limitations or restrictions on the Sellers’ right to transfer the Equity Interests to the Purchasers pursuant to this Agreement, in each case, other than restrictions on transfer of securities under applicable securities Laws. The Equity Interests constitute all of the issued and outstanding capital stock or other equity interests of the Companies, and all of the Equity Interests are duly authorized, validly issued, fully paid and non-assessable. None of the Equity Interests have been issued in violation of any preemptive rights or rights of first refusal or first offer.

(b) (i) All of the issued and outstanding Equity Interests are free and clear of all Encumbrances, other than restrictions on transfer of securities under applicable securities Laws, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, obligating the Companies to issue, transfer or sell or cause to be issued, transferred or sold any equity securities other than pursuant to this Agreement, (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Companies and (iv) there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of the Equity Interests other than pursuant to this Agreement.

(c) Section 3.4(c) of the Disclosure Schedule sets forth a complete list, as of the date hereof, of the Companies and each of the Companies’ Subsidiaries, together with the jurisdiction of incorporation or organization of the Companies and each such Subsidiary and the authorized, issued and outstanding capital stock or other equity securities of the Companies and each such Subsidiary.

(d) (i) All of the issued and outstanding shares of capital stock or other equity securities of each of the Companies’ Subsidiaries are free and clear of all Encumbrances (other than Permitted Encumbrances), (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, obligating any such Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of its capital stock or other equity securities other than pursuant to this Agreement, (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect any such Subsidiary and (iv) there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of the shares of capital stock or other equity securities of any of such Subsidiary other than pursuant to this Agreement.

(e) Upon the consummations of the transactions contemplated by this Agreement, the Purchasers shall own, directly or indirectly, free and clear of all Encumbrances (other than Permitted Encumbrances), all of the Equity Interests.

3.5 Financial Statements; No Undisclosed Liabilities.

(a) Attached to Section 3.5(a) of the Disclosure Schedule are complete copies of (i) the unaudited schedules of EBITDA (earnings before interest, taxes, depreciation and amortization) and capital expenditures of the Companies and their Subsidiaries for the calendar years ended December 31, 2010, 2011 and 2012 and the balance sheets as of December 31, 2012 (the “Unaudited Financial Statements”), and the unaudited financial statements consisting of the balance sheets of the Companies and their Subsidiaries as of March 31, 2013 and the related statements of income for the three (3) month period then ended (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments. The Financial Statements present fairly, in all material respects, the combined financial position and operating results of the Companies and their Subsidiaries, as of the date thereof and for the period covered thereby. The Financial Statements have been derived from the consolidated financial statements and accounting records of Parent, using the historical results of operations and the historical basis of assets and liabilities of the Companies and their Subsidiaries, and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Companies and their Subsidiaries had been operated as an unaffiliated enterprise. The balance sheets of the Companies and their Subsidiaries as of December 31, 2012 are referred to as the “Balance Sheets” and the date thereof as the “Balance Sheet Date”. The Companies and their Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

(b) The Companies and their Subsidiaries do not have any liabilities, obligations or commitments of any nature that would be required to be stated on a balance sheet prepared in accordance with GAAP (whether absolute, accrued, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) other than those that (i) are disclosed, reflected or reserved against on the Financial Statements or Balance Sheets, (ii) are incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, or (iii) are disclosed in Section 3.5(b) of the Disclosure Schedule, or (iv) individually or in the aggregate, are not or would not reasonably be expected to be, material to the Companies and their Subsidiaries, taken as a whole.

(c) The accounting controls of the Companies and their Subsidiaries have been and are sufficient to provide reasonable assurances that (i) all transactions of the Companies and their Subsidiaries are executed in accordance with management’s general or specific authorization, (ii) all transactions of the Companies and their Subsidiaries are recorded as necessary to permit the accurate preparation of the Financial Statements and the Interim Financial Statements in accordance with GAAP and to maintain proper accountability for such items, in each case, except as individually or the aggregate, are not or would not reasonably be expected to be, material to the Companies and their Subsidiaries, taken as a whole.

3.6 Absence of Certain Changes or Events.

(a) Except as expressly contemplated by this Agreement (including Section 1.3), since the Balance Sheet Date, the Companies and their Subsidiaries have operated in the ordinary course of business consistent with past practice in all material respects, and none of the Companies nor any of their Subsidiaries has:

(i) adopted any change in its certificate of incorporation or bylaws or other similar organizational or governing documents;

(ii) adopted a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization;

(iii) (A) issued, sold, transferred, pledged, disposed of or encumbered any equity or other similar interests, (B) split, combined, subdivided or reclassified any equity or other similar interests or (C) granted any options, warrants or other rights to purchase or obtain any equity or other similar interests, in each case, of the Companies or their Subsidiaries;

(iv) declared or paid any dividends or distributions on or in respect of any of its equity interests or redeemed, purchased or acquired of its equity interests;

(v) entered into any Material Contract or materially amended or modified any Material Contract, other than in the ordinary course of business consistent with past practice.

(vi) (A) adopted, established or become obligated to adopt, establish or contribute to any Company Plan or (B) or materially increased the benefits under any Company Plan or modified any Company Plan other than in the ordinary course of business consistent with past practice or otherwise required by law;

(vii) entered into or consummated any transaction involving the acquisition of the business, stock, assets or other properties of any other Person for consideration in excess of $25,000 individually, or $250,000, in the aggregate;

(viii) other than pursuant to existing Material Contracts or in the ordinary course of business consistent with past practice, sold, transferred or otherwise disposed of a material amount of assets or property;

(ix) other than in the ordinary course of business consistent with past practice, incurred or guaranteed any Indebtedness or issued any note, bond or other debt security;

(x) made any capital investment in, or any loan to, any Person;

(xi) materially damaged, destroyed or lost (whether or not covered by insurance) property other than depreciation in the ordinary course of business consistent with past practice;

(xii) transferred, assigned, sold or otherwise disposed or any of the assets shown or reflected in the Balance Sheet or cancelled any debts or entitlements, in each case other than in the ordinary course of business consistent with past practice;

(xiii) (A) made any Tax election or settled and/or compromised any Tax liability, (B) prepared any Tax Returns in a manner which is inconsistent with the past practices of the Companies or any of their Subsidiaries, as applicable, with respect to the treatment of items on such Tax Returns, (C) incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice, or (D) filed an amended Tax Return or claim for refund of Taxes with respect to the income, operations or property of the Companies or any of their Subsidiaries; or

(xiv) entered into an agreement or binding commitment to do any of the foregoing.

(b) In the period from and after the Balance Sheet Date to the date of this Agreement, there has not been a Material Adverse Effect or any event, circumstance or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7 Taxes.

(a) Each of the Companies and the Companies’ Subsidiaries has duly filed on a timely basis (or there has been timely filed on its behalf) all Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Taxing Authority. All such Tax Returns are true, correct and complete in all material respects and accurately reflect all liability for Taxes of the Companies and their Subsidiaries, as applicable, for the periods covered thereby.

(b) All Taxes and Tax liabilities due and payable by or with respect to the income, assets or operations of the Companies and the Companies’ Subsidiaries have been timely paid in full. All Taxes incurred but not yet due and payable (i) for periods covered by the Financial Statements have been accrued and adequately disclosed on the Financial Statements, and (ii) for periods not covered by the Financial Statements have been accrued on the books and records of the Companies and the Companies’ Subsidiaries in accordance with GAAP.

(c) There are no Encumbrances for Taxes upon any property or assets of the Companies or any of their Subsidiaries, except for Encumbrances for Taxes not yet due and payable or for which adequate reserves have been provided in the Financial Statements.

(d) There is no audit, examination, deficiency, refund litigation or proposed adjustment pending or in progress or threatened with respect to any Taxes of the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business), nor have the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business) received any notices or rulings from any taxing authority relating to any issue which could reasonably be expected to affect the Tax liability of the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business).

(e) The liability for Taxes of the Companies has been assessed by all relevant Governmental Authorities for all periods up to and including December 31, 2011. There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or material Tax deficiencies against the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business) and none of the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business) is presently contesting the Tax liability of the Companies, the Companies’ Subsidiaries or the Sellers (but in the case of each Seller, only with respect to the Business) before any court, tribunal or agency.

(f) Each of the Companies, the Companies’ Subsidiaries and the Sellers (but in the case of each Seller, only with respect to the Business) is in material compliance with all applicable information reporting and Tax withholding requirements under U.S. federal, state and local, and non-U.S. Tax Laws. All Taxes that the

Companies, the Companies’ Subsidiaries and the Sellers (but in the case of each Seller, only with respect to the Business) is (or was) required by applicable law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(g) None of the Companies or any of their Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar contract or arrangement.

(h) None of the Companies nor any of their Subsidiaries has engaged in any transaction that the Internal Revenue Service has identified by regulation or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

(i) No Seller is a “foreign person” within the meaning of Section 1445 of the Code.

(j) None of the Companies nor any of their Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(k) None of PTCI, Telesonic, Primus Canada or Globility (the “Canadian Companies”) or their respective Subsidiaries have acquired property or services from, or disposed of property or provided services to, a Person with whom it does not deal at arm’s length (within the meaning of the Tax Act) for an amount that is other than the fair market value of such property or services, nor have the Canadian Companies or their respective Subsidiaries been deemed to have done so for purposes of the Tax Act. For all transactions between any Company or their Subsidiaries, on the one hand, and any non-resident Person with whom such Company or Subsidiary was not dealing at arm’s length, for the purposes of the Tax Act, on the other hand, during a taxation year commencing after 1998 and ending on or before the Closing Date, such Company or Subsidiary has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Tax Act. No Company or any of the Companies’ Subsidiaries has entered into an agreement contemplated by section 191.3 of the Tax Act.

(l) There are no circumstances existing which could result in the application of section 17, section 78, section 79, or sections 80 to 80.04 of the Tax Act, or any equivalent provision under applicable provincial law, to the Canadian Companies or their respective Subsidiaries. No Canadian Company or any of their respective Subsidiaries has claimed or will claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if any amount could be included in the income of the Canadian Companies or any of their respective Subsidiaries for any period ending after the Closing Date.

(m) At no time has any foreign affiliate of any Canadian Company or any of their Subsidiaries generated any “foreign accrual property income” as defined in the Tax Act.

(n) No Company or Seller (but in the case of such Seller, only with respect to the Business) is negotiating any final or draft assessment or reassessment in respect of Taxes with any Governmental Authority and the Companies and Sellers have not received any indication from any Governmental Authority that an assessment or reassessment is proposed or may be proposed in respect of any Taxes for any period ending on or prior to the Closing Date. There are no facts of which any of the Companies or any of the Sellers are aware which would constitute grounds for the assessment or reassessment of Taxes payable by the Companies for any period ending on or prior to the Closing Date, except in respect of Taxes that are provided for in the books and accounting records of Parent and the Interim Financial Statements. The Sellers are not aware of any contingent liabilities of the Companies for Taxes or any grounds for an assessment or reassessment of Taxes including the treatment of income, expenses, credits or other claims for deduction under any Tax Return.

(o) Notwithstanding anything to the contrary in this Agreement, the Companies, the Companies’ Subsidiaries and the Sellers are not making, and shall not be construed to have made, any representation or warranty as to the amount or utilization of any net operating loss, non-capital loss, capital loss, Tax credit, Tax basis or other Tax attribute of any of the Companies or the Companies’ Subsidiaries

(p) No claim has ever been made by a Governmental Authority in a jurisdiction where PTCI, PTI, Lingo or iPrimus does not file Tax Returns that PTCI, PTI, Lingo or iPrimus is or may be subject to taxation in such jurisdiction.

(q) None of PTI, Lingo or iPrimus has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group, the common parent of which was Parent) or has any Liability for the Taxes of any Person (other than Parent or members of a group the common parent of which was Parent) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-US Law, as a transferee or successor, by contract or otherwise).

(r) None of PTCI, PTI, Lingo or iPrimus will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or non-US income Tax Law) executed on or prior to the Closing Date;

(iii) intercompany transactions or excess loss account described in the Treas. Reg. under section 1502 of the Code (or any corresponding or similar provision of state, local, or non-US income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing Date;

(v) prepaid amount received on or prior to the Closing Date; or

(vi) election under section 108(i) of the Code.

3.8 Intellectual Property.

(a) Section 3.8(a)(1) of the Disclosure Schedule sets forth a true and complete list (in all material respects) of all applications and registrations for Intellectual Property owned by the Companies and their Subsidiaries, including for each item, the name of the owner of record, the applicable jurisdiction, status, application or registration number, and date of application, registration or issuance, as applicable (“Company Registered IP”). All of the Company Registered IP has been properly maintained and renewed by the Companies and/or their Subsidiaries in accordance with all applicable Laws and has not been abandoned, cancelled or allowed to enter into the public domain. Section 3.8(a)(2) of the Disclosure Schedule sets forth a true and complete list (in all material respects) of all Intellectual Property licensed to the Companies and their Subsidiaries in the conduct of the Business, including for each item, the name of the licensor, the agreement pursuant to which the Intellectual Property is licensed, and date of the license, as applicable, other than for commercially available, non-customized software licensed on standard terms (“Company Licensed IP”, and together with the Company Registered IP, the “Company Intellectual Property”). Except as set forth in Section 3.8(a)(3) of the Disclosure Schedule, there is no Intellectual Property used or held for use by the Companies and their Subsidiaries in the conduct of the Business which is neither owned by nor licensed to the Companies and their Subsidiaries, except where such failure to so own or license would not have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth in Section 3.8(b) of the Disclosure Schedule, the Companies and their Subsidiaries own, free and clear of all Encumbrances (other than for limited, non-exclusive rights granted to customers in the ordinary course of business consistent with past practice), or have valid rights to use, all Intellectual Property that is used in the Business as currently conducted (including the Company Intellectual Property), except where the failure to have any such right would not have, individually or in the aggregate, a Material Adverse Effect.

(c) The conduct of the Business as currently conducted does not infringe the Intellectual Property of any third Person, except where such conduct would not have, individually or in the aggregate, a Material Adverse Effect.

(d) To the Knowledge of such Seller, no third Person is infringing any Intellectual Property owned by the Companies or their Subsidiaries.

(e) Except as set forth in Section 3.8(e) of the Disclosure Schedule, the Companies and their Subsidiaries are not a party to or bound by any Contract or other obligation that limits or impairs in any material manner their ability to use, sell, transfer, assign or convey any Company Intellectual Property owned by them. Except as set forth in Section 3.8(e) of the Disclosure Schedule, the Sellers, Companies and their Subsidiaries have not granted to any Person any right, license or permission to use all or any portion of, or otherwise encumbered any of its rights in, or to, any of the Company Intellectual Property owned by the Companies and their Subsidiaries that is material to the Business (other than for limited, non-exclusive rights granted to customers in the ordinary course of Business pursuant to standard terms of service or acceptable use policies of the Companies and their Subsidiaries, as applicable). Except as set forth in Section 3.8(a)(2) of the Disclosure Schedule, the Companies and their Subsidiaries are not obligated to pay any royalties, fees or other compensation to any Person in respect of its ownership, use or license of any Company Intellectual Property, excluding with respect to licenses for commercially available, non-customized software licensed on standard terms and employee or consulting agreements.

(f) The transactions contemplated by this Agreement and the continued operation of the Business will not violate or breach the terms of any license to Intellectual Property to which the Companies or any of their Subsidiaries are a party, or entitle any other party to any such Intellectual Property license to terminate or modify it, or otherwise adversely affect the Companies’ rights under it in a material manner.

(g) Seller has provided or Made Available to the Purchasers copies of the business interruption plans of the Companies and their Subsidiaries and/or the Business and information on all material interruptions in the technology support of the Companies that have occurred in the past two (2) years.

(h) As of the Closing, PTCI shall be the exclusive owner of the “Primus” trademark listed on Section 3.8(a) of the Disclosure Schedule, including the “Primus” trademark and all trademarks containing the “Primus” design, logo, and name as disclosed therein (the “Primus Trademark”), and all goodwill related thereto. None of Parent, Sellers’ Representative, Sellers, or any of the Companies or their Subsidiaries have assigned, conveyed, transferred, or granted to any third party any interest in, or otherwise encumbered in any manner, the Primus Trademark; no third party owns, is entitled to, or has claimed any ownership right or interest in the Primus Trademark that would preclude, conflict with, or encumber the assignment of the Primus Trademark to PTCI; and as of the Closing, all assignments and/or applicable filings that may be necessary to vest in PTCI full and complete title to the Primus Trademark have been obtained.

(i) Following the Closing, none of the Sellers or any of their Affiliates will retain ownership of or the right to use any Company Intellectual Property. Following the Closing, none of Parent, Sellers, and their Subsidiaries shall have any right to use the Primus Trademark.

(j) For purposes of this Agreement, “Intellectual Property” means all (i) U.S. and foreign patents and applications therefor and all divisionals, reissues, re-examinations, renewals, extensions, continuations and continuations-in-part thereof, (ii) U.S. and foreign trademarks, trade dress, service marks, trade names, domain names, logos, business names, corporate names, whether registered or unregistered, and pending applications to register the same, including all renewals thereof and all goodwill associated therewith, (iii) U.S. and foreign copyrights, whether registered or unregistered, and pending applications to register the same, (iv) know-how, trade secrets, proprietary and non-public business information, including inventions (whether patentable or not) invention disclosures, improvements, discoveries, confidential information, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing, (v) mask works, mask work registrations and application for mask work registrations, and (vi) software.

3.9 Legal Proceedings. As of the date hereof, there are no Actions (or to the Knowledge of such Seller, investigations) pending against or, to the Knowledge of such Seller, threatened against, the Companies, their Subsidiaries or any of their respective properties or assets by or before any Governmental Authority that are material to the Companies and their Subsidiaries taken as a whole or that would reasonably be expected to result in the revocation, modification, non-renewal or suspension of any Material Permit, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative action by any Governmental Authority with respect to any Material Permit or that are material to the operations or business of the Companies and their Subsidiaries taken as a whole. Except as set forth in Section 3.9 of the Disclosure Schedule, neither the Companies, their Subsidiaries nor any of their respective properties or assets is or are subject to any material Governmental Order, and, to the Knowledge of such Seller, there are no such Governmental Orders threatened to be imposed. Except as set forth in Section 3.9 of the Disclosure Schedule, to the Knowledge of such Seller, there are no formal or informal material governmental inquiries or investigations or internal investigations pending or threatened relating to, affecting or involving (i) the Companies, their Subsidiaries or the Business or, (ii) as of the date hereof, any Material Permits, including any pending enforcement action, administrative action, cease and desist order, order to show cause, order of forfeiture, or notice of apparent liability issued or outstanding by any Governmental Authority. Notwithstanding the foregoing, the representations and warranties in this Section 3.9 do not apply to (a) rulemakings before the FCC of general applicability to the Seller’s industry, or (b) Intellectual Property matters or environmental matters, which subject matters are covered in their entirety and exclusively under Section 3.8 (Intellectual Property) and Section 3.11 (Environmental Matters), respectively.

3.10 Compliance with Laws; Permits.

(a) Each of the Companies and their Subsidiaries are currently in compliance with, and since January 1, 2009, the Companies and their Subsidiaries have been in compliance with, all Laws applicable to the Business, except for such non-compliance as would not have, individually or in the aggregate, a Material Adverse Effect.

(b) The Companies and their Subsidiaries possess all material Permits necessary for the Companies and their Subsidiaries to own, lease and operate their respective properties and assets and to carry on the Business as now being conducted (the “Material Permits”). The list of permits set forth on Section 3.10 of the Disclosure Schedule includes all of the Material Permits as of the date of this Agreement. (i) Each Material Permit is valid and in full force and effect either pursuant to its terms or by operation of law, has not expired or been revoked, suspended, canceled or materially modified, (ii) to the Knowledge of such Seller, there exist no facts or circumstances that make it likely that any Material Permit will not be renewed or extended in the ordinary course of business consistent with past practice on commercially reasonable terms, and (iii) as of the date hereof, no Governmental Authority has commenced, or given written notice to the Companies or their Subsidiaries that it intends to commence a proceeding to revoke, or suspend, rescind, modify or not renew, or to impose any materially adverse condition on, any Material Permit, (iv) all material reports and filings required to be filed with the relevant Governmental Authority by the Companies and their Subsidiaries have been timely filed and are accurate and complete in all material respects, and (v) all regulatory fees have been timely paid.

(c) As of the date of this Agreement, to Sellers’ knowledge, no facts or circumstances exist that would reasonably be expected to result in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, shorter-term renewal, impairment or termination of or any notice of apparent liability or order of forfeiture with respect to any Material Permit, except for such revocation, suspension, adverse modification, non-renewal, shorter-term renewal, impairment or termination of or any notice of apparent liability or order of forfeiture as would not be material to the Companies and their Subsidiaries taken as a whole or the Business as currently conducted.

(d) The requisite notice of non-renewal has been filed with Industry Canada on behalf of Globility relating to Globility’s station license for use of unlicensed spectrum leased from Industry Canada.

(e) Notwithstanding the foregoing, the representations and warranties contained in this Section 3.10 do not apply to Taxes, Intellectual Property, environmental matters, employee matters or Company Plans, which subject matters are covered in their entirety and exclusively under Sections 3.7 (Taxes), 3.8 (Intellectual Property), 3.11 (Environmental Matters), 3.12 (Employee Plans), 3.13 (Employee Matters) and 3.18 (Labor), respectively.

(f) Prior to the date hereof, all cable landing licenses held by or controlled by PTI have been surrendered for cancellation to the FCC.

3.11 Environmental Matters. To the Knowledge of such Seller:

(a) (i) The Companies and their Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, (ii) none of the properties owned by the Companies or their Subsidiaries contain any Hazardous Substance as a result of any activity of the Companies or their Subsidiaries which could give rise to a material liability under applicable Environmental Law, (iii) none of the Companies nor any of their Subsidiaries is subject to any outstanding notices, demand letters or requests for information from any federal, state, local or foreign Governmental Authority indicating that any of the Companies or any of their Subsidiaries may be in material violation of, or materially liable under, any applicable Environmental Law in connection with the ownership or operation of the Business, (iv) no Hazardous Substance has been disposed of, released or transported in a manner giving rise to any material liability under any applicable Environmental Law, from any properties owned by the Companies or their Subsidiaries as a result of any activity of the Companies or their Subsidiaries during the time such properties were owned, leased or operated by the Companies or their Subsidiaries and (v) neither the Companies, their Subsidiaries nor any of their respective properties are subject to any material suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any applicable Environmental Law.

(b) For purposes of this Agreement, (i) “Environmental Law” means any Law relating to (A) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as in effect as of the date hereof, and (ii) “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance as to which exposure is regulated by any Governmental Authority or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

3.12 Employee Plans.

(a) Each employment, consulting, termination, executive compensation, deferred compensation, pension, stock option, stock purchase, stock appreciation right, phantom stock, equity-based compensation, severance or termination, material fringe benefit, incentive compensation, bonus, profit-sharing, retirement, change in control, retention, salary continuation, vacation, leave, death benefit, group insurance, hospitalization, medical, dental, life insurance (including all individual life insurance policies to which the Company is the owner, the beneficiary or both), gross-up, retiree medical, retiree life, retiree, cafeteria, employee loan, educational assistance, and stop loss plan, program, policy arrangement or agreement, whether written or oral, and any other material employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) (i) that is sponsored, maintained or contributed to by the Company, (ii) for which the Company has an obligation to sponsor, maintain, contribute to, or (iii) for which the Company has or could have any direct or indirect liability, whether contingent or otherwise, in each case under which any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company has any present or future right to benefits (including “employee benefit plans” within the meaning of Section 3(3) of ERISA (but excluding any plan or program maintained or sponsored by a Governmental Authority)) (each a “Company Plan” and, collectively, the “Company Plans”), has been set forth in Section 3.12(a) of the Disclosure Schedule. All references to “Company” in this Section 3.12 shall refer to the applicable Company and its Subsidiaries.

(b) True and complete copies of the following have been Made Available to the Purchaser: (i) the most recent copy of each Company Plan, including any trust instruments and all amendments thereto, (ii) the three most recent annual reports filed on Form 5500, including all required schedules, for each Company Plan required to file such an annual report, (iii) the most recent determination letter (or advisory or opinion letter as applicable) issued by the Internal Revenue Service for each Company Plan that is intended to be “qualified” under Section 401(a) of the Code, (iv) the most recent summary plan description and any summary of material modifications, as required, for each Company Plan, (v) all material contracts currently in effect with respect to any Company Plan (including all administrative agreements, group insurance contracts and group annuity contracts), (vi) material written communications (or a written description of any material oral communications) by the Company to its employees concerning the extent of benefits provided under a Company Plan, (vii) the three most recent audited financial statements for each Company Plan, and (viii) for the last three years, all material correspondence in respect of any Company Plan with the Internal Revenue Service (the “IRS”), the United States Department of Labor (“DOL”) and/or any other Governmental Authority regarding the operation or administration of any Company Plan.

(c) Each Company, each of their respective Subsidiaries, and each other entity that would be considered a single employer with a Company or any Company Subsidiary under Sections 414(b), (c), (m) or (o) of the Code does not maintain, contribute or have any liability, whether contingent or otherwise, with respect to, and has not in the past six years maintained, contributed or had any liability, whether contingent or otherwise, with respect to any benefit plan that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) maintained by more than one employer within the meaning of Section 413(c) of the Code, (iii) subject to Sections 4063 or 4064 of ERISA, (iv) a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, (v) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (vi) an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code. No Company Plan is a “registered pension plan” as such term is defined in the Income Tax Act (Canada).

(d) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws; (ii) with respect to each Company Plan, all reports, returns, notices and other documentation that are required to have in all material respects been filed with or furnished to the IRS, DOL or any other Governmental Authority, or to the participants or beneficiaries of such Company Plan have been filed or furnished on a timely basis; (iii) each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is, to the Knowledge of the Sellers, so qualified and has received a favorable determination letter from the IRS (covering all required law changes) and, to the Knowledge of the Sellers, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable Laws; (iv) other than routine claims for benefits, no liens, actions, investigations, examinations, claims, proceedings, lawsuits or complaints to or by any Person or Governmental Authority have been filed against any Company Plan or the Company or, to the Knowledge of the Sellers, against any other Person and, to the Knowledge of the Sellers, no such liens, actions, investigations, examinations, claims, proceedings, lawsuits or complaints are contemplated or threatened with respect to any Company Plan; (v) except as would not be material, no individual who has performed services for the Company has been improperly excluded from participation in any Company Plan; and (vi) there are no audits or proceedings initiated pursuant to the IRS Employee Plans Compliance Resolution System (currently set forth in Revenue Procedure 2013-12) or similar proceedings pending with the IRS or DOL with respect to any Company Plan.

(e) No Company has any obligations for retiree health or life benefits under any Company Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the Laws of any state or locality.

(f) There are no reserves, assets, surpluses or prepaid premiums with respect to any Company Plan that is a “welfare plan” within the meaning of Section 3(1) of ERISA, including any cafeteria plan balances, flexible spending account balances at any Seller. The level of insurance reserves under each Company Plan which provides group benefits and contemplates the holding of such reserves is reasonable and sufficient to provide for all incurred but unreported claims.

(g) In all material respects, all employee data necessary to administer each Company Plan in accordance with its terms and conditions and all Laws is in possession of the Companies or its Subsidiaries and such data is complete, correct, and in a form which is sufficient for the proper administration of each Company Plan.

(h) Neither the Company nor, to the Knowledge of the Sellers, any other “party in interest” or “disqualified person” with respect to any Company Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving such Company Plan which, individually or in the aggregate, could reasonably be expected to subject the Company to a tax or penalty imposed by Section 4975 of the Code or Sections 501, 502 or 510 of ERISA. To the Knowledge of the Sellers, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable laws in connection with the administration or investment of the assets of any Company Plan.

(i) All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Company Plan, or in accordance with applicable Law, as of the date hereof have in all material respects been timely made or reflected on the Company’s financial statements in accordance with GAAP. In all material respects, all liabilities or expenses of the Company in respect of any Company Plan (including workers compensation) which have not been paid, have been properly accrued on the Company’s most recent financial statements in compliance with GAAP and all amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under the Company Plans have either been paid or are accurately reflected in the books and records of the applicable Company or Subsidiary.

(j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event (which would not in and of itself trigger such payment or benefit): (i) entitle any current or former employee, officer, director, leased employee, consultant or agent (or their respective beneficiaries) of any Company to severance pay, unemployment compensation or any other payment under any Company Plan, (ii) (A) accelerate the time of payment or vesting, (B) trigger any payment or funding, through a grantor trust or otherwise, (C) increase the amount of compensation or benefits due under any Company Plan, or (D) trigger any other obligation pursuant to any Company Plan, (iii) result in any breach or violation of, or a default under, any Company Plan, (iv) result in a non-exempt prohibited transaction within the meaning of section 406 of ERISA or Section 4975 of the Code, or (v) result in the payment of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(k) No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) has or will obtain a right to receive a gross-up payment from the Company with respect to any excise, additional income or penalty taxes that may be imposed upon such individual pursuant to Section 4999 or Section 409A of the Code or otherwise.

(l) The Company may amend or terminate any Company Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) at any time without incurring liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination, ordinary administrative expenses typically incurred in a termination event, or such liability as imposed upon such a termination under the express provisions of such plan.

(m) With respect to each Company Plan that is subject to the Laws or applicable customs or rules of relevant jurisdictions other than the United States or Canada (each, a “Foreign Plan”): (i) each Foreign Plan is in compliance in all material respects with the applicable provisions of Law and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan; (ii) each Foreign Plan has been administered at all times and in all material respects in accordance with its terms; (iii) there are no pending investigations by any Governmental Authority involving any Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; (iv) the transactions contemplated by this Agreement, by themselves or in conjunction with any other transactions, will not create or otherwise result in any material liability, accelerated payment or any enhanced benefits with respect to any Foreign Plan; and (v) all liabilities with respect to each Foreign Plan have been funded in accordance with the terms of such Foreign Plan and have been properly reflected in the financial statements of the Company. The Company has satisfied all obligations under applicable law with respect to any plan or program maintained or sponsored by a Governmental Authority.

(n) All amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under the Company Plans have either been paid or are accurately reflected in the books and records of the applicable Company or Subsidiary thereof.

3.13 Employee Matters.

(a) Section 3.13(a) of the Disclosure Schedule contains a correct and complete list of each Employee and each independent contractor or consultant of the Companies and their respective Subsidiaries whose aggregate annual compensation is greater than $100,000, whether actively at work or not, showing without names or employee number their salaries, wage rates, exempt or non-exempt status, commissions and consulting fees, bonus arrangements, benefits, vacation entitlements in days and vacation accruals, positions, status as full-time or part-time Employees, location of employment, cumulative length of service with the applicable employer and whether they are subject to a written employment Contract. Section 3.13(a) of the Disclosure Schedule contains, for all Employees their aggregate annual vacation entitlement in days and accrued and unused vacation days as of March 1, 2013, any other annual paid time off entitlement in days and their accrued and unused days of such other paid time off as of March 1, 2013.

(b) Except as disclosed in Section 3.13(a) or Section 3.13(b) of the Disclosure Schedule, all Employees based in the United States are employees “at will” and all Employees can be terminated at any time, for any reason or no reason, with or without cause or notice, without penalty, other than such as results by Law from the termination of employment of an employee without an agreement as to notice or severance.

(c) Each independent contractor or consultant who is disclosed on Section 3.13(a) of the Disclosure Schedule has been properly classified as an independent contractor or consultant and neither the Companies nor their respective Subsidiaries have received any notice from any independent contractor or consultant, Governmental Authority or other Person disputing such classification. Each agreement with an independent contractor or consultant can be cancelled at any time with no more than thirty days’ advance notice, with or without cause, without penalty.

(d) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and neither the Companies nor their respective Subsidiaries have been reassessed in any material respect under such legislation during the past three (3) years and, to the Knowledge of the Sellers, no audit of any of the Companies or their respective Subsidiaries is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims pending, or to the Knowledge of the Sellers, threatened against the Companies which may materially adversely affect the Companies’ or their respective Subsidiaries’ accident cost experience in respect of the Business.

(e) The Sellers have provided to the Purchasers all orders and inspection reports under applicable occupational safety and health legislation (“OSH Laws”) together with the minutes of the Companies’ and their respective Subsidiaries’ joint health and safety committee meetings for the past three (3) years. There are no charges pending under any OSH Laws. The Companies and their respective Subsidiaries have complied in all material respects with any orders issued against the Company or their respective Subsidiaries under all OSH Laws and there are no appeals of any orders under any OSH Laws currently outstanding

3.14 Material Contracts.

(a) Except for this Agreement and the Company Plans, Section 3.14 of the Disclosure Schedule contains a complete list, as of the date hereof, of each of the following types of Contracts to which any of the Companies or any of their Subsidiaries is a party or is otherwise bound (all Contracts of the type described below in this Section 3.14(a) being referred to herein as “Material Contracts”):

(i) any Contract pursuant to which any Company or any of their Subsidiaries paid or received amounts in excess of $100,000 during any one of the last three (3) years prior to the date of this Agreement;

(ii) any indemnification, employment, “change of control”, retention, severance, consulting or other contract with any executive officer of any Company or any of their Subsidiaries other than those contracts terminable by any such Company or the applicable Subsidiary on no more than 30 days notice without liability or financial obligations of such Company or the applicable Subsidiary;

(iii) any loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment relating to Indebtedness in an amount in excess of $50,000 individually, other than (A) accounts receivables and payables and (B) loans to or from direct or indirect wholly-owned Subsidiaries of the Sellers or Affiliates of the Sellers;

(iv) any contract that has a continuing material indemnification obligation to any Person, other than those contracts entered into in the ordinary course of business consistent with past practice;

(v) any Contract entered into after December 31, 2008 that involves acquisitions or dispositions of (A) assets or capital stock or other voting securities or equity interests of any Company or any of their Subsidiaries or (B) assets or real property or capital stock or other voting securities or equity interests of another Person, in each case;

(vi) any employment agreements or agreements with independent contractors or consultants (or similar arrangements) other than those which can be terminated at will, without a penalty, on 90 days’ notice or less;

(vii) any non-competition or other similar agreement that prohibits or otherwise restricts any Company or any of their Subsidiaries from freely engaging in business anywhere in the world (including any agreement that restricts any Company or any of their Subsidiaries from competing in any line of business) for any period of time;

(viii) any Contract that creates a partnership or joint venture with respect to any portion of the Business;

(ix) any contract pursuant to which any Company or any Subsidiary is a lessee of any personal or real property, for which the aggregate annual base rent or lease payments exceed $10,000 respectively;

(x) any contact entered into in the past three (3) years involving any resolution or settlement of any actual or threatened Action with a value of greater than $50,000 and which imposes continuing obligations; and

(xi) any settlement or similar agreement with any Governmental Authority or order or consent of a Governmental Authority involving future performance by any Company or any of their Subsidiaries (excluding, for the avoidance of doubt, customary Permits).

(b) None of such Seller, the Companies or any of their Subsidiaries has received written notice that it is in material breach of or default under the terms of any Material Contract. To the Knowledge of such Seller, no other party to any Material Contract is in material breach of or default under the terms of any Material Contract. Except as set forth in Section 3.14(b) of the Disclosure Schedule, each Material Contract is a valid and binding obligation of the applicable Company or its applicable Subsidiary which is party thereto and, to the Knowledge of such Seller, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.15 Reserved.

3.16 Sufficiency of Assets. The buildings, plants, structures, vehicles, equipment, technology and communications hardware and other items of tangible personal property currently owned or leased by the Companies and their Subsidiaries, together with all other properties and assets of the Companies and their Subsidiaries, are sufficient in all material respects for the continued conduct of the Business after the Closing substantially in the same manner as it was conducted prior to the Closing.

3.17 Real Properties. The Companies and their Subsidiaries do not own and have never owned any interest in any real properties. The Companies and their Subsidiaries have valid leasehold interests in all of their respective leased real properties (“Leased Real Property”), free and clear of all Encumbrances (other than Permitted Encumbrances and all other title exceptions, defects, encumbrances and other matters, whether or not of record, which do not materially affect the continued use of the property for the purposes for which the property is currently being used by the Sellers, the Companies or their Subsidiaries as of the date hereof). Section 3.17 of the Disclosure Schedule sets forth a complete list, as of the date hereof, of the address of each Leased Real Property, and the leases (including any amendment) relating to each Leased Real Property (including the date and name of the parties to such leases and the expiration dates of such leases) (collectively, the “Leases”). Sellers have Made Available to the Purchasers a true and complete copy of each Lease. With respect to each Lease (i) such Lease is in full force and effect and is enforceable in accordance with its terms and shall continue to be in full force and effect on the terms set forth in such Lease following the Closing Date, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (ii) such Lease (or a notice in respect of such Lease) has been properly registered in the appropriate land registry office, as applicable; (iii) all rents and additional rents have been paid; and (iv) as of the date hereof, to the knowledge of such Seller, there exists no event of default or event, occurrence, condition or act (including the purchase of the Equity Interests) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under such Lease, except such event of default or event, occurrence, condition or act as would not have, individually or in the aggregate, a Material Adverse Effect. Each of the Leased Real Properties is adequate and suitable for the purposes for which it is presently being used and the Companies have adequate rights of ingress and egress into each of the Leased Real Properties for the operation of the Business in the ordinary course consistent with past practice, except where the failure to be so adequate or suitable, or to have such adequate rights of ingress and egress, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.18 Labor.

(a) Except as set forth in Section 3.18(a) of the Disclosure Schedule, which sets forth the number and locations of all employees of the Companies or their Subsidiaries (“Company Employees”) with respect to whom the Companies and their Subsidiaries have experienced “employment losses” or mass or group terminations as defined under WARN or any similar state, local, or foreign Law in the six (6) year period immediately preceding the Closing Date, none of the Companies nor any of their Subsidiaries has incurred any liability or obligation with respect to the termination or layoff of any Company Employees under WARN or any similar state, local, or foreign Law within the past six (6) years.

(b) No union, trade union, works council, labor union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (each a “Union,” and collectively, “Unions”) holds bargaining rights with respect to any of the Employees by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the Knowledge of such Seller, threatened to apply to be certified as the bargaining agent of any Company Employee. No Union has applied to have the Companies or their respective Subsidiaries declared a common or related employer or a single employer pursuant to applicable labor legislation in any jurisdiction in which the Companies or their respective Subsidiaries carries on business.

(c) None of the Companies nor any of their Subsidiaries is party to or bound by to any collective bargaining agreements, works council agreements, labor union contracts, trade union agreements, or other contracts (each a “Collective Bargaining Agreement”) with any Union; and (i) in the past three (3) years, no Union or group of Company Employees has sought to organize any employees for purposes of collective bargaining, made a demand for recognition or certification, sought to bargain collectively with the Companies or any of their Subsidiaries, or filed a petition for recognition with any Governmental Authority; (ii) as of this date, no Collective Bargaining Agreement is being negotiated by the Companies or any of their Subsidiaries; (iii) in the past three (3) years there have been no actual or, to the Knowledge of the Sellers, threatened, strikes, lockouts, slowdowns, work stoppages, boycotts, handbilling, picketing, walkouts, demonstrations, leafleting, sit-ins, sick-outs, or other forms of organized labor disruption by Company Employees or at any of the Companies’ or Subsidiaries’ places of business.

(d) Each of the Company Employees has all work permits, immigration permits, visas, and other authorizations, in each case, required by Law for such Company Employee given the duties and nature of such Company Employee’s employment, and Section 3.18(d) of the Disclosure Schedule contains a correct and complete list of each permit.

(e) Within the past six (6) years, each Person classified by the Companies and their Subsidiaries as an independent contractor, consultant, volunteer, subcontractor, temporary employee, leased employee, or other contingent worker is properly classified under all governing laws, and the Companies and their Subsidiaries have fully and accurately reported all payments to all such independent contractors and other contingent workers on IRS Form 1099s or as otherwise required by applicable Laws; (ii) within the past six (6) years, all Company Employees classified as “exempt” from overtime under the Fair Labor Standards Act (“FLSA”) and any applicable federal, state, provincial or foreign Laws governing wages, hours, and overtime pay has been properly classified as such, and neither the Companies nor any of their Subsidiaries have incurred any liabilities under the FLSA or any other wage and hour Laws; (iii) the Companies and their Subsidiaries are in compliance with all applicable laws relating to labor and employment, including but not limited to all laws relating to employment practices; the hiring, promotion, assignment, and termination of employees; discrimination; equal employment opportunities; disability; labor relations; unfair labor practices; wages and hours; hours of work; payment of wages; immigration; workers’ compensation; employee benefits; working conditions; occupational safety and health; family and medical leave; employee terminations; unemployment insurance; and data privacy and data protection; (iv) within the past three (3) years, each Company Employee based outside of the U.S. has been properly categorized as eligible or ineligible for overtime wages under applicable Law and has been paid overtime wages to the extent required by applicable Law; (v) there is no pending or, to the Knowledge of the Sellers, threatened, legal action, arbitration, investigation, inquiry, or process against any of the Companies or their Subsidiaries brought by or on behalf of any applicant for employment, any current or former Company Employee, any current or former representative, agent, consultant, independent contractor, subcontractor, leased employee, volunteer, or temporary employee of any of the Companies or any of their Subsidiaries, or any group or class of any of the foregoing, or any Governmental Authority, alleging violation of any labor or employment Laws, breach of any Collective Bargaining Agreement, breach of any express or implied contract of employment, unfair labor practice, wrongful termination of employment, or any other discriminatory, wrongful, or tortious conduct in connection with the employment relationship; (vi) except as set forth in Section 3.18(e) of the Disclosure Schedule, neither the Companies nor their Subsidiaries have received within the last two (2) years notice of any Action, investigation, inquiry, or process with respect to, or correspondence related to, an alleged violation of any labor or employment Laws, breach of any Collective Bargaining Agreement, breach of any express or implied contract of employment, wrongful termination of employment, or any other discriminatory, wrongful, or tortious conduct in connection with the employment relationship; (vii) there have been no workplace accidents that have resulted in injuries to any Company Employee or independent contractors; and (viii) no individual has been improperly excluded from, or wrongly denied benefits under, any Company Plan.

(f) Except as set forth on Section 3.18(f) of the Disclosure Schedule, there are no Company Employees who are parties to any employment agreements or other arrangements with the Companies or their Subsidiaries that contain confidentiality, non-competition or proprietary rights provisions in favor of the Sellers, and the Sellers hereby irrevocably waive the right to enforce those agreements (as such agreements relate to the Sellers) and any other such agreements with respect to the transactions contemplated by this Agreement, the Companies, or their assets, rights, obligations, or liabilities, now and forever, in order to facilitate this Agreement and the Purchaser’s operations after the Closing.

3.19 Insurance. Such Seller has Made Available to the Purchasers complete copies of all policies of insurance maintained by or on behalf of the Companies and their Subsidiaries with respect to their properties and assets, or true and complete summaries of the material terms of such insurance policies. Section 3.19 of the Disclosure Schedule sets forth a list of all material insurance policies relating to the Business that are not held by the Companies or their Subsidiaries. All insurance policies relating to the Business are in full force and effect and will be in full force and effect through and including the Closing Date and the applicable insured parties have complied in all material respects with the provisions of such policies. Neither such Seller, the Companies nor any of their respective Subsidiaries has received: (a) any notice regarding the cancellation or invalidation of any of the existing insurance policies relating to the Business or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any such policy or (b) any notice regarding any refusal of coverage under, or any rejection of any claim under, any such policy.

3.20 Finder’s Fee. Except for fees for which such Seller or its Affiliates (other than the Companies and their Subsidiaries) will be exclusively responsible, none of such Seller, the Companies nor any of the Companies’ Subsidiaries has incurred any liability to any party for any brokerage or finder’s fee or agent’s commission, or the like, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller, the Companies or their Subsidiaries.

3.21 Proxy Statement; Other Information. Subject to the representations and warranties of the Purchasers set forth in Section 4.9, the Proxy Statement will not at the time it is first mailed to the stockholders of Parent or at the time of the Parent Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding any of the foregoing, no representation is made by the Sellers with respect to statements made in the Proxy Statement based on information supplied by or on behalf of the Purchasers or any of their respective Affiliates for inclusion or incorporation by reference therein.

3.22 Opinion of Financial Advisor. The Special Committee has received the opinion of Jefferies LLC, dated the date of this Agreement, substantially to the effect that, as of such date, and subject to the various limitations, assumptions, factors and matters set forth therein, an aggregate cash consideration equal to $129 million to be received by the Sellers pursuant to this Agreement is fair, from a financial point of view, to Parent.

3.23 Required Vote of Parent Stockholders. Subject to the accuracy of the representations and warranties of the Purchasers in Section 4.10, the affirmative vote of the holders of outstanding shares of the common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) representing at least a majority of all the votes entitled to be cast thereupon by holders of Parent Common Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) is the only vote of holders of securities (including, warrants and notes) of Parent which is required to approve this Agreement and the transactions contemplated hereby (the “Parent Stockholder Approval”).

3.24 Recommendation. The Board of Directors of Parent, acting upon the recommendation of the special committee of independent directors of Parent (the “Special Committee”), at a duly held meeting has (i) determined that it is in the best interests of Parent and its stockholders (other than holders of shares of the Parent Common Stock that are issued and outstanding immediately prior to the Closing that are Affiliates of the Purchaser), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, and (iii) resolved to recommend that the stockholders of Parent approve the adoption of this Agreement (the “Recommendation”) and directed that such matter be submitted for consideration of the stockholders of Parent at the Parent Meeting.

3.25 Furnishings and Equipment. The Furnishings and Equipment presently used in connection with the conduct of the Business as presently conducted by Sellers and the Companies and Subsidiaries have been maintained in accordance with Sellers’ and the Companies’ and Subsidiaries’ customary practice in all material respects and are in reasonable operating condition and repair (subject to normal wear and tear) in all material respects giving effect to age and usage.

3.26 Product Warranty. As of the date hereof, no Seller or Company or Subsidiary has received any claim in writing with respect to the Business that remains pending from any customer (a) alleging that any of the products sold, leased or delivered by the Business during the three years prior to the date hereof has not conformed in all material respects with applicable contractual commitments or express and implied warranties, and (b) that would be reasonably likely to give rise to a Liability for replacement or repair thereof or other damages in connection therewith, in either case that would result in a material Liability to the Business other than the reserve for product warranty claims set forth on the Financial Statements.

3.27 Affiliate Transactions. No officer or director of any Seller or any of its Subsidiaries (nor any ancestor, sibling, descendant or spouse of any of such Person, or any trust, partnership or corporation in which any of such Persons has an economic interest in excess of five percent (5%) of the ownership interests therein), (i) is or was a party to any Contract, commitment or transaction with any Seller or any Company or Subsidiary relating to the Business (other than in his or her capacity as an officer or director of Seller or any Company or any of its Subsidiaries), or (ii) has any interest in any Equity Interests, other than indirectly, as a stockholder of Parent or any of the Sellers.

3.28 Books and Records. The minute books and stock record books of the Companies and their Subsidiaries have been Made Available to the Purchasers, and such minute books contain records of the actions taken at the applicable meetings to which they relate that are accurate and complete in all material respects. At the Closing, all of such minute books and records will be in the possession of the Companies and their Subsidiaries.

3.29 Accounts Receivable. All accounts receivable, notes receivable and other debts due and accruing to each Company reflected in the Financial Statements or that will be reflected in the Pre-Closing Net Working Capital Statement are bona fide; provided, however, that the foregoing is not a guarantee of collection or collectability.

3.30 Industry Canada. The Companies and their Subsidiaries have filed all necessary notices of non-renewal to Industry Canada relating to the license held to permit the use of unlicensed spectrum leased from Industry Canada.

3.31 Investment Canada Act. The book value of the assets of the Companies as of December 31, 2012, calculated in accordance with the Investment Canada Act and the regulations thereto, is less than CAD$344 million. The Companies are not engaged in cultural business activities within the meaning of the Investment Canada Act.

3.32 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, SUCH SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER IN THIS AGREEMENT, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO THE COMPANIES, THEIR SUBSIDIARIES, THE EQUITY INTERESTS, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE PURCHASERS, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT OR ENVIRONMENTAL MATTERS. ALL OTHER REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT, IF ANY, ARE HEREBY DISCLAIMED BY SUCH SELLER.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser jointly and severally hereby represents and warrants to the Sellers that, as of the date hereof:

4.1 Corporate Status. Each Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign Person in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not have a Purchaser Material Adverse Effect. Each Purchaser has made available to the Sellers prior to the date of this Agreement true and complete copies of its certificate or articles of incorporation and its bylaws, in each case, including any amendments through the date hereof. Each Purchaser is not in violation of its certificate or articles of incorporation and its bylaws in any material respect.

4.2 Authority. Each Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each Purchaser, and no other proceedings on the part of each Purchaser are necessary to authorize the execution, delivery and performance by each Purchaser of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Purchaser, and, assuming due authorization and delivery by the Sellers, this Agreement constitutes a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3 No Conflict; Required Filings.

(a) The execution, delivery and performance by each Purchaser of this Agreement and the consummation by each Purchaser of the transactions contemplated by this Agreement do not and will not (i) contravene or conflict with the charter or governing documents of each Purchaser, (ii) assuming compliance with the matters referenced in Section 4.3(b), contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to each Purchaser or any of its Affiliates or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon each Purchaser or any of its Affiliates or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of each Purchaser or any of its Affiliates, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, loss or Encumbrance that would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b) No material consent of, or registration, declaration, notice or filing with, any Person (including any Governmental Authority) is required to be obtained or made by each Purchaser or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the FCC Approvals, (ii) the State PUC Approvals, (iii) the Non-U.S. Telecommunications Approvals, (iv) if applicable, a joint filing with and clearance by CFIUS pursuant to the Defense Production Act, (v) if applicable, compliance with the Competition Act for purposes of obtaining the Competition Act Approval, (vi) if applicable, compliance with the ICA for purposes of obtaining the ICA Clearances, (vii) if applicable, compliance with the HSR Act and (viii) those that, if not made or obtained, individually or in the aggregate, would not materially hinder or materially delay the Closing or reasonably be expected to result in a Purchaser Material Adverse Effect.

(c) To the Knowledge of each Purchaser, each Purchaser is legally, financially, and otherwise qualified to acquire control of the Permits that are issued by the FCC, any State PUCs, or Non-U.S. Telecommunications Agency, or any other Governmental Authority under applicable Law, including the Communications Act, rules, regulations and policies of the FCC, state Law applicable to providers of telecommunications services, rules regulations and policies of the State PUCs, non-U.S. laws applicable to providers of telecommunications services, and rules, regulations and policies of Non-U.S. Telecommunications Agencies (collectively, the “Communications Laws”). To the Knowledge of each Purchaser, there are no facts that would under existing Communications Laws disqualify each Purchaser as transferee of the Permits. There are no pending matters, or to the Knowledge of each Purchaser, threatened matters, related to each Purchaser or its qualifications that would reasonably be expected to result in a denial or delay in obtaining FCC Approvals, State PUC Approvals and/or the Non-U.S. Telecommunications Approvals for the acquisition of control of the Permits.

4.4 Legal Proceedings. As of the date hereof, there are no Actions or investigations pending against or, to the Knowledge of each Purchaser, threatened against, each Purchaser or any of its Affiliates or any of their respective properties or assets by or before any Governmental Authority that would reasonably be expected to result in a material and adverse effect on each Purchaser’s ability to consummate the transactions contemplated hereby.

4.5 Financing; Limited Guarantee.

(a) The Purchasers have provided the Sellers with true, accurate and complete copies of (i) an executed equity commitment letter from York Special Opportunities Fund, LP (the “Sponsor”) to provide equity financing to the Purchasers equal to amounts described therein (the “Equity Commitment Letter”), (ii) an executed commitment letter for mezzanine debt and equity (the “Manulife Commitment Letter”) from the Manufacturers Life Insurance Company (“Manulife”), and (iii) an executed debt commitment letter and related fee letter and term sheet (the “Senior Debt Commitment Letter” and together with the Manulife Commitment Letter and the Equity Commitment Letter, the “Financing Commitments”) from the Bank of Montreal, HSBC Bank Canada and ATB Corporate Financial Services (the “Senior Lenders” and together with Manulife, the “Lenders”) pursuant to which, and subject to the terms and conditions of which, the Senior Lenders have committed to provide the Purchasers with loans in the amounts described therein, the proceeds of which may be used to consummate the transactions contemplated by this Agreement (together with the equity financing pursuant to the Equity Commitment Letter and the mezzanine debt and equity financing pursuant to the Manulife Commitment Letter, the “Financing”). The Equity Commitment Letter provides that Parent and the Sellers are express third party beneficiaries thereof, with the right to enforce such Equity Commitment Letter on the terms described therein. Each of the Financing Commitments is a legal, valid and binding obligation of each Purchaser (or its Affiliate, if applicable) and, to the Knowledge of Purchasers, the other parties thereto. Each of the Financing Commitments is in full force and effect, and none of the Financing Commitments has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and no such amendment or modification is contemplated. No Purchaser or any of their Affiliates is in breach of any of the terms or conditions set forth in any of the Financing Commitments, and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date hereof, no Purchaser is aware of any fact or occurrence existing on the date hereof that, with or without notice, lapse of time or both, could reasonably be expected to (A) make any of the assumptions or any of the statements set forth in the Financing Commitments inaccurate, (B) result in any of the conditions in the Financing Commitments not being satisfied, (C) cause any of the Financing Commitments to be ineffective or (D) otherwise result in the Financing not being available on a timely basis in order to consummate the transactions contemplated by this Agreement. As of the date hereof, neither the Sponsor nor any Lender has notified any Purchaser of its intention to terminate any of the Financing Commitments or not to provide the Financing. The net proceeds from the Financing will be sufficient to consummate the transactions contemplated by this Agreement and to pay any fees and expenses of or payable by the Purchasers in connection therewith. The Purchasers have paid in full any and all commitment or other fees required by the Financing Commitments that are due as of the date hereof, and will pay, after the date hereof, all such commitments and fees as they become due. Except for the Financing Commitments, there are no side letters, understandings or other agreements or arrangements relating to the Financing to which any Purchaser or any of its Affiliates are a party. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing or the conditions precedent thereto, other than as set forth in the Financing Commitments (the “Disclosed Conditions”). No Person has any right to impose, and none of the Sponsor, any Lender or any Purchaser has any obligation to accept, any condition precedent to such funding other than the Disclosed Conditions nor any reduction to the aggregate amount available under the Financing Commitments on the Closing Date (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitments on the Closing Date). No Purchaser has any reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing, or that the Financing will not be available to the Purchasers on the Closing Date. For the avoidance of doubt, it is not a condition to Closing under this Agreement for the Purchasers to obtain the Financing or any alternative financing.

(b) Concurrently with the execution of this Agreement, the Purchasers have delivered to the Sellers the Limited Guarantee. The Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Sponsor, enforceable in accordance with its terms, and has not been amended, withdrawn or rescinded in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsor under the Limited Guarantee.

4.6 Investment Intention; Investor Qualification.

(a) Each Purchaser is acquiring the Equity Interests (or any portion thereof) as principal and not as agent and is acquiring such Equity Interests for investment and not with a view towards distributing all or a portion thereof in any transaction that would constitute a “distribution” within the meaning of the Securities Act. Each Purchaser acknowledges that such Equity Interests have not been registered under the Securities Act and neither the Sellers nor the Companies is under any obligation to file a registration statement or similar filing with the U.S. Securities and Exchange Commission (“SEC”), any state agency or any other Governmental Authority with respect to the Equity Interests. Each Purchaser understands that there is no existing public or other market for such Equity Interests and there can be no assurance that each Purchaser will be able to sell or dispose of such Equity Interests.

(b) Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits associated with the acquisition of the Equity Interests and is acquiring the Equity Interests (or any portion thereof) for its own account for investment, with no present intention of making a public distribution thereof. Each Purchaser will not sell or otherwise dispose of such Equity Interests in violation of the Securities Act or any other applicable local, state or foreign securities Laws.

4.7 Finder’s Fee. Neither the Sellers nor the Companies nor any of their respective stockholders, members, option holders, directors, managers, officers or Affiliates will incur any liability to any party for any brokerage or finder’s fee or agent’s commission, or the like, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers or their Affiliates.

4.8 No Additional Representations.

(a) Each Purchaser acknowledges that it and its Representatives (i) have received access to such books and records, facilities, equipment, contracts and other assets of the Sellers, the Companies and their Subsidiaries which it and its Representatives have desired or requested to review, (ii) have had access to the “data site” maintained by the Sellers for purposes of the transactions contemplated by this Agreement, (iii) have conducted an independent investigation of the Companies and their Subsidiaries and the transactions contemplated by this Agreement and (iv) have had full opportunity to meet with the management of the Sellers, the Companies and their Subsidiaries and their respective Affiliates and to discuss and ask questions regarding the Business.

(b) Each Purchaser acknowledges that none of the Sellers, the Companies, their Subsidiaries nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Companies, their Subsidiaries or the Business Made Available to the Purchaser and its Representatives except as expressly set forth in Article III (which includes and is subject to the Disclosure Schedules), and none of the Sellers, the Companies, their Subsidiaries nor any other Person shall be subject to any liability to or obligation to indemnify any Purchaser resulting from the Sellers’ or the Companies’ making available to any Purchaser or any Purchaser’s use of such information, or any information, documents or material Made Available to any Purchaser in the due diligence materials provided to any Purchaser, including in the “data site” maintained by the Sellers for purposes of the transactions contemplated by this Agreement, in management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, nothing described in this Section 4.8(b) shall limit any rights to indemnification in respect of the representations and warranties expressly set forth in Article III as such indemnification is provided for in Article IX. Without limiting the foregoing, none of the Sellers makes any representation or warranty to any Purchaser with respect to any financial projections or forecasts relating to the Companies, their Subsidiaries or the Business, whether or not included in any management presentation.

4.9 Proxy Statement; Other Information. None of the information provided by or on behalf of each Purchaser or its Subsidiaries to be included in the Proxy Statement will, at the time provided by or on behalf of the Purchasers or their Subsidiaries, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Lack of Ownership of Parent Common Stock. Neither each Purchaser nor any of its Subsidiaries beneficially owns or, since July 1, 2009 has beneficially owned, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which each Purchaser or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of Parent or any of its Subsidiaries.

4.11 Contracts. There are no Contracts, and, unless approved in advance by the Special Committee (such approval not to be unreasonably withheld, delayed or conditioned), at the Closing there will not be any Contracts, between Purchasers or any of their respective Affiliates, on the one hand, and any director, officer or employee of Parent, Sellers, the Companies or their respective Subsidiaries, on the other hand.

4.12 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, each Purchaser makes no representation or warranty, express or implied.

ARTICLE V

COVENANTS

5.1 Interim Operations. From and after the date hereof, the Sellers shall cause the Companies and their Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact the operations, assets, properties, physical facilities and relationships with employees, suppliers, customers and third parties having material business dealings with the Companies and their Subsidiaries. Without limiting the generality of the foregoing, except (a) as otherwise required by this Agreement, (b) for actions approved by the Purchasers (which approval shall not be unreasonably withheld, conditioned or delayed), (c) as required to comply with applicable Law, (d) for the Restructuring Transactions if and only to the extent substantially as described in Section 1.3 of the Disclosure Schedule or (e) as set forth on Section 5.1 of the Disclosure Schedule, from and after the date hereof, the Sellers shall cause the Companies and their Subsidiaries not to take any of the following actions:

(i) amend its certification of incorporation, bylaws or other similar organizational or governing documents;

(ii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) (A) issue, sell, transfer, pledge, purchase, redeem, retire, grant, dispose of or encumber the Equity Interests or any other equity or similar interests of the Companies or any of their Subsidiaries or (B) grant any option, warrant, call or other right to purchase or obtain, or otherwise dispose of or encumber, the Equity Interests or any other equity or similar interests of the Companies or any of their Subsidiaries;

(iv) enter into or consummate any transaction involving the acquisition, merger or consolidation of the business, stock, assets or other properties of any other Person;

(v) acquire any material properties or assets or sell, assign, lease, license, transfer, convey, exchange or swap, mortgage or otherwise encumber, or subject to any Encumbrance (other than Permitted Encumbrance) or otherwise dispose of any material portion of its properties or assets with a value or purchase price in excess of $25,000 individually or $250,000 in the aggregate other than (A) in the ordinary course of business consistent with past practice, (B) pursuant to existing agreements in effect prior to the date hereof, (C) as may be required by applicable Law or any Governmental Authority in order to permit or facilitate the consummation of the transactions contemplated by this Agreement, or (D) dispositions of obsolete or worthless assets or (E) transactions entirely among the Companies and/or any of their wholly-owned Subsidiaries;

(vi) incur, assume, guarantee, prepay or otherwise become liable for any Indebtedness, other than (A) any Indebtedness entirely among the Companies and/or any of their wholly-owned Subsidiaries, (B) guarantees by the Companies of Indebtedness of their Subsidiaries, and (C) Indebtedness incurred pursuant to agreements in effect prior to the execution of this Agreement;

(vii) enter into, renew, amend or modify in any material respect or terminate any Material Contract, other than in the ordinary course of business consistent with past practice;

(viii) incur or commit to any material capital expenditures other than capital expenditures incurred or committed in the ordinary course of business consistent with past practice, or enter into any new line of business;

(ix) change its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable Law;

(x) reclassify, combine, split, subdivide or amend the terms of any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

(xi) in each case except in the ordinary course of business consistent with past practice or as set forth on Section 5.1(xi) of the Disclosure Schedule, (A) increase the annual level of compensation of any employee, manager, director or officer of the Companies or any of their respective Subsidiaries, (B) grant any bonus, benefit or other direct or indirect compensation to any employee, manager, director or officer of the Companies or any of their respective Subsidiaries, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement or Company Plan made to, for, or with any employee, manager, director or officer of the Companies or any of their respective Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement, (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) which provides for total annual compensation in excess of $150,000 or total annual compensation less than $150,000 to which the Companies or any of their respective Subsidiaries is a party or involving an employee, manager, director or officer of the Companies or any of their respective Subsidiaries or (F) amend, modify or terminate any Company Plan;

(xii) terminate any Key Employee, other than for “cause”;

(xiii) recognize or bargain with any Union, enter into, modify or terminate any labor or Collective Bargaining Agreement, through negotiations or otherwise, or make any commitment or incur any liability to any Union;

(xiv) cancel or terminate any of the material insurance policies of Companies or any of their respective Subsidiaries or permit any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under such canceled, terminated or lapsed insurance policies are in full force and effect;

(xv) license, transfer, assign, abandon or otherwise dispose of the ownership of or any valid rights to use any Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice or any such ownership interest or right not material to the Business;

(xvi) waive any right of substantial value or voluntarily and knowingly suffer any extraordinary loss under any Material Contract;

(xvii) settle any material Action with respect to the Companies, their Subsidiaries, the Sellers or the Business (other than any litigation in connection with the collection of accounts receivable in the ordinary course of business consistent with past practice or to enforce the terms of this Agreement) that, with respect any such settlement, requires payment in excess of $50,000 or results in any limitation of the conduct of the Business as a condition to such settlement;

(xviii) (A) make, change or revoke any election relating to Taxes, (B) settle and/or compromise any Tax liability; (C) prepare any Tax Returns in a manner which is inconsistent with past practices with respect to the treatment of items on such Tax Returns; (D) file an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of the Companies or the Companies’ Subsidiaries; (E) change any annual accounting period for applicable Tax purposes, adopt or change any Tax accounting method in any material respect or (F) enter into any closing agreement relating to Taxes, settle, concede, compromise or abandon any Tax claim or assessment, surrender any right to claim a refund of Taxes;

(xix) change in any material respect any timing, policy, or practices for the treatment of inventory or the collection of accounts receivable or payables of accounts payable;

(xx) implement any layoffs or mass terminations that would give rise to any obligations or Liabilities under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state, local, or foreign Law;

(xxi) at any time prior to the Adjustment Determination Effective Time distribute or transfer Cash and Cash Equivalents to Sellers as members with a value in excess of $100,000 in the aggregate;

(xxii) take any action that would reasonably be expected to, individually or together with any other action, materially and adversely affect the validity or full force and effectiveness of any Material Permit (or other material Permit necessary for the Companies and their Subsidiaries to own, lease and operate their respective properties and assets and to carry on the Business as then being conducted) or result in the expiration, non-renewal, suspension, cancellation, or revocation of any Material Permit; or

(xxiii) agree or commit to take any action to do anything prohibited by this Section 5.1.

Except as set forth in this Section 5.1, prior to the Closing, each Seller will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations with respect to the Business.

5.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Sellers and the Purchasers, subject to Section 5.3, shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken (including by their respective Affiliates), all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Sellers, the

Companies or any of their Subsidiaries be required to pay any fee, penalty or other consideration in excess of $50,000 to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any Contract, nor shall the Sellers, the Companies nor any of their Subsidiaries be required to materially modify any Contract, except as expressly contemplated by this Agreement.

(b) Without limiting the foregoing, the Sellers and the Purchasers shall, and shall cause their respective Affiliates to, (i) as promptly as practicable make the necessary applications, requests, notices and other filings, including filings pursuant to the HSR Act, if applicable, and thereafter timely make all other filings and notifications, required to obtain or maintain all FCC Approvals, State PUC Approvals, the Non-U.S. Telecommunications Approvals, and, if applicable, the CFIUS Clearance, the Competition Act Approval, and the ICA Clearances, (ii) use their respective reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, (B) promptly providing each other with all information necessary for the preparation of such filings on a timely basis, and (C) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use their respective reasonable best efforts if commercially practicable to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including taking all such further actions as may be necessary to resolve such objections and/or inquiries, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, competition authorities, national security authorities of any other nation or other jurisdiction, the FCC, the State PUCs, Non-U.S. Telecommunications Agencies, CFIUS, the Canadian Competition Bureau, Industry Canada, or any other Person may assert under any Regulatory Law with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement so as to enable the Closing to occur as soon as reasonably possible, and (iv) subject to applicable legal limitations and the instructions of any Governmental Authority, keep each other apprised of the status of and cooperate with each other with respect to matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Sellers, the Companies, or the Purchasers, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Authority with respect to such transactions.

(c) In connection with seeking the foregoing approvals, none of the Purchasers or Sellers or their respective Affiliates shall be required to, and Sellers may not, without the prior written consent of the Purchasers, become subject to, consent to, or offer or agree to, or otherwise take any action, other than as expressly contemplated in this Agreement, with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Purchasers, Sellers, or any of their respective Affiliates in any manner, (ii) conduct, restrict, operate, or otherwise change the assets, business, or portion of business of the Purchasers, Sellers or any of their respective Affiliates in any manner, or (ii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Purchasers, Sellers or any of their respective Affiliates in any manner.

(d) Each of the Sellers and the Purchasers shall permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Authority (including the Proxy Statement). Each of the Sellers, on the one hand, and each of the Purchasers, on the other hand, agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate. Upon receipt of prior notice thereof, each of the Sellers and the Purchasers shall ensure that its appropriate officers and employees shall be available to attend, as the Sellers, the Purchasers or the applicable Governmental Authority may request, any scheduled hearings or meetings in connection with obtaining any FCC Approvals, State PUC Approvals, the Non-U.S. Telecommunications Approvals, the CFIUS Clearance, the Competition Act Approval, and/or the ICA Clearances. Notwithstanding anything to the contrary in this Section 5.2, materials provided to the other Party or its outside counsel may be redacted to remove any estimate of the valuation of the Companies and their Subsidiaries or the Business, or the identities of other potential acquirers. The Parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.2 so as to preserve any applicable privilege.

(e) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.2, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Sellers and the Purchasers shall cooperate in all respects with the other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. If there are any petitions for reconsideration, appeals or similar filings made seeking to overturn the grant of any Company Approval, or if the FCC, any State PUC and/or any Non-U.S. Telecommunications Agency seeks to reconsider such grant on its own motion, then the Parties shall each use commercially reasonable efforts to defend the applicable grants against such actions. If at any point during the CFIUS review process, CFIUS offers the Parties an opportunity to withdraw and resubmit their joint notice, and either Party opts to request withdrawal and resubmission in response to such offer by CFIUS, then the other Party shall agree to join the request for withdrawal and resubmission at the end of the first initial 30-day review.

(f) Except as expressly contemplated by this Agreement, no Party shall, and no Party shall cause its Affiliates to, take any action (including any acquisition of businesses or assets) which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement due to the actions of any Governmental Authority.

(g) For purposes of this Agreement, “Regulatory Law” means all federal, state, local or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) protect the national security or the national economy of any nation or (iii) regulate the telecommunications industry in any nation (including the Communications Act).

5.3 Financing.

(a) Each Purchaser shall, and shall cause each of its Affiliates (as applicable), to, use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) comply with its obligations under the Financing Commitments, (ii) maintain in effect the Financing Commitments, (iii) negotiate and enter into definitive agreements with respect to the Financing Commitments on terms and conditions no less favorable to the Purchasers than those contained in the Financing Commitments, (iv) satisfy on a timely basis all conditions applicable to the Purchasers contained in the Financing Commitments (or any conditions applicable to the Purchasers which are required to be satisfied at or prior to Closing contained in any definitive agreements related thereto), including the payment of any commitment, engagement or placement fees required as a condition to the Financing, (v) enforce all of its rights under the Financing Commitments (or any conditions applicable to the Purchasers which are required to be satisfied at or prior to Closing contained in any definitive agreements related thereto) and (vi) consummate the Financing at or prior to the Closing Date (it being understood that it is not a condition to the Closing under this Agreement, nor to the consummation of the transactions contemplated hereby, for the Purchasers to obtain the Financing or any alternative financing). The Purchasers shall keep the Sellers informed on a reasonable basis and in reasonable detail of the status of their efforts to arrange the Financing (including, upon request, providing the Sellers with copies of all definitive agreements and other documents related to the Financing). The Purchasers shall give the Sellers prompt notice upon becoming aware of any breach by any party of any of the Financing Commitments or any termination of any of the Financing Commitments. From the date hereof until the Closing, the Purchasers shall not, without the prior written consent of the Sellers (which consent shall not be unreasonably withheld, conditioned or delayed), amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Financing Commitments (or any of the conditions or contingencies to funding contained in any of the definitive agreements related thereto) or any other provision of, or remedies under, the Financing Commitments (or any definitive agreements related thereto), in each case, to the extent such amendment, modification, supplement or waiver could reasonably be expected to have the effect of (A) adversely affecting the ability of any Purchaser to timely consummate the transactions contemplated by this Agreement or (B) amending, modifying, supplementing or waiving the conditions or contingencies to funding contained in the Financing Commitments (or any of the conditions or contingencies to funding contained in any of the definitive agreements related thereto) in a manner materially adverse to the Sellers. In the event all conditions applicable to the Senior Debt Commitment Letter or the Manulife Commitment Letter have been satisfied, the Purchasers shall use their respective reasonable best efforts to cause the applicable Lender(s) to fund the debt and equity financing pursuant to the Senior Debt Commitment Letter and the Manulife Commitment Letter required to consummate the transactions contemplated by this Agreement (including by Purchasers taking enforcement action against the applicable Lender(s) to cause such Lender(s) to fund such financing). In the event that any portion of the debt and equity financing pursuant to the Senior Debt Commitment Letter or the Manulife Commitment Letter becomes unavailable, the Purchasers shall notify the Sellers and use their respective reasonable best efforts to arrange alternative financing from the same or other sources on terms and conditions not materially less favorable in the aggregate to the Purchasers than those contained in the Senior Debt Commitment Letter or the Manulife Commitment Letter (as applicable) as of the date hereof (as may be amended, supplemented or modified with the consent of the Sellers), and in an amount sufficient to timely consummate the transactions contemplated by this Agreement on the terms and conditions set forth herein; provided, however, that nothing contained in this Section 5.3(a) shall require, and in no event shall the reasonable best efforts of the Purchasers be deemed or construed to require, the Purchasers to (x) incur the debt and equity financing pursuant to the Senior Debt Commitment Letter and the Manulife Commitment Letter on terms materially less favorable than the “market flex” provisions contained in the Senior Debt Commitment Letter and the Manulife Commitment Letter (or any related fee letter) as of the date hereof (as may be amended, supplemented or modified with the consent of the Sellers), or (b) pay any fees or other compensation in any form materially in excess of those contemplated by the Senior Debt Commitment Letter and the Manulife Commitment Letter or any related fee letter (whether to secure waiver of any conditions contained therein or otherwise) as of the date hereof (as may be amended, supplemented or modified with the consent of the Sellers). In such event, (1) the term “Financing” as used in this Agreement will be deemed to include any such alternative financing, and (2) the term “Financing Commitments” will be deemed to include any commitment letters with respect to any such alternative financing. Notwithstanding anything to the contrary herein and for the avoidance of doubt, each Purchaser acknowledges that it shall not be a condition to the Closing that the Purchasers receive the Financing or any alternative financing.

(b) The Sellers will, and will cause their Subsidiaries to, at the Purchasers’ sole expense (except with respect to clause (v) below), cooperate reasonably with the Purchasers and their authorized representatives in connection with the arrangement of the Financing, including (i) participating in a reasonable number of meetings on reasonable advance notice, (ii) furnishing information (including financial statements) reasonably required to be included in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, (iii) cooperation in respect of the preparation of any underwriting or placement agreements, pledge and security documents and other definitive financing documents; provided, that the Companies shall not be required to become subject to any obligations with respect to such agreements or documents prior to the Closing, (iv) taking such reasonable actions as may be required to facilitate the pledge of collateral to secure the Financing (including cooperation in connection with the pay-off of existing Indebtedness and the release of Liens related thereto), (v) obtaining all waivers, consents and approvals from other parties to Contracts and Encumbrances to which the Companies or their Subsidiaries are party to or by which any of them or their assets or properties are bound or subject, and (vi) taking all other actions reasonably necessary to permit the consummation of the Financing. Any information provided by the Sellers to the Purchasers pursuant to this Section 5.3(b) shall be subject to the Confidentiality Agreement. Each Purchaser acknowledges and agrees that the Sellers, the Companies and their respective Affiliates and representatives shall not have any responsibility for, or incur any liability to any Person under or in connection with, the arrangement of the Financing or any alternative financing that the Purchasers may raise in connection with the transactions contemplated by this Agreement, and that the Purchasers shall, on a joint and several basis, indemnify and hold harmless the Sellers, the Companies and their respective Affiliates and representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing or any alternative financing and any information utilized in connection therewith.

5.4 Confidentiality; Access to Information.

(a) Each of the Purchasers acknowledges that the information made available to it by the Sellers and their respective Affiliates (or their respective agents or representatives) is subject to the terms of that certain Confidentiality and Standstill Agreement, dated as of September 18, 2012, by and between York Special Opportunities Fund, L.P. and Parent (the “Confidentiality Agreement”). Effective upon, and only upon, the Closing, the confidentiality and non-disclosure provisions of the Confidentiality Agreement will terminate with respect to “Evaluation Material” (as defined in the Confidentiality Agreement) relating to the Companies, their Subsidiaries and/or the Business and no party thereto (nor any of their respective successors in interest) shall have any further rights, duties, liabilities or obligations of any nature whatsoever with respect thereto; provided, however, that each of the Purchasers hereby further acknowledges and agrees that its confidentiality and non-disclosure obligations in the Confidentiality Agreement will terminate only with respect to such “Evaluation Material” relating to the Companies, their Subsidiaries and/or the Business and that any and all other “Evaluation Material” provided or made available to it by the Sellers or their respective Affiliates (or their respective agents or representatives) concerning the Sellers or their respective Affiliates (other than the Companies, their Subsidiaries and/or the Business) shall remain subject to the terms and conditions of the Confidentiality Agreement, which shall remain in effect in accordance with its terms to the extent not modified by this Section 5.4(a).

(b) Between the date hereof and the Closing, the Sellers shall, subject to compliance with applicable Laws and any Contracts to which the Sellers or any of their respective Affiliates (including the Companies and their Subsidiaries) is a party, provide the Purchasers access and the opportunity to make such investigation of the management, employees, properties, businesses and operations of the Companies and their Subsidiaries, and such examination of the books, records and financial condition of the Companies and their Subsidiaries, as they reasonably request; provided, however, that neither the Sellers nor any of their Affiliates shall be required to disclose to the Purchasers or any agent or Representative of the Purchasers any information if they believe in good faith (after consultation with knowledgeable counsel) that doing so could result in a loss of the ability to successfully assert a claim of privilege (including the attorney-client and work product privileges) or such disclosure would violate any applicable Law or contractual requirement. Any such investigation and examination will be conducted under reasonable circumstances after appropriate advance notice and in a manner so as not to unreasonably interfere with the conduct of the Business. No investigation pursuant to this Section 5.4(b) shall affect any representation or warranty of any of the Sellers in this Agreement or any condition to the obligations of either Purchaser hereunder.

5.5 Public Announcements. The Sellers and the Purchasers agree to issue a joint press release announcing this Agreement. The Sellers and the Purchasers will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release or other public statement or comment prior to such consultation except, in each case, as may be required by applicable Law or by obligations pursuant to any listing agreement with, or requirement of, the New York Stock Exchange, in the case of the Sellers or their respective Affiliates. Notwithstanding the foregoing, (A) without the prior consent of the Purchasers, the Sellers may, and may cause the Companies and/or their Subsidiaries to, (a) communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with past practice and not inconsistent in any respect with any press release or public announcement made in accordance with to this Section 5.5 and (b) disseminate the information included in a press release or other document previously approved for external distribution by the Purchasers and (B) without the prior consent of the Sellers, the Purchasers may communicate on a non-public and confidential basis with their respective shareholders and such shareholders’ respective limited partners and prospective limited partners regarding the transactions contemplated hereby.

5.6 Books and Records.

(a) The Sellers will use commercially reasonable efforts to deliver, or cause to be delivered, to the Purchasers at Closing all properties, books, records, Contracts, information and documents relating to the Business that are not then in the possession or control of the Companies and/or their Subsidiaries. As soon as reasonably practicable after the Closing, but in no event later than twenty (20) business days following the Closing, the Sellers will deliver, or cause to be delivered, to the Purchasers any remaining properties, books, records, Contracts, information and documents relating primarily to the Business that are not already in the possession or control of the Companies and/or their Subsidiaries (it being understood that location of such properties, books, records, Contracts, information and documents on the premises of the Companies shall be deemed delivery).

(b) Subject to Section 7.2(a) (relating to the preservation of Tax records), the Sellers and the Purchasers agree that each of them will preserve and keep the books of accounts, financial and other records held by it relating to the Business (including accountants’ work papers) for a period of six (6) years from the Closing Date in accordance with their respective corporate records retention policies. The Sellers and the Purchasers shall make such records, other information relating to the Business, employees and auditors available to the other as may be reasonably required by such party (i) in connection with, among other things, any audit or investigation of, insurance claims by, legal proceedings against, disputes involving or governmental investigations of the Sellers or the Purchasers or any of their respective Affiliates, (ii) in order to enable the Sellers or the Purchasers to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby or (iii) for any other reasonable business purpose relating to the Sellers, the Purchasers or any of their respective Affiliates.

5.7 Further Action. From time to time after the Closing Date, and for no further consideration, each of the Sellers and the Purchasers shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may reasonably be necessary to appropriately consummate the transactions contemplated hereby, including (a) transferring back to the Sellers or their respective designated Affiliates any asset or liability which was inadvertently transferred to, or held by, the Companies or their Subsidiaries at the Closing, (b) transferring to the Purchasers any asset or liability contemplated by this Agreement to be transferred to the Purchasers and which was not so transferred at the Closing, (c) remitting promptly to the Sellers any cash amounts actually received by any Purchaser in respect of any business of the Sellers other than the Business after the Closing Date, (d) remitting promptly to the Purchasers any cash amounts actually received by any Seller or their respective Subsidiaries in respect of the Business after the Closing Date, (e) promptly delivering to the Sellers or the Purchasers, as the case may be, any mail or other communication received by the Sellers after the Closing Date pertaining to the Business, or by the Purchasers in respect of any business of the Sellers other than the Business, and (f) referring all inquiries with respect to the Business to the Purchasers, in the case of the Sellers, and referring all inquiries with respect to any business of the Sellers, in the case of the Purchasers.

5.8 Expenses. Except as set forth in Sections 8.3 and 8.4, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring or required to incur such expenses; provided, however, that all fees (other than legal fees of Parent or the Sellers)

paid in respect of any filings or submissions relating to the FCC Approvals, the State PUC Approvals, the Non-U.S. Telecommunications Approvals, the CFIUS Clearance, the Competition Act Approval, the ICA Clearances, or other regulatory and/or antitrust filings shall be borne by the Purchasers. For the avoidance of doubt, all costs and expenses (other than legal fees of the Purchasers) incurred in connection with the Restructuring Transactions and with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne by the Sellers.

5.9 Notice of Developments. Each Party shall give prompt written notice to the other Party of any statement or information contained in such Party’s representations and warranties (or any corresponding Disclosure Schedule) that is incomplete or inaccurate in any material respect. During the period between the date of this Agreement and the Closing, the Sellers shall be entitled to update the Disclosure Schedule to the extent information contained therein or any representation or warranty of any Seller becomes untrue or incomplete or inaccurate after the date hereof due to events or circumstances occurring after the date hereof; provided, however, that Purchasers shall not be required to close the transactions contemplated hereby if a reasonable acquirer of the Companies who has knowledge of the Companies and their respective Subsidiaries would determine that the facts or circumstances listed in such updates to the Disclosure Schedule would make: (i) any Seller Fundamental Representation (other than the representations and warranties of each of the Sellers set forth in Section 3.4(c)) untrue or incomplete or inaccurate in all but de minimis respects, or (ii) any other representations and warranties of the Sellers untrue or incomplete or inaccurate in all respects without giving effect to the words “materiality” or “material” or to any qualifications based on such terms or based on the defined term “Material Adverse Effect”, except for such failures to be true, complete or accurate which, individually or in the aggregate, would result in a Material Adverse Effect. If the Closing occurs, any such update shall be deemed to have amended the Disclosure Schedule, to have qualified the relevant representations and warranties contained in Article III and to have cured any breach of representation or warranty that otherwise might have existed hereunder by reason of such event or circumstance. Nothing in this Agreement, including this Section 5.9, shall be interpreted or construed to imply that any Seller is making any representation or warranty as of any date other than as otherwise set forth herein.

5.10 Intercompany Accounts. No later than the Closing Date, subject to the Purchasers’ prior written consent (which shall not be unreasonably withheld or delayed), the Sellers shall terminate or cancel any and all intercompany accounts and Contracts (excluding ordinary course arms’ length trade payables and receivables) between the Sellers or any of their respective Affiliates (other than the Companies and their Subsidiaries), on the one hand, and the Companies and their Subsidiaries, on the other hand.

5.11 Indemnification and Insurance.

(a) Each of the Purchasers agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of each Person who is now or has been prior to the date hereof, or who becomes prior to the Closing, a director, officer, employee, fiduciary or agent, as the case may be, of any of the Companies or any of their Subsidiaries (each, an “Indemnified Individual”) as provided in their respective certificates of incorporation or by-laws or other organizational documents or in any agreement shall survive the Closing and shall continue in full force and effect. For a period of six (6) years from the Closing Date, the Purchasers shall cause the certificates of incorporation and by-laws or other organizational documents of the Companies and their Subsidiaries to contain provisions no less favorable to the Indemnified Individuals with respect to exculpation, limitation of liabilities and indemnification than are set forth in the certificates of incorporation and by-laws or similar organizational documents of the Companies and their Subsidiaries in effect immediately prior to the Closing, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Person who is now or has been prior to the date hereof, or who becomes prior to the Closing, a director, officer, employee, fiduciary or agent of the Companies or any of their Subsidiaries; provided, however, that all rights to indemnification in respect of any action or proceeding pending or asserted or any claim made within such period shall continue until the disposition of such action or proceeding or resolution of such claim.

(b) At the Sellers’ sole option and expense, prior to the Closing, the Sellers may cause the Companies or their Subsidiaries to purchase a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Companies and their Subsidiaries (or their Affiliates) with respect to matters arising on or before the Closing, covering without limitation the transactions contemplated by this Agreement. If such “tail” prepaid policy has been obtained prior to the Closing, the Purchasers shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Companies and their Subsidiaries.

(c) The rights of each Indemnified Individual hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Individual may have under the certificates of incorporation or by-laws or other organizational documents of the Companies or any of their Subsidiaries, any other indemnification agreement or arrangement or otherwise. The provisions of this Section 5.11 shall survive the consummation of the transactions contemplated by this Agreement and expressly are intended to benefit, and are specifically enforceable by, each of the Indemnified Individuals.

(d) In the event either Purchaser or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of such Purchaser shall assume the obligations set forth in this Section 5.11.

5.12 Waiver of Conflicts and Attorney-Client Privilege. Each of the Purchasers hereby waives, on its own behalf, and agrees to cause the Companies and their

Subsidiaries to waive, (a) any conflicts that may arise in connection with any legal counsel that represents the Sellers or the Companies or their Subsidiaries in connection with this Agreement (the “Current Representation”) undertaking after the Closing the representation of any current officer, director, employee, manager, member, stockholder or Affiliate of the Companies or their Subsidiaries (a “Post-Closing Representation”) and (b) their rights of attorney-client privilege with respect to any communication between such counsel and any such officer, director, employee, manager, member, stockholder or Affiliate occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with such Purchaser on or following the Closing.

5.13 Transaction Bonuses. Any payment that is or becomes due and payable to any current or former employee, officer, director, leased employee, consultant or agent (or their respective beneficiaries) of any Company (including, for the avoidance of doubt, each of the individuals listed in Section 3.12(j) of the Disclosure Schedule) in connection with the consummation of the transactions contemplated by this Agreement will be paid by the Sellers at the Closing out of the Initial Purchase Price.

5.14 No Solicitation.

(a) Subject to the provisions of this Section 5.14, promptly following its execution and delivery of this Agreement, Parent and each of the Sellers and Companies and their Subsidiaries shall cease and cause to be terminated any discussions or negotiations with any Person with respect to any Alternative Proposal, and Parent shall deliver a written notice to each such Person to the effect that Parent is ending all discussions and negotiations with such Person with respect to any Alternative Proposal, effective on and from the date of this Agreement. Such notice shall also request such Person to promptly return or destroy all confidential information concerning Parent and/or its Subsidiaries, including the Sellers and the Companies and their Subsidiaries. Subject to the provisions of this Section 5.14, during the period commencing on the date hereof and continuing until the earlier to occur of the Closing and the date, if any, on which this Agreement is terminated pursuant to Article VIII, Parent and its Subsidiaries shall not, and shall use its and their reasonable best efforts to cause its and their respective representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any Alternative Proposal, (ii) furnish to any Person (other than the Purchasers or their respective designees) any non-public information relating to Parent and/or its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Parent and/or its Subsidiaries (other than the Purchasers or their respective designees), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Alternative Proposal or any inquiries or the making of any proposal that could lead to an Alternative Proposal, (iii) engage in discussions regarding any Alternative Proposal with any Person that has made or, to Parent’s Knowledge, is considering making, an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 5.14, (iv) approve, endorse or recommend an Alternative Proposal, or (v) cause or permit Parent or any of its Subsidiaries to enter into or to modify or amend (other than to terminate) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an “Alternative Acquisition Agreement”) relating to any Alternative Proposal (other than any Acceptable Confidentiality Agreement).

(b) Notwithstanding anything to the contrary set forth in this Section 5.14 or elsewhere in this Agreement, at all times prior to the Closing, Parent (acting under the direction of the Special Committee) may, directly or indirectly through one or more Affiliates or Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Parent and/or its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of Parent and/or its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to (provided, that Parent shall promptly make available to the Purchasers any material non-public information concerning Parent and/or its Subsidiaries that is provided to any Person given such access which was not previously Made Available to the Purchasers) any Person (and/or its Affiliates or Representatives) that has made or delivered to Parent an Alternative Proposal that was not solicited in breach of Section 5.14(a); provided, that the Special Committee shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. Notwithstanding anything to the contrary in this Agreement, the Special Committee or the Board of Directors of Parent shall be permitted, to the extent it determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, to modify, waive, amend or release any existing standstill obligations owed by any Person to Parent or any of its Subsidiaries. The Sellers will as promptly as reasonably practicable (but in any event within 48 hours of receipt of such Alternative Proposal or inquiry), notify the Purchasers in writing of the receipt of any Alternative Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Alternative Proposal, specifying the material terms and conditions thereof and the identity of the Person making such Alternative Proposal or inquiry, and the Sellers will, as promptly as reasonably practicable (but in any event within 48 hours of receipt of such Alternative Proposal or inquiry), provide to the Purchasers a copy of all written proposals provided to the Sellers or any of their Subsidiaries in connection with any such Alternative Proposal or inquiry. The Sellers will, as promptly as reasonably practicable (but in any event within 48 hours of receipt of such Alternative Proposal or inquiry), notify the Purchasers in writing of any material modifications to the financial or other material terms of such Alternative Proposal or inquiry and will, as promptly as reasonably practicable (but in any event within 48 hours of receipt of such Alternative Proposal or inquiry), provide to the Purchasers a copy of all written proposals subsequently provided to or by the Sellers or any of their Subsidiaries in connection with any such Alternative Proposal or inquiry.

(c) Except as provided by Section 5.14(d), at any time after the execution of this Agreement, neither the Special Committee nor the Board of Directors of Parent shall resolve to withdraw, modify or qualify and/or withdraw, modify or qualify the Recommendation in a manner adverse to the Purchasers (a “Change of Recommendation”).

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Parent Meeting, (x) if Parent is then in receipt of a written Alternative Proposal from any Person that is not withdrawn and that the Special Committee or the Board of Directors of Parent concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, the Special Committee or the Board of Directors of Parent may (1) effect a Change of Recommendation in accordance with Section 8.1(g), and/or (2) authorize Parent to terminate this Agreement in accordance with Section 8.1(e) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, or (y) in response to an Intervening Event, the Special Committee or the Board of the Directors of Parent may effect a Change of Recommendation, if and only if:

(i) in the case of clauses (x) and (y) above, (A) Parent shall have provided prior written notice to the Purchasers at least three (3) days in advance (the “Notice Period”), to the effect that absent any revision to the terms and conditions of this Agreement, the Special Committee or the Board of Directors of Parent has resolved to effect a Change of Recommendation and/or to terminate this Agreement pursuant to Section 8.1(e), which notice shall specify the basis for such Change of Recommendation and/or termination, including in the case of clause (x) above the identity of the Person making the Superior Proposal and the material terms thereof, it being understood and agreed that any change to the financial or other material terms of such Alternative Proposal will require an additional prior written notice to the Purchasers and a new three (3) day period; and (B) prior to effecting such Change of Recommendation and/or termination, Parent shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with the Purchasers and their Representatives in good faith (to the extent the Purchasers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement such that the Special Committee or the Board of Directors of Parent would not effect a Change of Recommendation and/or terminate this Agreement;

(ii) in the case of clause (x) above, Parent shall have complied in all material respects with its obligations under this Section 5.14 with respect to such Superior Proposal including not having materially breached the provisions of Sections 5.14(a) and (b); and

(iii) in the case of clause (x)(2) above, Parent shall have validly terminated this Agreement in accordance with Section 8.1(e), including the payment of the Termination Fee in accordance with Section 8.3.

(e) Parent agrees that it will, upon request of the Purchasers, keep the Purchasers reasonably informed regarding the matters contemplated by this Section 5.14 (including any Alternative Proposals).

(f) Nothing contained in this Agreement shall prohibit Parent, the Special Committee or the Board of Directors of Parent, directly or indirectly through advisors, agents or other intermediaries, from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Special Committee or the Board of Directors of Parent determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties or would constitute a violation of applicable Law. It is understood and agreed that, for purposes of this Agreement (including Article VIII), a factually accurate public statement by Parent that describes Parent’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Special Committee or the Board of Directors of Parent, shall not constitute a Change of Recommendation or an approval or recommendation with respect to any Alternative Proposal.

(g) Other than with respect to the Financing Commitments, neither the Purchasers nor any of their respective Affiliates shall make or enter into any formal or informal arrangements or understandings (whether or not binding) with any Person, or have any discussions or other communications with any other Person, in any such case with respect to any Alternative Proposal.

(h) As used in this Agreement, “Acceptable Confidentiality Agreement” shall mean a customary confidentiality agreement, which need not contain a standstill provision.

(i) As used in this Agreement, “Alternative Proposal” shall mean any Acquisition Proposal or Alternative Transaction. “Acquisition Proposal” shall mean any proposal, inquiry or offer, including any proposal, inquiry or offer from or to Parent’s stockholders, made by any Person or group (as defined under Rule 13(d) of the Exchange Act) other than the Purchasers, their respective Subsidiaries and/or any of their respective Affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any purchase of the Equity Interests or any sale of the assets of the Companies.

(j) As used in this Agreement, “Alternative Transaction” shall mean any proposal, inquiry or offer, including any proposal, inquiry or offer from or to Parent’s stockholders, made by any Person or group (as defined under Rule 13(d) of the Exchange Act) other than the Purchasers, their respective Subsidiaries and/or any of their respective Affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar transaction involving Parent and/or any Subsidiary or Subsidiaries of Parent whose business or businesses constitute twenty-five percent (25%) or more of the assets, revenues or earnings of Parent and its Subsidiaries, taken as a whole, (ii) acquisition of assets of Parent and/or its Subsidiaries equal to twenty-five percent (25%) or more of the consolidated assets of Parent and its Subsidiaries or to which twenty-five percent (25%) or more of Parent’s revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of (x) the Equity Interests or (y) equity interests representing a twenty-five percent (25%) or greater economic or voting interest in Parent or tender offer or exchange offer that, if consummated, would result in any Person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a twenty-five percent (25%) or greater economic or voting interest in Parent.

(k) As used in this Agreement, “Superior Proposal” shall mean any Alternative Proposal or Alternative Transaction made by any Person on terms that the Special Committee or the Board of Directors of Parent determines in good faith (after consultation with its financial advisor and outside legal counsel), considering such factors as the Special Committee or the Board of Directors of Parent considers to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal), are more favorable to Parent and its stockholders than the transactions contemplated by this Agreement.

(l) As used in this Agreement, “Intervening Event” shall mean a material event, development or change with respect to the Companies and their Subsidiaries or the Business, that occurs or arises after the date of this Agreement and on or prior to the date of the Parent Stockholder Approval; provided, that the receipt of a Superior Proposal will not be deemed to constitute an Intervening Event.

5.15 Proxy Statement; Parent Meeting.

(a) Parent shall prepare and file with the SEC, as promptly as practicable after the date hereof, a preliminary proxy statement in connection with seeking the adoption of this Agreement by the stockholders of Parent (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”), which shall, subject to Section 5.14, include the Recommendation, and shall use all reasonable efforts to respond to any comments by the SEC staff in respect of the Proxy Statement. Parent shall furnish to the Purchasers all information concerning the Proxy Statement as the Purchasers may reasonably request. Without limiting the generality of the foregoing, the Purchasers shall provide to Parent such information as Parent may reasonably request for inclusion in the Proxy Statement. If, at any time prior to the Parent Meeting, any inaccuracy or omission of information relating to Parent or its Affiliates, officers or directors should be discovered by Parent, or any inaccuracy or omission of information relating to the Purchasers or any of their respective Affiliates, officers or directors should be discovered by the Purchasers, in either case which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, then such Party shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC. Parent shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that Parent may commence mailing the Proxy Statement.

(b) Following the clearance of the Proxy Statement by the SEC, subject to the other provisions of this Agreement and unless this Agreement has been validly terminated pursuant to Article VIII, Parent shall take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Parent Stockholder Approval (the “Parent Meeting”).

5.16 Employee Benefits.

(a) Each of the Purchasers agrees that each Company Employee who continues employment with such Purchaser or any of its Affiliates after the Closing Date (a “Continuing Employee”) shall be provided, for a period extending until the earlier of the termination of such Continuing Employee’s employment with such entities or the first anniversary of the Closing Date, with compensation and benefits that are not materially less favorable, in the aggregate, than the compensation and benefits provided by the Sellers and/or the Companies to such Continuing Employee immediately prior to the date of this Agreement, excluding for such purpose any equity compensation, defined benefit, retiree medical, retiree life plan, policy, arrangement, or agreement, and any retention, transaction, sale or similar bonus or compensation arrangement. Nothing in this Agreement (i) shall require either Purchaser or any of its Affiliates to continue to employ any particular Employee following the Closing Date, or (ii) shall be construed to prohibit either Purchaser or any of its Affiliates from amending or terminating any Company Plan, or terminating any Continuing Employee in accordance with applicable Law.

(b) Each of the Purchasers shall take all commercially reasonable efforts to ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, vacation entitlement and severance benefits, but excluding benefit accrual) for service with the Sellers and/or the Companies prior to the Closing Date under each of the comparable employee benefit plans, programs and policies, if any, of such Purchaser or the relevant Affiliate, as applicable, in which such Continuing Employee becomes a participant; provided, however, that no such service recognition shall result in any duplication of benefits. As of the Closing Date, each of the Purchasers shall, or shall cause the relevant Affiliate to, credit to Continuing Employees the amount of unused vacation time that such employees had accrued under any applicable Company Plan as of the Closing Date. With respect to each health or welfare benefit plan maintained by either of the Purchasers or the relevant Affiliate for the benefit of any Continuing Employees, subject only to any required approval of the applicable insurance provider and applicable Law, if any, such Purchaser shall (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan (each to the extent applicable under the Company Plans), and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Plan for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan, if any, maintained by such Purchaser or the relevant Affiliate, as applicable, for the plan year in which the Closing Date occurs.

(c) No provision of this Agreement shall (i) create any third party beneficiary rights in any Continuing Employee or any other employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Continuing Employee by the Purchasers or any of their respective Affiliates or under any benefit plan which such entity may maintain, or otherwise, or (ii) be construed as in any way modifying or amending the provisions of any Company Plan. The Sellers shall cooperate with the Purchasers and any applicable Affiliate thereof in respect of the foregoing provisions of this Section 5.16, including making available such non-confidential data in personnel records as is necessary for the Purchasers to effectuate this Section 5.16.

(d) The Sellers shall accelerate for any Continuing Employee as of the Closing Date the vesting and exercisability of any unvested benefits and awards under any Company Plan (including under any 401(k) Plan and any outstanding equity compensation awards). For the avoidance of doubt, all performance conditions related to any unvested benefits and awards will be deemed to have been met. Any such awards that are stock options or similar awards will remain exercisable for the period provided in the applicable award agreement.

(e) Each of the Purchasers agrees to provide continuation health care coverage, as defined in Section 4980B of the Code and Sections 601 to 608 of ERISA, to all employees and former employees (and their qualified beneficiaries) (i) who incur or incurred a qualifying event prior to the Closing Date or as a result of the Closing and (ii) to whom any Company or any of their Subsidiaries are, on or before the Closing Date, (A) providing such continuation coverage or (B) under an obligation to provide such continuation coverage at the election of the employee or former employee or his or her qualified beneficiary. For the avoidance of doubt, the Purchasers shall have no obligation to provide continuation coverage for any employee or former employee (or a qualified beneficiary thereof) of any Seller or Affiliate thereof other than the Companies and their Subsidiaries.

5.17 Reserved.

5.18 Restructuring Transactions. Notwithstanding anything else in this Agreement to the contrary, Parent and each of the Sellers shall, and shall cause their respective Affiliates to, consummate the Restructuring Transactions substantially in the manner described in Section 1.3 of the Disclosure Schedule.

5.19 Certain Post-Closing Covenants. During the fourteen (14) month period immediately following the Closing and for so long thereafter as any claim for indemnification made pursuant to Article IX during such fourteen (14) month period remains outstanding and unresolved, the Sellers shall not, and Parent shall cause the Sellers not to, permit Cash and Cash Equivalents, determined on a monthly basis over any calendar month during such period, as reflected on Parent’s consolidated balance sheet (prepared in accordance with GAAP applied on a consistent basis throughout such period), to be less than the Minimum Cash Balance. Parent shall provide the Purchasers reasonable verification (and provision of a bank or similar statement shall be deemed to constitute a non-exclusive means of such verification) of Cash and Cash Equivalents meeting the Minimum Cash Balance on a monthly basis.

5.20 Post-Closing Name Change. Promptly, but in no event more than 60 days following the Closing, Parent and the Sellers shall, and shall cause each of their Affiliates and their Subsidiaries (other than the Companies and their Subsidiaries) to remove all references to the Primus Trademark and all Intellectual Property related to the Primus Trademark, and file all necessary paperwork to effect the foregoing name change.

5.21 PTI Distributions. PTI shall not, and Parent and the Sellers shall cause PTI not to, make any cash distributions (other than the Management Fee) during the period, if any, between the Closing and the Second Closing; provided, however, if the Second Closing does not occur prior to the one (1) year anniversary of the Closing and the Sellers and the Purchasers have not otherwise agreed in writing to work toward a Second Closing, then PTI shall no longer be subject to any restrictions on making cash distributions (other than the Management Fee) from such anniversary date so long as there is no accrued and unpaid Management Fee.

ARTICLE VI

CLOSING CONDITIONS

6.1 Conditions to Obligations of the Sellers and the Purchasers. The respective obligations of the Sellers and the Purchasers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on the Closing Date, of each of the following conditions:

(a) there shall not be in effect any Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(b) the waiting period under the HSR Act, if applicable to the consummation of the transactions contemplated by this Agreement, shall have expired or been terminated;

(c) (i) if a notice is filed with CFIUS, any review or investigation by CFIUS shall have been concluded, and either (x) Parent, the Sellers and/or the Purchasers shall have received written notice that a determination by CFIUS has been made that there are no issues of national security of the United States sufficient to warrant further review or investigation pursuant to the Defense Production Act, or (y) the President of the United States shall not have acted pursuant to the Defense Production Act to suspend or prohibit the consummation of the transactions contemplated by this Agreement and the applicable period of time for the President to take such action shall have expired (the satisfaction of the foregoing condition, the “CFIUS Clearance”), or (ii) a Non-CFIUS Decision has been made;

(d) if applicable, (i) Parent, the Sellers and the Purchasers shall have received an Advance Ruling Certificate under the Competition Act and such Advance Ruling Certificate shall not have been rescinded, (ii) Parent, the Sellers and the Purchasers shall have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement and the applicable waiting period under section 123 of the Competition Act shall have expired or been terminated in accordance with the Competition Act, or (iii) the obligation to give such notice under the Competition Act shall have been waived pursuant to paragraph 113(c) of the Competition Act (the satisfaction of the foregoing condition, the “Competition Act Approval”);

(e) if applicable, the Minister under the ICA (the “Minister”) shall have sent a notice pursuant to subsection 21(1) of the ICA to the Purchasers stating that the Minister is satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada, or alternatively, the time period provided for such notice under subsection 21(1) of the ICA shall have expired such that the Minister shall be deemed, pursuant to subsection 21(2) of the ICA, to be satisfied that the transactions contemplated by this Agreement are of net benefit to Canada;

(f) if applicable, (i) the Minister shall not have sent to the Purchasers, Parent or the Sellers a notice under subsection 25.2(1) of the ICA and the Governor in Council shall not have made an order under subsection 25.3(1) of the ICA in relation to the transactions contemplated by this Agreement or (ii) if such a notice has been sent or such an order has been made, the Purchasers shall have subsequently received (A) a notice under paragraph 25.2(4)(a) of the ICA indicating that a review of the transactions on grounds of national security will not be made, (B) a notice under paragraph 25.3(6)(b) of the ICA indicating that no further action will be taken in respect of the transactions or (C) a copy of an order under paragraph 25.4(1)(b) authorizing the transactions contemplated by this Agreement (the satisfaction of the foregoing conditions set forth in clauses (e) and (f), the “ICA Clearances”);

(g) the Parent Stockholder Approval shall have been obtained in accordance with the DGCL and the certificate of incorporation and by-laws of Parent; and

(h) the Restructuring Transactions shall have been consummated substantially in the manner described in Section 1.3 of the Disclosure Schedule, and reasonably satisfactory evidence thereof shall have been delivered to the Purchasers, Parent and the Sellers.

6.2 Additional Conditions to Obligation of the Purchasers. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchasers in whole or in part in their sole discretion):

(a) (i) the representations and warranties of each of the Sellers set forth in Sections 3.1 (Corporate Status), 3.2 (Authority), 3.4 (Capitalization; Subsidiaries), and 3.20 (Finder’s Fee) (collectively, the “Seller Fundamental Representations”), other than the representations and warranties of each of the Sellers set forth in Section 3.4(c), shall have been true and correct in all but de minimis respects on and as of the date hereof and on and as of the Closing Date; and (ii) the representations and warranties of each of the Sellers set forth in Article III (other than those referenced in clause (i) above) shall have been true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made at such time (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date) without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Material Adverse Effect”, except for such failures to be true and correct which, individually or in the aggregate, would not result in a Material Adverse Effect;

(b) the Sellers shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) since the date of this Agreement, there shall not have been any Material Adverse Effect which is continuing;

(d) the Sellers shall have delivered to the Purchasers a certificate executed by an officer of each of the Sellers that the conditions set forth in paragraphs (a), (b) and (c) have been satisfied;

(e) the Sellers shall have delivered to the Purchasers written resignations, in form and substance reasonably satisfactory to the Purchasers, of those officers, directors and managers of the Companies and their Subsidiaries that are, and will be immediately after giving effect to the Closing, employees of the Sellers or their respective Affiliates (other than the Companies and their Subsidiaries), and such resignations shall remain in full force and effect;

(f) Reserved;

(g) the Sellers shall have delivered to the Purchasers certificates representing the Equity Interests, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, or in the event that any of the Equity Interests are not represented by certificates, a duly executed reasonable and customary instrument of transfer;

(h) the Sellers shall have delivered to the Purchasers (i) a counterpart of the Transition Services Agreement, duly executed by each of the Parent, PTHI and PTII, (ii) a duly executed copy of the Colocation Agreement, duly executed by each of Lingo and PTGi ICS, (iii) a duly executed copy of the PTCI Carrier Services Agreement, (iv) a counterpart of the Escrow Agreement, duly executed by each of the Sellers, (v) a counterpart of the Management Agreement, duly executed by Parent and PTI, (vi) a counterpart of the Specified Assumption Agreement, duly executed by Parent and PTCI, (vii) an affidavit of non-foreign status that complies with the Treasury Regulations under Section 1445 of the Code, and (viii) a properly completed and duly executed IRS Form W-9;

(i) on or prior to the Closing Date, Sellers’ Representative (on behalf of Sellers) shall have delivered or caused to be delivered to the Purchasers a certificate duly executed by the Secretary of each Seller, dated as of the Closing Date, certifying that attached thereto are true and complete copies of (A) such Seller’s governing documents, (B) the resolutions of such Seller’s board of directors and stockholders, to the extent required, authorizing the execution, delivery and performance of this Agreement and the other related agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby, and (C) a certificate of good standing for such Seller in its jurisdictions of organization; and

(j) Sellers shall have delivered to the Purchasers all payoff letters and releases of guarantees in form and substance reasonably satisfactory to the Purchasers and their lenders evidencing that all Indebtedness of the Companies shall be paid in full prior to or concurrently with the Closing, and that the monetary and security obligations of the Companies and their Subsidiaries under the documents evidencing such Indebtedness shall be terminated and of no further force and effect as of the Closing Date, including reasonably satisfactory fully-executed, releases, UCC-3 termination statements, PPSA discharges and similar items, as applicable.

6.3 Additional Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part in its sole discretion):

(a) (i) the representations and warranties of each Purchaser set forth in Sections 4.1 (Corporate Status), 4.2 (Authority), 4.5 (Financing; Limited Guarantee) and 4.7 (Finder’s Fee) (collectively, the “Purchaser Fundamental Representations”) and Section 4.11 (Contracts), shall have been true and correct in all but de minimis respects on and as of the date hereof and on and as of the Closing Date; and (ii) the representations and warranties of each Purchaser set forth in Article IV (other than those referenced in clause (i) above) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made at such time (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Purchaser Material Adverse Effect” except for such failures to be true and correct which, individually or in the aggregate, would not result in a Purchaser Material Adverse Effect;

(b) the Purchasers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(c) the Purchasers shall have delivered to the Sellers a certificate executed by an officer or officers of the Purchasers that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

(d) the Purchasers shall have delivered to the Sellers the Purchase Price pursuant to Section 1.2;

(e) the Purchasers shall have delivered to the Sellers (i) a counterpart of the Transition Services Agreement, duly executed by each of the Purchasers, (ii) a counterpart of the Escrow Agreement, duly executed by the Purchasers, (iii) a counterpart to the Management Agreement, duly executed by US Acquireco, and (iv) a counterpart of the Specified Assumption Agreement, duly executed by CAN Acquireco.

(f) the Purchasers shall have paid, in accordance with Section 1.2, to the Escrow Agent, (A) for deposit in the Indemnity Escrow Account, the Indemnity Escrow Amount, (B) for deposit in the ETA Escrow Account, the ETA Escrow Amount, (C) for deposit in the Adjustment Escrow Account, the Adjustment Escrow Amount, and (D) for deposit in the Second Closing Escrow Account, the Second Closing Escrow Amount.

6.4 Frustration of Closing Conditions. Neither any Purchaser nor any Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

6.5 Conditions to the Second Closing. The respective obligations of the Sellers and the Purchasers to consummate the Second Closing are subject to the fulfillment of each of the following conditions:

(a) the Closing shall have occurred or shall occur concurrently with the Second Closing;

(b) the FCC Approvals and the State PUC Approvals identified in Section 3.3(b) of the Disclosure Schedule shall have become effective and shall remain in effect;

(c) the Sellers shall have delivered to the Purchasers a duly executed PTI Carrier Services Agreement, duly executed by PTI and PTGi ICS;

(d) the Sellers shall have delivered to US Acquireco certificates representing the PTI Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, or in the event that the PTI Shares are not represented by certificates, a duly executed reasonable and customary instrument of transfer; and

(e) there shall not be in effect any Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the Second Closing.

ARTICLE VII

CERTAIN TAX MATTERS

7.1 Tax Returns.

(a) The Sellers shall have the exclusive authority to prepare and file, or cause to be prepared and filed, at their sole cost and expense, when due all Tax Returns that are required to be filed by or with respect to the Companies, their Subsidiaries and/or the Business on or prior to the Closing Date, and the Sellers shall prepare such Tax Returns, or cause such Tax Returns to be prepared, in a manner consistent with past practices (unless otherwise required by applicable Law) and shall remit, or cause to be remitted, all Taxes shown as due on such Tax Returns. The Sellers shall (i) submit all such Tax Returns filed by PTCI or its Subsidiaries to the Purchasers for review and comment at least twenty (20) days prior to their filing and (ii) consider in good faith any timely comments requested by the Purchasers to the extent they relate to (A) the income or operations of a Company, their Subsidiaries or the Business and (B) items of income gain, loss or deduction recognized in connection with the transactions contemplated herein.

(b) The Purchasers shall have the exclusive authority to prepare and file, or cause to be prepared and filed, at their sole cost and expense, when due all Tax Returns that are required to be filed by or with respect to the Companies, their Subsidiaries and/or the Business after the Closing Date (other than Tax Returns of the Sellers or their respective Affiliates or income Tax Returns of PTCI and its Subsidiaries for any taxable period ending on or prior to the Closing Date, which shall be prepared by or at the direction of Sellers), and the Purchasers shall prepare such Tax Returns with respect to a Pre-Closing Tax Period, or cause such Tax Returns to be prepared, in a manner consistent with applicable Law and shall remit, or cause to be remitted, any Taxes due in respect of such Tax Returns. The Purchasers shall (i) submit all such Tax Returns relating to any Pre-Closing Tax Period to the Sellers for review and comment at least twenty (20) days prior to their filing and (ii) consider in good faith any timely comments requested by the Sellers. Without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed, the Purchasers shall not and shall not permit the Companies or the Companies’ Subsidiaries to amend any Tax Return relating to a Pre-Closing Tax Period. The Sellers shall pay on or before five (5) days prior to the due date, any amount due and payable on (i) any Tax Return prepared by Purchasers for any Pre-Closing Tax Period and (ii) any Tax Return for an Straddle Period to the extent such amount is apportioned to the Seller (as determined pursuant to Section

7.1(c), except to the extent such amount described in the preceding clauses (i) and (ii) were paid on or prior to the Closing Date or taken into account as a liability in Net Working Capital.

(c) All Taxes and Tax liabilities with respect to the income, property or operations of the Companies or any of the Companies’ Subsidiaries that relate to the Straddle Period shall be apportioned between the Sellers and the Purchasers as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per-diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Companies and the Companies’ Subsidiaries as though the taxable year of the Companies’ or any relevant Subsidiary of the Companies terminated at the close of business on the Closing Date.

7.2 Cooperation on Tax Matters; Contests.

(a) The Purchasers and the Sellers shall cooperate in good faith, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Article VII and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchasers and the Sellers agree (i) to retain all books and records in their possession with respect to Tax matters pertinent to the Companies, their Subsidiaries and the Business relating to any taxable period beginning on or prior to the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, to allow the other Party to take possession of such books and records.

(b) Subject to Section 7.5, the Purchasers and the Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(c) After the Closing Date, the Purchasers shall notify the Sellers within ten (10) days of the commencement of any notice of Tax deficiency, proposed Tax adjustment, Tax assessment, Tax audit, Tax examination or other administrative or court proceeding, suit, dispute or other claim with respect to Taxes relating to a Pre-Closing Tax Period affecting the Taxes of or with respect to any of the Companies or the Companies’ Subsidiaries that, if determined adversely to the taxpayer or after the lapse of time would reasonably be expected to result in an increase in Tax liability of the Sellers or their respective Affiliates under this Agreement (a “Tax Claim”). Thereafter, the Purchasers shall deliver to the Sellers, as promptly as possible but in no event later than twenty (20) days after receipt thereof, copies of all relevant notices and documents (including court papers) received by the Purchasers or any of their respective Affiliates. The Sellers shall, at their sole expense, have the right to control the conduct of any such Tax Claim and shall have the right to settle any such Tax Claim; provided, however, that neither the Sellers nor any of their Affiliates shall enter into any settlement of or otherwise compromise any Tax Claim that adversely affects or may adversely affect the Tax liability of the Purchasers, the Companies or any of the Companies’ Subsidiaries or any Affiliate of the foregoing for any period ending after the Closing Date, including the portion of the Straddle Period that is after the Closing Date, without the prior written consent of Purchasers, which consent shall not be unreasonably withheld or delayed; provided, further, that the elimination, reduction, limitation or other change of any nature to any net operating loss, non-capital loss, capital loss, Tax credit, Tax basis or other Tax attribute of any of the Companies or the Companies’ Subsidiaries shall not be considered as adversely affecting the Tax liability of the Purchasers, the Companies or any of the Companies’ Subsidiaries or any Affiliate of the foregoing. The Sellers shall keep the Purchasers fully and timely informed with respect to the commencement, status and nature of any Tax Claim.

(d) Except as otherwise provided in Section 7.2(c) above, or if Seller does not elect to control a proceeding pursuant to Section 7.2(c) above, the Purchasers shall have the right to control any audit or examination by any tax authority, initiate any claim for refund, amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to, the income, assets or operations of the Companies and the Companies Subsidiaries for all taxable periods; provided, however, the Purchasers shall not, and shall cause their Affiliates (including the Companies and the Companies’ Subsidiaries) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Straddle Period ending on or prior to the Closing Date that could increase the Tax liability of the Sellers without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed.

7.3 Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Companies and/or their Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, neither the Companies nor any of their Subsidiaries shall be bound thereby or have any liability thereunder.

7.4 Post-Closing Actions.

(a) Unless as otherwise required by applicable law, the Purchasers, the Companies, the Companies’ Subsidiaries and each of their Affiliates shall not take any position with respect to Taxes of any of the Companies or the Companies’ Subsidiaries that reasonably could be expected to adversely affect the Tax liability of any of the Companies or the Companies’ Subsidiaries in a taxable period ending on or prior to the Closing Date unless the Sellers have consented in writing to such action, such consent not to be unreasonably withheld or delayed.

(b) The Purchasers in their sole discretion shall determine whether to make an election under Section 338 of the Code with respect to any of the Companies and the transactions contemplated under this Agreement. The Sellers shall cooperate in good faith to assist the Purchasers in determining whether to make an election under Section 338 of the Code with respect to any of the Companies and the transactions contemplated under this Agreement, including, upon request from the Purchasers, promptly providing any relevant information to the Purchasers, including the Sellers’ tax bases in the stock of the Companies, the fair market value of the Companies’ assets and the Companies’ tax bases in their assets. In the event that the Purchasers desire to make an election under Section 338 of the Code with respect to any of the Companies and the transactions contemplated under this Agreement, to the extent required by Law, the Purchasers and the Sellers shall jointly file, or permit to be jointly filed, any such elections under Section 338 of the Code; provided, however, that if the Taxes imposed on the Sellers after the making of a Section 338 election exceed the Taxes that would have been imposed on the Sellers if no such Section 338 election had been made, the Purchasers will reimburse each Seller the dollar amount by which the Taxes imposed on that Seller after the making of an effective Section 338 election exceeds the Taxes that would have been imposed on that Seller if no such Section 338 election had been made. At the Sellers’ request, at Closing the Purchasers shall sign any elections under Section 338 of the Code contemplated by this Section 7.4(d) as prepared by the Sellers.

7.5 Tax Refunds. The Sellers shall be entitled to any Tax refund or amounts credited against any Tax of the Companies and/or their Subsidiaries, in each case, that do not relate to deductions or credits arising with respect to amounts funded by the Purchasers, for any Pre-Closing Tax Period. The Purchasers shall forward to the Sellers the benefit of any such Tax refund or credit, net of reasonable fees or expenses incurred by the Purchasers or the Companies or any of the Companies’ Subsidiaries in obtaining such refund or credit, within ten (10) days after the Tax refund is received, either pursuant to a cash payment or through the reduction of a Tax liability. Notwithstanding anything else in this Section 7.5 to the contrary, the Purchasers shall not be obligated to pay any refund or other amount under this Section 7.5 to the extent that any such refund or credit is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit incurred in a taxable period beginning on or after the Closing Date (including the portion of any Straddle Period beginning on or after the Closing Date). To the extent a refund or credit against Taxes that gave rise to a payment hereunder is subsequently disallowed or otherwise reduced, the Sellers shall pay to the Purchasers the amount of such disallowed or reduced refund or credit against Taxes.

7.6 Reserved.

7.7 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be borne solely by the Sellers, and the Sellers shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

(a) by mutual written consent of Parent, the Sellers’ Representative and the Purchasers;

(b) by Parent, the Sellers or the Purchasers on or after September 30, 2013 (the “Outside Date”) if the Closing shall not have occurred by the close of business on such date; provided, however, that such date may be extended by the mutual agreement of the Purchasers and the Sellers; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available (i) to Parent or the Sellers if Parent or either Seller has breached any of its representations, warranties, covenants or agreements herein and such breach has not been cured on or prior to the Outside Date and results in the failure of a condition in Section 6.1 or 6.2 to be satisfied by the Outside Date, or (ii) to the Purchasers if either Purchaser has breached any of its representations, warranties, covenants or agreements herein and such breach has not been cured on or prior to the Outside Date and results in the failure of a condition in Section 6.1 or 6.3 to be satisfied by the Outside Date;

(c) by Parent, the Sellers or the Purchasers if there shall be in effect a final nonappealable Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d) by Parent, the Sellers or the Purchasers if the Parent Meeting (including any adjournments or postponements thereof) shall have concluded and the Parent Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by Parent and the Sellers, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 5.14(d);

(f) by the Purchasers, prior to the Parent Stockholder Approval, if Parent has failed to make the Recommendation in the Proxy Statement or the Special Committee or the Board of Directors of Parent has effected a Change of Recommendation;

(g) by Parent and the Sellers, if the Special Committee or the Board of Directors of Parent has effected a Change of Recommendation pursuant to Section 5.14(d); and

(h) by Parent and the Sellers, if all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), Parent and/or the Sellers have given notice to the Purchasers in writing that Parent and the Sellers are prepared to consummate the Closing and the Purchasers fail to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.1.

8.2 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than the provisions set forth in the first sentence of Section 5.4(a), Section 5.8, Section 8.2, Article VIII and Article X) shall become void and of no effect with no liability on the part of any Party (or any of their respective Affiliates or representatives); provided, however, that (a) nothing herein shall relieve any Party from liability for any breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination and (b) nothing herein shall relieve any Party from any liability for damages resulting from any willful or intentional breach of this Agreement.

8.3 Termination Fees.

(a) Notwithstanding any provision of this Agreement to the contrary, if this Agreement is terminated pursuant to (i) Section 8.1(d) or (ii) Section 8.1(b) and prior to such time Parent or either Seller shall have breached any of its representations, warranties, covenants or agreements herein which breach remains uncured and results in the failure of a condition in Sections 6.1 or 6.2 to be satisfied, then in either case, the Sellers jointly and severally shall reimburse the Purchasers an amount equal to the reasonable costs and expenses incurred by each of the Purchasers and any of their Affiliates on their behalf (including, reasonable attorney and accountant fees and expenses) up to a maximum aggregate amount of 1% of the Purchase Price in connection with the transactions contemplated by this Agreement within two (2) business days after presentment by the Purchasers of supporting documentation in reasonable detail (any such payment, “Expenses”). In the event that any Expenses are paid to the Purchasers pursuant to this Section 8.3(a), such payment of Expenses shall reduce the amount of any Termination Fee payable pursuant to Section 8.3(b) on a dollar for dollar basis by the amount of such Expenses.

(b) Without limiting the generality of Section 8.3(a), if:

(i) (A) this Agreement is terminated pursuant to (I) Section 8.1(d) or (II) Section 8.1(b) and prior to such time Parent or the Sellers shall have breached any of their respective representations, warranties, covenants or agreements herein which breach remains uncured and results in the failure of a condition in Sections 6.1 or 6.2 to be satisfied; (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(b) (under circumstances described in the preceding clause (A)(II)), any bona fide Alternative Transaction (substituting fifty percent (50%) for the twenty-five percent (25%) thresholds set forth in the definition of “Alternative Transaction”) or any bona fide Acquisition Proposal for the purchase of all or substantially all the Equity Interests or the sale of all or substantially all of the assets of the Companies (a “Qualifying Transaction”) shall have been publicly announced and not withdrawn or otherwise abandoned; and (C) within three months following the termination of this Agreement pursuant to

Section 8.1(d) or Section 8.1(b) (under circumstances described in the preceding clause (A)(II)), either the Qualifying Transaction referenced in the immediately preceding clause (B) is consummated or Parent enters into a definitive agreement providing for the Qualifying Transaction referenced in the immediately preceding clause (B) and, whether or not during such three-month period, such Qualifying Transaction is subsequently consummated; or

(ii) this Agreement is terminated by Parent and the Sellers pursuant to Section 8.1(e) or Section 8.1(g), or by the Purchasers pursuant to Section 8.1(f),

then, in the case of the foregoing clause (i) or (ii), as applicable, the Sellers shall pay to the Purchasers a fee equal to $3,870,000 (the “Termination Fee”), such payment to be made, in the case of a termination referenced in clause (i) above, upon consummation of the Qualifying Transaction, or in the case of clause (ii) above, concurrently with the termination by the Sellers pursuant to Section 8.1(e) or Section 8.1(g) or within two (2) business days after termination by the Purchasers pursuant to Section 8.1(f). For the avoidance of doubt, in no event shall Parent or the Sellers be required to pay the Termination Fee on more than one occasion. Any such payment shall be net of any amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of U.S. state or local tax Law.

(c) Each of the Parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Purchasers for the efforts and resources expended and opportunities foregone while negotiating this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee is required to be paid as a result of a termination of this Agreement, the Purchasers’ right to receive payment of the Termination Fee pursuant to this Section 8.3 shall be the exclusive remedy of the Purchasers and their respective Affiliates, if applicable for (A) the loss suffered as a result of the failure of the Closing to be consummated and (B) any other losses, damages, obligations or liabilities suffered as a result of or under this Agreement and the transactions contemplated by this Agreement, and upon payment of the Termination Fee in accordance with this Section 8.3, none of Parent, the Sellers or any of their respective stockholders, directors, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

8.4 Purchaser Termination Payment.

(a) In the event that this Agreement is validly terminated pursuant to: (i) Section 8.1(h); (ii) Section 8.1(b) and at the time of such termination this Agreement is terminable pursuant to Section 8.1(h); or (iii) Section 8.1(b) and prior to such time either Purchaser shall have breached any of their respective representations, warranties, covenants or agreements herein which breach remains uncured and results in the failure of a condition in Sections 6.1 or 6.3 to be satisfied; then, in any such case, the Purchasers shall pay to Parent US$ 25,000,000 (the “Purchaser Termination Payment”) as liquidated damages, and not as penalty, by wire transfer in immediately available funds within five (5) business days of the earlier to occur of such events. Purchasers hereby expressly waive and relinquish any right which it may have to seek to characterize said Purchaser Termination Payment and liquidated damages as a penalty, and the parties hereto agree that such amount is a reasonable, fair and equitable payment of compensation in light of the complex commercial nature of this Agreement and the inability to estimate the extraordinary harm that will occur to Parent if the Purchase Agreement is not consummated. In arriving at this agreement regarding the liquidated damages amount, the parties hereto acknowledge that: (i) there is relative equality in the bargaining power of the parties, (ii) the parties are each represented by and have consulted with counsel regarding this issue, (iii) the parties anticipate that proof of actual damages for any of the breaches would be costly and inconvenient, (iv) there may be difficulty or burdens of proving causation or foreseeability, and (v) this Agreement regarding the liquidated damages amount is entered into freely and without duress.

(b) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which the Parent terminates the Purchase Agreement pursuant to Section 8.4(a) and receives the Purchaser Termination Payment, Parent’s termination of this Agreement and right to receive payment of the Purchaser Termination Payment shall be the sole and exclusive remedy of Parent and Sellers or any of its or their respective Affiliates, against Purchasers and (a) any direct or indirect holder of any equity interests or securities of Purchasers (whether such holder is a limited or general partner, member, stockholder or otherwise), (b) Affiliate of Purchasers, or (c) director, officer, employee, manager, representative, or agent of Purchasers, any of the foregoing persons’ or entities’ respective Affiliates or any direct or indirect holder of any equity interests or securities of any such person or entity (collectively, the “Purchaser Party Affiliates”) under the Transaction Documents for any and all Losses that may be suffered as a result of, based upon or arise out of any breach of or failure to perform or comply with any representation, warranty, covenant or agreement in the Transaction Documents, the transactions contemplated hereby and thereby, and upon receipt of the Purchaser Termination Payment pursuant to Section 8.4(a) above, none of the Purchaser Party Affiliates shall have any further liability or obligation relating to or arising out of the Transaction Documents or any of the transactions contemplated hereby or thereby. For the avoidance of doubt, nothing in this Section 8.4 shall limit any remedies of Parent and Sellers prior to a termination as set forth in Section 8.4(a) above, including specific performance under Section 10.9(a); provided that if Parent or the Sellers are granted an order of specific performance by a court listed in Section 10.9(a) which order compels Purchasers to consummate the Closing (and the Closing is actually consummated), then Parent shall not also be entitled to receive the Purchaser Termination Payment pursuant to this Section 8.4.

ARTICLE IX

INDEMNIFICATION

9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Parties made herein shall survive the Closing for a period of fourteen (14) months, and thereafter shall terminate; provided, however, that a claim for indemnification for breach thereof shall survive such period only to the extent that a claim was properly made in accordance with this Article IX before the expiration of such period. All covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing will survive for the period provided in such covenants and agreements, if any, up to the date that is fourteen (14) months after the Closing, and thereafter shall terminate; provided, however, that a claim for indemnification for breach thereof shall survive such period only to the extent that a claim was properly made in accordance with this Article IX before the expiration of such period. All covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing shall not survive the Closing, except to the extent such covenant or agreement shall not be performed in its entirety in all respects in accordance with its terms as of the Closing in which event such covenant or agreement shall survive the Closing for a period of fourteen (14) months, and thereafter shall terminate. Except as expressly provided in this Section 9.1, no claim for indemnification hereunder may be made after the expiration of the applicable survival date set forth in this Section 9.1; provided, however, that any indemnity claim (but solely such claim) described in a Claim Certificate received by the Indemnifying Party prior to the expiration of the applicable time limitations set forth in this Section 9.1 shall survive until the claim is fully resolved.

9.2 Indemnification.

(a) From and after the Closing, Parent hereby agrees to indemnify and hold each of the Purchasers, its Affiliates, the Companies and its and their respective employees, stockholders, members, directors and officers (collectively, the “Purchaser Indemnified Parties”) harmless from, against and in respect of, any and all claims, losses, damages, liabilities, expenses (including reasonable attorneys’ fees and expenses) or costs (“Losses”) (subject to the limitations set forth herein, including in Section 9.5, “Indemnified Losses”), incurred or suffered by them to the extent resulting from or, arising out of or based upon:

(i) any breach of any of the representations or warranties made by such Seller contained in this Agreement;

(ii) any breach or non-fulfillment of any covenant or agreement contained in this Agreement to be performed or complied with by such Seller;

(iii) any Pre-Closing Taxes;

(iv) any ETA Liability;

(v) the consummation of any of the Restructuring Transactions, other than any Pre-Closing Taxes resulting therefrom; and

(vi) obligations of PTCI assigned to the Parent pursuant to the Specified Assumption Agreement.

(b) From and after the Closing Date, each Purchaser hereby agrees, jointly and severally with the other Purchaser, to indemnify and hold each Seller and its Affiliates and their respective employees, stockholders, members, directors, and officers (collectively, the “Seller Indemnified Parties”) harmless from, against and in respect of any and all Indemnified Losses incurred or suffered by them to the extent resulting from, arising out of or based upon:

(i) any breach of any of the representations or warranties made by such Purchaser contained in this Agreement; and

(ii) any breach or non-fulfillment of any covenant or agreement contained in this Agreement to be performed or complied with by such Purchaser.

(c) Subject to the limitations set forth in Section 9.5:

(i) all amounts payable by Parent to any Purchaser Indemnified Parties pursuant to Section 9.2(a)(i) with respect to breaches of any Seller Fundamental Representations shall be paid solely as follows:

(A) first, any such amounts shall be paid by means of collection of the Indemnity Escrow Amount in the Indemnity Escrow Account from the Escrow Agent pursuant to this Agreement and the Escrow Agreement; and

(B) second and finally, any such amounts that remain unpaid after all of the Indemnity Escrow Amount in the Indemnity Escrow Account has been collected by Indemnified Parties or disbursed to the Sellers’ Representative pursuant to the provisions of this Agreement and the Escrow Agreement shall be paid by Parent; and

(ii) all amounts payable by Parent to any Purchaser Indemnified Parties pursuant to Section 9.2(a)(iv) shall be paid solely as follows:

(A) first, any such amounts shall be paid by means of collection of the ETA Escrow Amount in the ETA Escrow Account from the Escrow Agent pursuant to this Agreement and the Escrow Agreement;

(B) second, any such amounts that remain unpaid after all of the ETA Escrow Amount in the ETA Escrow Account has been collected by Indemnified Parties pursuant to the provisions of this Agreement and the Escrow Agreement shall be paid by means of collection of the Indemnity Escrow Amount in the Indemnity Escrow Account from the Escrow Agent pursuant to this Agreement and the Escrow Agreement; and

(C) third and finally, any such amounts that remain unpaid after all of the Indemnity Escrow Amount in the Indemnity Escrow Account has been collected by Indemnified Parties or disbursed to the Sellers’ Representative pursuant to the provisions of this Agreement and the Escrow Agreement shall be paid by Parent.

9.3 Claims Procedure; Participation in Litigation.

(a) Procedure for Claims. For purposes hereof, a party claiming a right to indemnification shall be referred to as the “Indemnified Party” and any or all parties against whom such indemnification claim is made shall be referred to as an “Indemnifying Party.” An Indemnified Party intending to assert a claim for indemnification under Section 9.2 (other than a Third-Party Claim covered by Section 9.3(c) below) shall deliver to each Indemnifying Party a certificate (a “Claim Certificate”) signed by any officer of the Indemnified Party; provided, however, that any failure by such Indemnified Party to provide such Claim Certificate promptly will not relieve the Indemnifying Party of any of its indemnification obligations hereunder unless and then only to the extent the Indemnifying Party is prejudiced by such failure. The Claim Certificate shall: (A) state that an Indemnified Party has paid, sustained or incurred Indemnified Losses, (B) specify in reasonable detail the facts pertinent to such claim(s), the individual items of Indemnified Losses included in the claim and the method of computation thereof, in each case to the extent reasonably available, and (C) demand payment for the Indemnified Losses if and when incurred (if not already incurred). In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims, or any part thereof, specified in any Claim Certificate, the Indemnifying Party shall, within thirty (30) business days after receipt by the Indemnifying Party of such Claim Certificate, deliver to the Indemnified Party notice to such effect, specifying in reasonable detail the basis for such objection (a “Claim Response Certificate”). Payment for Indemnified Losses shall be made in the manner provided in Section 9.6.

(b) If an Indemnifying Party in a Claim Response Certificate contests the payment of all or part of any claim set forth in a corresponding Claim Certificate or responsibility therefor, then such Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute in accordance with Section 9.3(d) below.

(c) Procedure for Third-Party Claims.

(iii) All claims for indemnification made under Section 9.2 resulting from, related to or arising out of a third-party claim, demand, action or proceeding against an Indemnified Party shall be made in accordance with the following procedures. In the event an Indemnified Party becomes aware of a third-party claim which such Indemnified Party reasonably believes may result in any Indemnified Losses (without giving effect to the limitations in Section 9.5) (a “Third-Party Claim”), such

Indemnified Party shall promptly notify the Indemnifying Party of such claim by delivery of an Claim Certificate to such Indemnifying Party. Any delay or failure in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of obligations under Article IX except to the extent, if at all, that such Indemnifying Party is actually prejudiced by reason of such delay or failure. The Indemnifying Party shall have the right to assume the defense of any Third-Party Claim using counsel reasonably acceptable to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim, or may no longer continue to assume the defense of the Third-Party Claim, to the extent that (A) the Third-Party Claim seeks non-monetary relief, (B) the Third-Party Claim involves criminal or quasi criminal allegations, or (C) the Indemnifying Party failed or is failing after reasonable written notice and an opportunity to cure to diligently and reasonably prosecute or defend the Third-Party Claim. In the event that the Indemnifying Party elects to assume the defense of a Third-Party Claim pursuant to the provisions of the immediately preceding sentence, the Indemnified Party shall have the right to participate in the defense of the Third-Party Claim, and may retain separate co-counsel of its choice at its sole cost and expense. If the Indemnifying Party is entitled to and elects to assume the defense of a Third-Party Claim, it shall, within thirty (30) days of the Indemnifying Party’s receipt of the Claim Certificate with respect to such Third-Party Claim, notify the Indemnified Party of its election to do so. Notwithstanding anything to the contrary in this Section 9.3, the Indemnifying Party shall not, without the written consent (not to be unreasonably withheld, conditioned or delayed) of the Indemnified Party, settle or compromise any Third-Party Claim or permit a default or consent to entry of any judgment with respect thereto unless such settlement, compromise or judgment contains an unqualified written release of the Indemnified Party and all other Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, from all Liability in respect of the Third-Party Claim.

(iv) If the Indemnifying Party elects not to assume the defense of a Third-Party Claim, the Indemnified Party shall assume the defense of such Third-Party Claim and the cost and expense of counsel shall be Indemnified Losses to the extent the Third-Party Claim is an Indemnified Loss and such Indemnified Party may be entitled to withdraw such related costs and expenses from and reduce the Indemnity Escrow Amount. The parties (other than the Indemnifying Party) controlling the defense of any Third-Party Claim shall (i) permit the other party (the “Non-Controlling Party”) to participate, at his or its own expense, in the defense of such Third-Party Claim, (ii) conduct the defense of such Third-Party Claim with reasonable diligence and keep the Non-Controlling Party reasonably informed of material developments in such Third-Party Claim, (iii) promptly submit to the Non-Controlling Party copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (iv) permit the Non-Controlling Party and its counsel to confer on the conduct of the defense thereof and (v) permit the Non-Controlling Party and its counsel an opportunity to review all legal papers to be submitted prior to their submission and consider in good faith any comments from the Non-Controlling Party and its counsel thereto to the extent practicable. Notwithstanding anything to the contrary in this Section 9.3, the Indemnified Party shall not, without the written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), settle or compromise any Third-Party Claim or permit a default or consent to entry of any judgment with respect thereto (other than with respect to Third-Party Claims for Taxes), and in any such event only if (x) the settlement is for an amount less than the claim amount of the Third-Party Claim set forth in the Claim Certificate, and (y) such settlement, compromise or judgment contains an unqualified written release of the Indemnifying Party and all other Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, from all Liability in respect of the Third-Party Claim. No settlement of any Third-Party Claim with any third party claimant shall be determinative of the existence of or amount of Indemnified Losses relating to such matter, except with the consent of the Indemnifying Party.

(v) The Indemnified Party and the Indemnifying Party shall cooperate in all reasonable respects with one another and with counsel in the investigation, trial and defense of any Third-Party Claim and any appeal arising therefrom and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith at the sole cost and expense of the party so participating. Such cooperation shall include access during normal business hours afforded to the other party and its agents and representatives to, and reasonable retention by any party of, records and information which have been identified by the other party as being reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.

(d) Resolution of Non-Third-Party Claims. In case the Indemnifying Party shall object in writing to any claim or claims made in any Claim Certificate with respect to a non-Third-Party Claim, the Indemnifying Party and Indemnified Party shall reasonably cooperate in good faith to agree upon the rights of the respective parties with respect to each of such claims within twenty (20) business days following the delivery by the Indemnifying Party of the Claim Response Certificate applicable thereto. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Indemnity Escrow Account if the Indemnity Escrow Amount remains outstanding, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Indemnity Escrow Account in accordance with the terms thereof as equivalent to a joint written instruction. If the Indemnified Party and the Indemnifying Party are unable to agree as to any particular item or items or amount or amounts within such time period, then the Indemnified Party shall be permitted to submit such dispute to a court of competent jurisdiction as set forth in Section 10.9.

9.4 Purchase Price Adjustment. With respect to any indemnity payment under this Agreement, the Parties agree to treat, to the extent permitted by Law, all such payments as an adjustment to the Purchase Price paid hereunder.

9.5 Limitations.

(a) Notwithstanding the provisions of this Article IX other than Section 9.7, neither Parent nor the Sellers nor the Purchasers shall have any indemnification obligations for Losses under Section 9.2 unrelated to any Tax matter unless the aggregate amount of all such Losses exceeds $500,000 (the “Basket”), at which point the Indemnifying Party shall be obligated to indemnify the Indemnified Party for the entire amount of any such Loss. In no event shall the aggregate indemnification to be paid by (i) Parent or Sellers under Section 9.2(a) exceed an amount equal to the sum of (x) $12,900,000 (inclusive of amounts paid into the Indemnity Escrow Account) and (y) any amounts actually paid by Parent or the Sellers to the Purchasers out of the ETA Escrow Account and the Adjustment Escrow Account (the “Cap”) or (ii) the Purchasers under Section 9.2(b)(i) exceed the Cap; provided, however, that the foregoing limitations shall not apply to any indemnification obligations for Losses (x) arising from fraud, (y) under Section 9.2(a)(i) with respect to breaches of the Seller Fundamental Representations, or (z) under Section 9.2(b)(i) with respect to breaches of the Purchaser Fundamental Representations; provided, further, that in no event shall the aggregate indemnification to be paid by (A) Parent and/or Sellers under Section 9.2(a)(i) with respect to breaches of the Seller Fundamental Representations or with respect to fraud exceed the Purchase Price, or (B) the Purchasers under Section 9.2(b)(i) with respect to breaches of the Purchaser Fundamental Representations or with respect to fraud exceed the Purchase Price.

(b) Notwithstanding anything to the contrary herein, (i) Purchaser Indemnified Parties shall not be entitled to indemnification under this Agreement with respect to any Losses to the extent that such Losses (A) are Liabilities set forth on the Conclusive Net Working Capital Statement (up to the amount set forth thereon therefor), (B) are Liabilities set forth on any Schedule (except with respect to any matter disclosed on any Schedule, any Losses for which a Purchaser Indemnified Party is entitled to indemnification pursuant to Section 9.2(a)(iii)), (C) arise solely out of changes after the date of this Agreement in applicable Law or interpretations or applications thereof by a Governmental Authority, or (D) are attributable to Taxes attributable to post-Closing taxable periods (or portions thereof) (other than Taxes attributable to breaches of the representations and warranties contained in Section 3.7(g)), and (ii) all Losses under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement.

(c) The amount of any Indemnified Losses for which indemnification is provided under this Article IX shall be net of any amounts actually recovered and received by the Indemnified Party under insurance policies, indemnification agreements or otherwise with respect to such Indemnified Losses. The Indemnified Parties shall use their commercially reasonable efforts to pursue any available insurance policies or collateral sources. No party shall have any right to indemnification under this Article IX with respect to any Losses to the extent such Losses arise to any material respect out of any action or knowing inaction of such party. No Indemnified Party shall have any right to assert any claim against any Indemnifying Party with respect to any Loss, cause of action or other claim to the extent such Loss is a Loss, cause of action or claim with respect to which such Indemnified party or any of its

Affiliates has taken action (or caused action to be taken) with the primary intent of accelerating the time period in which such matter is asserted or payable in order to cause a claim to be made prior to the applicable date of expiration survival set forth in Section 9.1.

(d) If an Indemnifying Party pays an amount to an Indemnified Party pursuant to a claim for indemnification under Section 9.2 and such Indemnified Party actually received or realized in connection therewith, during the three taxable years following the Closing Date, any refund or any reduction of, or credit against, its Tax liabilities in or prior to the taxable year in which the indemnification amount is paid (an “Indemnification Tax Benefit”), such Indemnified Party shall pay to the Indemnifying Party an amount that is equal to the Indemnification Tax Benefit; provided, however, that (A) any Taxes that are imposed on such Indemnified Party as a result of a disallowance or reduction of any Indemnification Tax Benefit actually paid to the Indemnifying Party shall be treated as a Tax for which the Indemnifying Party is obligated to indemnify such Indemnified Party pursuant to Section 9.2 hereof; and (B) nothing in this Section 9.5(d) shall require the Indemnified Party to disclose any confidential information to the Indemnifying Party (including its Tax Returns).

(e) The Indemnified Parties shall use commercially reasonable efforts to mitigate all Losses upon and after becoming aware of any event which could reasonably be expected to give rise to Losses.

(f) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person (including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof), other than consequential, incidental, indirect, special or punitive damages (including loss of future revenue, income or profits, diminution in value or losses or business reputation or opportunity), in each case, that a third party recovers pursuant to any Third-Party Claim.

(g) Upon payment in full of any indemnification claim pursuant to Section 9.3, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim. The Indemnified Parties shall permit the Indemnifying Party to use the name of such Indemnified Parties in any transaction or in any action or proceeding or other matter involving any of such rights, and the Indemnified Parties shall assign or otherwise reasonably cooperate with the Indemnifying Parties, at the cost and expense of the Indemnifying Parties, to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement. If any indemnification payment is received by any Indemnified Party from an Indemnifying Party pursuant to Section 9.3, and such Indemnified Party later receives a payment from another Person in respect of the related Losses, such Indemnified Party shall promptly pay to such Indemnifying Party or its designee an amount equal to the amount of such payment received from such other Person to the extent such payment would result in a collection of aggregate amounts for such Indemnified Loss greater than the amount thereof.

9.6 Payments; Release of Escrow Funds.

(a) On each occasion that the Indemnifying Party and the Indemnified Party shall agree that the Indemnified Party shall be entitled to indemnification under this Article IX, the Indemnifying Party shall, at each such time, pay the amount of such indemnification in immediately available funds to an account designated in writing by the party entitled to indemnification hereunder within ten (10) business days after the determination thereof, and in such case subject to the Cap and as provided in this Section 9.6(a). On each instance in which the Indemnifying Party and the Indemnified Party shall agree that the Indemnified Party is entitled to payment in respect of an Indemnified Loss from the Indemnity Escrow Account as provided herein, the Purchasers and the Sellers’ Representative shall deliver prompt joint written instructions to the Escrow Agent instructing the Escrow Agent to release payment therefor.

(b) Subject to any other limitations set forth herein, on the day that is fourteen (14) months following the Closing Date, any portion of the Indemnity Escrow Amount remaining in the Indemnity Escrow Account that is not subject to a then pending and properly asserted claim for indemnification pursuant to a Claim Certificate in accordance with this Article IX shall be released to Sellers’ Representative.

(c) Subject to any other limitations set forth herein, on the date that is the earlier of (i) receipt by PTCI of a positive ruling from the Canada Revenue Agency that an “internet service provider” providing “internet services” for primarily resale is not subject to the recapture requirements under the Excise Tax Act (Canada) and (ii) thirty (30) days following the expiration of the applicable statute of limitations related thereto, any portion of the ETA Escrow Amount remaining in the ETA Escrow Account that is not subject to a then pending and properly asserted claim for indemnification pursuant to a Claim Certificate in accordance with this Article IX shall be released to Sellers’ Representative.

(d) Subject to any other limitations set forth herein, on the date on which (i) the Purchasers and Sellers’ Representative agree, or are deemed to have agreed to, or the Neutral Arbitrator delivers, the Conclusive Net Working Capital Statement and (ii) all payments to be made pursuant to Section 2.3(d) have been made in full, any portion of the Adjustment Escrow Amount remaining in the Adjustment Escrow Account shall be released to Sellers’ Representative.

(e) If the Second Closing does not occur prior to the one (1) year anniversary of the Closing and the Sellers and the Purchasers have not otherwise agreed in writing to work toward a Second Closing and notified the Escrow Agent in writing of the same, then the Escrow Agent shall release the Second Closing Escrow Amount to the Purchasers.

9.7 Exclusive Remedies. Notwithstanding anything in this Agreement to the contrary and except as expressly set forth in this Article IX (including Section 9.2(c)), the indemnification rights set forth in this Article IX all of which are subject to the terms, limitations, and restrictions of this Article IX, shall be the sole and exclusive remedy after Closing (other than as set forth in Section 2.3(d)) for any and all claims arising out of or related to this Agreement, including claims based on any breach of a representation, warranty, covenant or agreement under this Agreement, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law; provided, however, that the Cap will not apply to Losses arising from or relating to (a) fraud, (b) any breach of a Seller Fundamental Representation, or (c) any breach of a Purchaser Fundamental Representation. The provisions of this Section 9.7 and the limited remedies provided in Section 2.3(d), Article IX, Section 8.3, Section 8.4 and Section 10.9 were specifically bargained for by the Parties and were taken into account by the Parties in arriving at the Purchase Price and the terms and conditions of this Agreement. The Parties have specifically relied upon the provisions of this Section 9.7 and the limited remedies provided in Section 2.3(d), Article IX, Section 8.3, Section 8.4 and Section 10.9 in agreeing to the Purchase Price and the terms and conditions of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Any notice, request, instruction or other communication required or permitted hereunder shall be in writing and delivered personally, sent by reputable overnight courier service (charges paid by sender), sent by registered or certified mail (postage prepaid), sent by electronic mail or sent by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable overnight courier service; at the time receipted for (or refused) on the return receipt, if sent by registered or certified mail; at the time when confirmation of successful transmission is received by the sending facsimile machine; and at the time sent, if sent by electronic mail:

(a)	if to the Sellers or Parent:

Primus Telecommunications Group, Incorporated 7901 Jones Branch Drive Suite 900 McLean, VA 22102 Attention: Chief Financial Officer and General Counsel
Facsimile No.:	(703) 650-4295

Primus Telecommunications Group, Incorporated 460 Herndon Parkway Suite 150 Herndon, VA 20170 Attention: Chief Financial Officer and General Counsel
Facsimile No.:	(703) 650-4295
with a copy to: O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111
Attention:	C. Brophy Christensen, Esq.
Paul S. Scrivano, Esq.
Facsimile:	(415) 984-8701
E-mail:	bchristensen@omm.com
pscrivano@omm.com

(b)	if to the Purchasers:

York Capital Management 767 Fifth Avenue, 17th Floor New York, New York 10153
Attention:	Joshua A. Ratner, Esq.
Facsimile No.:	(646) 514-5528
E-mail:	jratner@yorkcapital.com
with a copy to:
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Stuart Leblang, Esq. Geoffrey Secol, Esq.
Facsimile No.:	(212) 872-1002
E-mail:	sleblang@akingump.com
gsecol@akingump.com

or to such other address or to the attention of such other Party that the recipient has specified by prior notice to the other Party in accordance with the preceding.

10.2 Certain Definitions; Interpretation.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, complaint, proceeding, litigation, summons, subpoena, or petitions to deny or formal objections filed with the FCC, whether at law or in equity.

(ii) “Adjustment Escrow Account” means the escrow account established pursuant to the Escrow Agreement to hold the Adjustment Escrow Amount.

(iii) “Adjustment Escrow Amount” means an amount equal to $4,000,000.

(iv) “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

(v) “Blackiron Purchase Agreement” means that certain Equity Purchase Agreement dated as of April 17, 2013, by and among Rogers Communications Inc., Parent and PTCI, as assigned in part pursuant to that certain Assignment dated as of April 17, 2013 by Rogers Communications. Inc. in favor of Rogers Data Services Inc.

(vi) “Blackiron Purchase Price” means the Purchase Price as defined in the Blackiron Purchase Agreement.

(vii) “Blackiron Transactions” means the transactions contemplated in the Blackiron Purchase Agreement.

(viii) “Business” means the North American telecommunications business conducted by any of the Companies or any of their Subsidiaries.

(ix) “business day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

(x) “Cash and Cash Equivalents” means with respect to the Companies and their Subsidiaries, all cash, cash equivalents and marketable securities held by the Companies and their Subsidiaries determined in accordance with GAAP.

(xi) “Code” means the Internal Revenue Code of 1986, as amended.

(xii) “Commercial Agreements” means, collectively, the Colocation Agreement, the PTCI Carrier Services Agreement and the PTI Carrier Services Agreement.

(xiii) “Contract” means any written contract, agreement, lease, license, sales order, purchase order, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement that is binding on any Person or any part of its property under applicable Law.

(xiv) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or credit arrangement or otherwise.

(xv) “Current Assets” means, as of 11:59 pm on the date of determination, the current assets of the Companies and their Subsidiaries determined in accordance with GAAP and otherwise using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and methodologies as were used in connection with preparing the Interim Financial Statements. Notwithstanding the foregoing, “Current Assets” shall exclude investment in such Subsidiaries.

(xvi) “Current Liabilities” means, as of 11:59 pm on the date of determination, the current liabilities of the Companies and their Subsidiaries determined in accordance with GAAP and otherwise using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and methodologies as were used in connection with preparing the Interim Financial Statements.

(xvii) “Encumbrances” means any mortgages, liens, pledges, security interests, charges, defects, exceptions, rights of way, restrictions, covenants, claims, right of first refusals, rights of first offer, purchase options or other encumbrances of any nature whatsoever, whether consensual or otherwise.

(xviii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereto.

(xix) “Escrow Agreement” means an escrow agreement, in a form mutually agreed by the Parties, entered into by and among the Sellers, the Purchasers and an escrow agent to be named (the “Escrow Agent”) to maintain the Indemnity Escrow Account, the ETA Escrow Account, the Adjustment Escrow Account and the Second Closing Escrow Account.

(xx) “ETA Escrow Account” means the escrow account established pursuant to the Escrow Agreement to hold the ETA Escrow Amount.

(xxi) “ETA Escrow Amount” means an amount equal to $4,800,000.

(xxii) “ETA Liability” means any Liability pursuant to the Excise Tax Act (Canada) in respect of the Ontario provincial portion of Tax paid on the acquisition of certain telecommunication services by PTCI, as more fully described in the May 1, 2012 BDO Canada LLP ruling request to the Canada Revenue Agency.

(xxiii) “Furnishings and Equipment” means tangible personal property (other than Inventory), including machinery, equipment, construction in progress, computers, furniture, automobiles, trucks, railcars, tractors and trailers.

(xxiv) “GAAP” means generally accepted accounting principles as in effect in the United States, applied on a basis consistent with the Companies’ and their Subsidiaries’ past practice.

(xxv) “Governmental Authority” means the United States or Canada, any state, federal, provincial or other political subdivision thereof, and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any government authority, agency, department, corporation, board, commission, court, tribunal or instrumentality of the United States, Canada or any foreign entity, any state of the United States, any provincial subdivision of Canada or any political subdivision of any of the foregoing.

(xxvi) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(xxvii) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

(xxviii) “Indebtedness” of any Person at any date means (A) the principal of and interest accrued on (1) indebtedness for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (B) all obligations issued or assumed as the deferred purchase price of property (but excluding accounts payable arising in the ordinary course of business consistent with past practice); (C) all obligations for the reimbursement of any obligor on any letter of credit or similar credit transaction securing obligations of a Person other than the Companies or their Subsidiaries or of a type described in clauses (A) and (B) above and (D) below, but only to the extent of the obligation secured; (D) all prepayment premiums and penalties, and any other fees, breakage charges, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any Indebtedness of the type referred to in clauses (A) through (C) above; and/or (E) all reimbursement obligations under guarantees of obligations of other Persons of the type referred to in clauses (A) through (D) above; provided, that, for the avoidance of doubt, Indebtedness shall not include any commitments, obligations or liabilities under indefeasible right of use agreements, capital leases, credit support or deposits for real estate leases, or similar arrangements.

(xxix) “Indemnity Escrow Account” means the escrow account established pursuant to the Escrow Agreement to hold the Indemnity Escrow Amount.

(xxx) “Indemnity Escrow Amount” means an amount equal to $6,450,000.

(xxxi) “Key Employees” means, collectively, the individuals listed in Section 10.2(a) of the Disclosure Schedule.

(xxxii) “Knowledge” (A) with respect to a Seller shall mean the actual knowledge of any individual identified on Section 10.2(a) of the Disclosure Schedule and the knowledge that such individual would reasonably be expected to have in the ordinary performance of such individual’s duties as an officer or employee of a Seller, and (B) with respect to a Purchaser shall mean the actual knowledge of any individual identified on Section 10.2(a) of the Disclosure Schedule and the knowledge that such individual would reasonably be expected to have in the ordinary performance of such individual’s duties as an officer or employee of a Purchaser.

(xxxiii) “Law” means any law, statute, ordinance, constitution, treaty, rule or regulation of any Governmental Authority, or any agreement with any Governmental Authority or between any Governmental Authorities binding upon a Person or its assets.

(xxxiv) “Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) regardless of when arising, including any liability for Taxes.

(xxxv) “Limited Guarantee” means that certain limited guarantee of Sponsor in favor of Parent and the Sellers, dated the date hereof, with respect to those certain matters contained therein, as amended, modified or supplemented from time to time in accordance with its terms.

(xxxvi) “Made Available” means that the information referred to (A) has been actually delivered (whether by e-mail transmission, hand delivery or orally) to the Purchasers or to their outside legal counsel or (B) was posted on the “data site” maintained by the Sellers for purposes of the transactions contemplated by this Agreement, in each case, on or prior to the execution of this Agreement.

(xxxvii) “Management Fee” has the meaning ascribed to such term in the Management Agreement.

(xxxviii) “Material Adverse Effect” means any change, effect, event, circumstance, fact, occurrence or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition or operations of the Companies and their Subsidiaries, taken as a whole or the Business as presently conducted; provided, however, that the term “Material Adverse Effect” does not, and shall not be deemed to, include any of the following, either alone or in combination, and none of the following shall be taken into account in determining whether there has been or would be a Material Adverse Effect: (a) (1) changes in general economic or political conditions or the securities, banking, credit, currency, commodities, capital or financial markets in general (including general changes to monetary policy, inflation, interest rates, exchange rates or stock, bond or debt prices) in the United States or in any other geographic market, (2) changes that are generally applicable to the industries in which the Companies and their Subsidiaries operate (including any competitive and/or technological changes relevant to such industries), (3) changes in general legal, regulatory or political conditions, including the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law after the date hereof, or changes in GAAP or in other applicable accounting standards (or in the interpretation thereof), (4) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the threatened or actual impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, employees or landlords, (5) the identity of the Purchaser or any of its Affiliates as the acquiror of the Companies and their Subsidiaries or any facts or circumstances concerning the Purchaser or any of its Affiliates, (6) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement or action or inaction consented to or requested by the Purchaser, or (7) natural disasters, weather events, geopolitical conditions, acts or threats of war, sabotage, terrorism, or military actions or the escalation or worsening thereof, except, in the case of the foregoing clauses (1), (2) and (3), to the extent such changes or developments referred to therein have a materially disproportionate impact on the Companies and their Subsidiaries, taken as a whole, relative to other companies in the industries and in the geographic markets in which the Companies and their Subsidiaries operate after taking into account the size of the Companies and their Subsidiaries, taken as a whole, relative to such other companies (but only to the extent of such materially disproportionate impact), or (b) any failure to meet internal or published projections, forecasts, estimates, performance measures, operating statistics or revenue or earnings predictions for any period or the issuance of revised projections that are not as optimistic as those in existence as of the date hereof.

(xxxix) “Minimum Cash Balance” means an amount equal to (x) $6,450,000 less (y) the aggregate amount actually paid by Parent (for the avoidance of doubt, not paid out of the Indemnity Escrow Account, the ETA Escrow Account or the Adjustment Escrow Account) to the Purchaser Indemnified Parties pursuant to Article IX.

(xl) “Net Adjustment Amount” means the amount by which the Net Working Capital set forth on the Conclusive Net Working Capital Statement exceeds or is a more negative number than the Estimated Net Working Capital Amount.

(xli) “Net Working Capital” means, as of any date of determination, (i) the Current Assets minus (ii) the Current Liabilities, in each case determined as of 11:59 pm on such date of determination, calculated in accordance with GAAP using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and methodologies as were used in connection with preparing the Interim Financial Statements.

(xlii) “Permit” means any permit, franchise, authorization, license or other approval issued or granted by any Governmental Authority.

(xliii) “Permitted Encumbrances” means (A) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business consistent with past practice for amounts not yet delinquent or which are being contested in good faith by appropriate legal proceedings, (B) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (C) Encumbrances for Taxes and other governmental charges that are not due and delinquent, are being contested in good faith by appropriate proceedings or may thereafter be paid without penalty, or (D) imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or other encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the specific assets to which they relate.

(xliv) “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Authority or other entity or group.

(xlv) “Pre-Closing Tax Period” means any taxable period (or, with respect to any Straddle Period, the portion of such Straddle Period) ending on or before the Closing Date.

(xlvi) “Pre-Closing Taxes” means (i) Taxes of or imposed on or with respect to any Seller; (ii) Taxes of or imposed on or with respect to the Companies or any of their Subsidiaries for a Pre-Closing Tax Period (including, for the avoidance of doubt, Taxes resulting from the Blackiron Transactions),

(iii) Taxes of any member of an affiliated, consolidated, combined or unitary group of which any of the Companies or any of their Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-United States Law or regulation, (iv) Taxes of any Person (other than the Companies or any of their Subsidiaries) imposed on the Companies or any of their Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing, and (v) all Taxes imposed on the Companies or any of their Subsidiaries as a result of any Restructuring Transaction or the Blackiron Transaction, excluding, in each case, any ETA Liability.

(xlvii) “Purchaser Material Adverse Effect” means any material adverse change in or material adverse effect on the ability of the Purchasers to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

(xlviii) “Representative” shall mean, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, legal counsel, accountant or other representative of that Person.

(xlix) “Second Closing Escrow Account” means the escrow account established pursuant to the Escrow Agreement to hold the Second Closing Escrow Amount.

(l) “Securities Act” means the Securities Act of 1933, as amended.

(li) “Seller Accounting Policies” means the accounting policies and principles used to prepare the Financial Statements, which for the avoidance of doubt shall be in accordance with GAAP.

(lii) “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

(liii) “Subsidiary” of any Person shall mean any corporation, limited liability company, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such Person or any Subsidiary of such Person does not have a majority of the voting interests in such partnership).

(liv) “Tax Return” means any report, return or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

(lv) “Taxes” means any and all domestic or foreign, federal, state, local, provincial or other taxes, assessments, charges, duties, fees, levis or other governmental charges of any kind (together with any and all interest, penalties and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including all estimated taxes, taxes with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, employment, unemployment, social security, unclaimed property, payroll, customs duties, transfer, license, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person.

(lvi) “Tax Act” means the Income Tax Act, R.S.C. 1985 (5th Supp.) c.1, as amended.

(lvii) “Taxing Authority” means the Internal Revenue Service, the Canada Revenue Agency and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

(lviii) “Transaction Documents” means, collectively, this Agreement, the Limited Guarantee, the Transition Services Agreement, the Escrow Agreement, the Commercial Agreements, the Equity Commitment Letter, the Senior Debt Commitment Letter, the Management Agreement and the Specified Assumption Agreement.

(b) When a reference is made in this Agreement to Articles, Sections or the Disclosure Schedule, such reference is to an Article or a Section of, or the Disclosure Schedule to, this Agreement, unless otherwise indicated. When a reference is made in this Agreement to a Party or Parties, such reference is to Parties to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase “to the extent” shall mean the extent or degree to which a subject or thing extends, and shall not simply be construed to mean the word “if”. The word “or” shall not be exclusive. The term “will” shall be construed to have the same meaning as the word “shall”. All terms defined in this Agreement shall have such defined meanings when used in the Disclosure Schedule, the Limited Guarantee, the Equity Commitment Letter, the Transition Services Agreement, the Commercial Agreements or any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise indicated, references to “dollars” or “$” shall mean United States dollars. For purposes of this Agreement, wherever the US dollar equivalent of an amount denominated in another currency is required to be determined, the applicable rate of exchange shall be the most reasonably available favorable spot exchange rate to be available at the relevant time by the Person paying, disbursing or calculating such amounts.

10.3 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

10.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including all exhibits hereto, the Disclosure Schedule, the Limited Guarantee, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, between or among the Parties with respect to the subject matter hereof and thereof and do not, and are not intended to, confer upon any Person (other than the Purchaser, the Sellers and the Indemnified Individuals) any rights or remedies hereunder.

10.5 Amendment; Waiver. Subject to Section 10.6(b), any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent, the Sellers and the Purchasers, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that after receipt of the Parent Stockholder Approval, if any such amendment or wavier shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of Parent, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of Parent. Any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party or (c) waive compliance by any other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by Parent, the Sellers or the Purchasers in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.6 Assignment; Binding Effect.

(a) Subject to Section 10(b), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, however, that each of the Purchasers may, without the prior written consent of the Sellers (i) assign any or all of its rights (but not its obligations) hereunder to one or more of its Affiliates or any future owner of the Business (whether by merger, consolidation, sale of stock, sale of assets or otherwise) and (ii) collaterally assign its rights under this Agreement to any Person which provides financing to such Purchaser or any of its Subsidiaries; provided, further, that any such assignment shall not relieve such Purchaser of any obligations under this Agreement, and such Purchaser shall remain liable, jointly and severally, with any such assignee for all obligations under this Agreement; provided, further, that the Sellers may assign, without the prior written consent of the other Parties, any or all of its rights and obligations hereunder (except for any such rights or obligations under Sections 5.4) to the Parent, and any such assignment shall relieve the Sellers of all of their respective obligations under this Agreement, with the Parent to remain liable for all such obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

(b) Notwithstanding anything to the contrary in Section 10.6(a), each of Parent and each of the Sellers agrees (i) and consents to the assignment by way of security by any Purchaser of all of its rights and benefits under this Agreement to Bank of Montreal as administrative agent for a group of lenders (the “Agent”) or Manulife (in its capacity as a Lender), (ii) and consents to the assignment by the Agent to one or more third parties upon exercise by Agent or Manulife of its rights and remedies in respect of the security granted to it by such Purchaser by its assignment of this Agreement, and (iii) that notwithstanding that neither the Agent nor Manulife are a party to this Agreement, each of Agent and Manulife shall have all contractual rights with respect to this Section 10.6(b) as if it was a contracting signatory hereto and that no amendments shall be made to this Section 10.6(b) without obtaining the prior written consent of the Agent and Manulife.

10.7 Disclosure Schedule. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

10.8 Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.9 Enforcement; Jurisdiction.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Section 8.1, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (and any other agreement or instrument executed in connection herewith) exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware

(or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and this right shall include the right of the Sellers to cause the Purchasers to (and, as applicable, to cause the Purchasers to cause Purchasers’ Affiliates to) seek to enforce the terms of the Financing Commitments (and any definitive agreements related thereto) against the Lenders, Sponsor and any other applicable party to the fullest extent permissible pursuant to such Financing Commitments (or any definitive agreements related thereto) and applicable Laws and to thereafter cause the transactions contemplated by this Agreement to be consummated, in each case, if the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). Subject to Section 8.4, the Parties further agree that (i) by seeking the remedies provided for in this Section 10.9(a), a Party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.9(a) are not available or otherwise are not granted and (ii) nothing contained in this Section 10.9(a) shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.9(a) before exercising any termination right under Section 8.1 (and pursuing any other remedies under this Agreement after such termination) nor shall the commencement of any action or proceeding pursuant to this Section 10.9(a) or anything contained in this Section 10.9(a) restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 8.1 or pursue any other remedies under this Agreement that may be available then or thereafter. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(b) Notwithstanding anything in this Agreement to the contrary, it is explicitly agreed that the Sellers shall be entitled to seek specific performance of Purchasers’ obligation to cause the equity financing under the Equity Commitment Letter to be funded and to effect the Closing in accordance with Article II, if and only if (A) all conditions as set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at the time when the Closing would have occurred but for the failure of the funding of the equity financing under the Equity Commitment Letter, (B) the debt financing under the Manulife Commitment Letter and Senior Debt Commitment Letter has been funded or will be funded at the Closing on the terms set forth in the Manulife Commitment Letter and Senior Debt Commitment Letter and (C) the Sellers and Parent have irrevocably confirmed in writing to Purchasers that if specific performance is granted and the Financing is funded, then the Closing pursuant to Article II will occur.

(c) Each of the Parties irrevocably agrees that any action or proceeding arising out of or relating to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives (to the fullest extent permitted by applicable Law), and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 10.9, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) any claim that (A) the action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Each of the Parties agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 10.1.

(d) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR PERSON WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THIS SECTION 10.9(c).

10.10 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

10.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic transmission or otherwise) to the other Parties.

10.12 Determinations by Parent or the Sellers. Whenever a determination, decision or approval by Parent or the Sellers or their respective boards of directors is referred to or called for in this Agreement, such determination, decision or approval must be authorized by the Special Committee or, if the Special Committee is not then in existence, the board of directors of Parent.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Equity Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PTUS, INC.

By:	/s/ Joshua Ratner
Name:	Joshua Ratner
Title:	Vice President

PTCAN, INC.

By:	/s/ Glen Gordon
Name:	Glen Gordon
Title:	President

[Signature Page to Equity Purchase Agreement]

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Neil Subin
Name:	Neil Subin
Title:	Director

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:	/s/ Andrew Day
Name:	Andrew Day
Title:	President and Chief Executive Officer

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Andrew Day
Name:	Andrew Day
Title:	President and Chief Executive Officer

LINGO HOLDINGS, INC.

By:	/s/ Andrew Day
Name:	Andrew Day
Title:	President and Chief Executive Officer

[Signature Page to Equity Purchase Agreement]

Appendix B

OPINION OF JEFFERIES LLC

Appendix B

Jefferies LLC

520 Madison Avenue

New York, NY 10022

www.jefferies.com

May 9, 2013

The Special Committee of the Board of Directors

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Members of the Special Committee of the Board of Directors:

We understand that Primus Telecommunications Group, Incorporated (“Primus”), Primus Telecommunications Holding, Inc. (the “PTHI”), Primus Telecommunications International, Inc. (“PTII”), Lingo Holdings, Inc. (“Lingo Holdings”, and together with PTHI and PTII, the “Sellers”), PTUS, Inc. (“US Acquireco”) and PTCAN, Inc. (“CAN Acquireco” and together with US Acquireco, the “Purchasers”) propose to enter into an Equity Purchase Agreement (the “Agreement”), pursuant to which the Sellers will sell to the Purchasers, and the Purchasers will purchase from the Sellers, all of the issued and outstanding shares of capital stock and other equity interests of Primus Telecommunications, Inc., Lingo, Inc., iPrimus, USA, Inc., 3620212 Canada Inc., Primus Telecommunications Canada Inc., Telesonic Communications Inc. and Globility Communications Corporation (collectively, the “Companies”), each of which is a direct or indirect wholly owned subsidiary of a Seller (the “Share Purchase”), for aggregate cash consideration to be paid by the Purchasers pursuant to the Agreement equal to US $129 million (the “Aggregate Consideration”), which amount is subject to certain adjustments set forth in the Agreement as to which we express no opinion. The terms and conditions of the Share Purchase are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Aggregate Consideration to be received by the Sellers pursuant to the Agreement is fair, from a financial point of view, to Primus.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated May 9, 2013 of the Agreement;

(ii)	reviewed certain publicly available financial and other information about the Companies;

(iii)	reviewed certain information furnished to us by Primus’ management, including financial forecasts and analyses, relating to the business, operations and prospects of the Companies;

(iv)	held discussions with members of senior management of Primus concerning the matters described in clauses (ii) and (iii) above;

(v)	compared the financial and operating performance of the Companies with publicly available information concerning publicly traded companies that we deemed relevant and reviewed the current and historical market prices and valuation multiples of the equity securities of such other companies;

(vi)	compared the proposed financial terms of the Share Purchase with the financial terms of certain other transactions that we deemed relevant;

(vii)	reviewed certain estimates as to the amount of cost savings anticipated by the management of Primus to result from the Share Purchase (the “Cost Savings”); and

(viii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Primus or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of Primus that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. Primus has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Primus as to the future financial performance of the Companies. In that regard, you have instructed us to consider the risks and uncertainties of achieving the Companies’ financial forecasts and the possibility that such forecasts will not be realized. In addition, the management of Primus has informed us, and we have assumed, that the Cost Savings were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Primus as to the amount of certain cost savings anticipated by the management of Primus to result from the Share Purchase, and we have relied upon the assessment of the management of Primus as to Primus’ ability to achieve the Cost Savings in the amounts projected. In our review and analysis and in rendering this opinion, we have assumed upon the advice of the management of Primus that such Cost Savings will be realized in accordance with such estimates. We express no opinion as to the Companies’ financial forecasts, the Cost Savings or the respective assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal, accounting or tax matters affecting Primus or any of its affiliates, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Primus, its affiliates and the Special Committee of the Board of Directors of Primus, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement to Primus and its affiliates. In addition, in preparing this opinion, we have not taken into account any accounting or tax consequences of the transaction to Primus or any of its affiliates. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Share Purchase, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on any party to the Agreement, the Company or the contemplated benefits of the Share Purchase.

It is understood that our opinion is for the use and benefit of the Special Committee of the Board of Directors of Primus in its consideration of the Share Purchase, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to Primus, nor does it address the underlying business decision by Primus to engage in the Share Purchase or the terms of the Agreement or the documents referred to therein. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the parties to the Agreement, other than Primus. We express no opinion as to the price at which shares of common stock of Primus will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Primus’ or its affiliates’ respective officers, directors or employees, or any class of such persons, in connection with the Share Purchase relative to the

Aggregate Consideration to be received by the Sellers. Finally, we express no opinion as to the amount or the use of proceeds to be received by Primus in connection with the Share Purchase, as you have advised us that no final determination has yet been made as to the exact amount or use of such proceeds. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by Primus to act as financial advisor to Primus in connection with the Share Purchase and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Share Purchase. We also will be reimbursed for expenses incurred. Primus has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to Primus and certain affiliates of Primus and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of Primus or the Purchasers and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to Primus, the Purchasers or entities that are affiliated with Primus or the Purchasers, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with Primus, our opinion may not be used or referred to by Primus or any of its affiliates, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be received by the Sellers pursuant to the Agreement is fair, from a financial point of view, to Primus.

Very truly yours,

/s/ JEFFERIES LLC

JEFFERIES LLC

Appendix C

PRO FORMA FINANCIAL INFORMATION

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is presented to illustrate the effect of the company’s disposition of BLACKIRON and North America Telecom on its historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 is based on the historical statements of the company as of March 31, 2013 after giving effect to the transaction as if the disposition had occurred on March 31, 2013. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and 2012 and years ended December 31, 2012, 2011 and 2010 are based on the historical financial statements of the company after giving effect to the transaction as if the disposition had occurred on January 1, 2010. The unaudited pro forma consolidated financial information should be read in conjunction with the company’s historical consolidated financial statements and notes thereto contained in the company’s 2012 Annual Report on Form 10–K, filed on March 14, 2013 and March 31, 2013 Quarterly Report on Form 10-Q, filed on May 10, 2013.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective date assumed, nor is it necessarily indicative of the company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the company’s management believes to be reasonable.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As Reported March 31, 2013	Pro Forma Adjustments					Pro Forma March 31, 2013
		Standalone BLACKIRON Data Operations (a)	Standalone North America Telecom Operations (b)		Other Adjustments
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,844	$(327)	$(3,755)		$170,651	(d)	$158,962
			(917	)(c)	112,138	(e)
					(132,672	)(k)
Accounts receivable, prepaid expenses and other current assets	23,937	(2,790)	(20,360)		—		787
Assets held for sale	39,284	—	—		—		39,284

Total current assets	77,065	(3,117)	(25,032)		150,117		199,033
RESTRICTED CASH	832	(74)	(758)		—		—
PROPERTY AND EQUIPMENT — Net	66,198	(33,750)	(31,763)		—		685
GOODWILL	60,085	(20,187)	(13,225)		(26,673	)(f)	—
OTHER INTANGIBLE ASSETS — Net	60,265	(4,392)	(28,873)		(27,000	)(g)	—
OTHER ASSETS	23,343	—	(881)		19,556	(h)	36,264
			(28	)(c)	15,250	(i)
					(20,976	)(k)

TOTAL ASSETS	$287,788	$(61,520)	$(100,560)		$110,274		$235,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued interconnection costs, accrued expenses and other current liabilities	$30,872	$(8,054)	$(20,446)		$—		$2,372
Deferred revenue	8,293	(544)	(7,749)		—		—
Accrued income taxes	7,701	—	(3,464)		(3,628	)(j)	609
Accrued interest	4,926	—	(31	)(c)	(4,895	)(k)	—
Current portion of long-term obligations	54	(29)	(25)		—		—
Liabilities held for sale	18,840	—	—		—		18,840

Total current liabilities	70,686	(8,627)	(31,715)		(8,523)		21,821
LONG-TERM OBLIGATIONS	127,069	(26)	(824	)(c)	(126,219	)(k)	—
CONTINGENT VALUE RIGHTS	14,792	—	—		—		14,792
OTHER LIABILITIES	12,142	—	(1,215)		(10,503	)(g)	35,230
					19,556	(h)
					15,250	(i)

Total liabilities	224,689	(8,653)	(33,754)		(110,439)		71,843
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—		—		—
Common stock	14	—	—		—		14
Additional paid-in capital	98,662	—	—		—		98,662
Accumulated deficit	(26,410)	(52,867)	(66,716)		170,651	(d)	74,630
			(90	)(c)	112,138	(e)
					(26,673	)(f)
					(16,497	)(g)
					3,628	(j)
					(22,534	)(k)
Treasury stock, at cost	(378)	—	—		—		(378)
Accumulated other comprehensive loss	(8,789)	—	—		—		(8,789)

Total stockholders’ equity	63,099	(52,867)	(66,806)		220,713		164,139

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$287,788	$(61,520)	$(100,560)		$110,274		$235,982

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	As Reported Three Months Ended March 31, 2013	Pro Forma Adjustments				Pro Forma Three Months Ended March 31, 2013
		Standalone BLACKIRON Data Operations (l)	Standalone North America Telecom Operations (m)	Other Adjustments (n)
NET REVENUE	$60,883	$(9,633)	$(51,250)	$—		$—
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	29,470	(4,438)	(25,032)	—		—
Selling, general and administrative	22,575	(2,227)	(15,903)	—		4,445
Depreciation and amortization	6,600	(1,667)	(4,932)	—		1

Total operating expenses	58,645	(8,332)	(45,867)	—		4,446

INCOME (LOSS) FROM OPERATIONS	2,238	(1,301)	(5,383)	—		(4,446)
INTEREST EXPENSE	(4,216)	1	81	—		(4,134)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(32)	—	—	—		(32)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	—	—	(22,624	) (o)	(22,624)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	112	—	—	—		112
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	18	(1)	(18)	—		(1)
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	1	—	77	(174)		(96)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,879)	(1,301)	(5,243)	(22,798)		(31,221)
INCOME TAX BENEFIT (EXPENSE)	(50)	(168)	107	—		(111)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,929)	(1,469)	(5,136)	(22,798)		(31,332)
Less: Net (income) loss attributable to the noncontrolling interest	—	—	—	—		—

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(1,929)	$(1,469)	$(5,136)	$(22,798)		$(31,332)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.14)					$(2.25)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.14)					$(2.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	13,909					13,909

Diluted	13,909					13,909

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	As Reported Three Months Ended March 31, 2012	Pro Forma Adjustments		Other Adjustments (n)	Pro Forma Three Months Ended March 31, 2012
		Standalone BLACKIRON Data Operations (l)	Standalone North America Telecom Operations (m)
NET REVENUE	$68,002	$(8,197)	$(59,805)	$—	$—
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	33,505	(3,377)	(30,128)	—	—
Selling, general and administrative	27,156	(1,310)	(19,056)	—	6,790
Depreciation and amortization	7,597	(2,180)	(5,416)	—	1
(Gain) loss on sale or disposal of assets	43	—	—	—	43

Total operating expenses	68,301	(6,867)	(54,600)	—	6,834

INCOME (LOSS) FROM OPERATIONS	(299)	(1,330)	(5,205)	—	(6,834)
INTEREST EXPENSE	(6,879)	—	62	—	(6,817)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(57)	—	—	—	(57)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	(7,190)	—	—	—	(7,190)
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	4	—	(2)	—	2
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	1,951	—	(71)	(1,882)	(2)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(12,470)	(1,330)	(5,216)	(1,882)	(20,898)
INCOME TAX BENEFIT (EXPENSE)	1,106	—	(1,352)	—	(246)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(11,364)	(1,330)	(6,568)	(1,882)	(21,144)
Less: Net (income) loss attributable to the noncontrolling interest	(106)	—	106	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(11,470)	$(1,330)	$(6,462)	$(1,882)	$(21,144)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.84)				$(1.54)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.84)				$(1.54)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	13,744				13,744

Diluted	13,744				13,744

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	As Reported Year Ended December 31, 2012	Pro Forma Adjustments			Pro Forma Year Ended December 31, 2012
		Standalone BLACKIRON Data Operations (l)	Standalone North America Telecom Operations (m)	Other Adjustments (n)
NET REVENUE	$260,554	$(33,734)	$(226,820)	$—	$—
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	125,263	(14,980)	(110,283)	—	—
Selling, general and administrative	102,760	(5,742)	(72,353)	—	24,665
Depreciation and amortization	31,023	(6,675)	(24,345)	—	3
(Gain) loss on sale or disposal of assets	171	—	(130)	—	41
Asset impairment expense	10,000	—	—	—	10,000

Total operating expenses	269,217	(27,397)	(207,111)	—	34,709

INCOME (LOSS) FROM OPERATIONS	(8,663)	(6,337)	(19,709)	—	(34,709)
INTEREST EXPENSE	(23,934)	—	185	—	(23,749)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(201)	—	2	—	(199)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(21,682)	—	—	—	(21,682)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	1,292	—	—	—	1,292
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	86	—	76	—	162
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	2,739	—	(41)	(2,393)	305

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(50,363)	(6,337)	(19,487)	(2,393)	(78,580)
INCOME TAX BENEFIT (EXPENSE)	4,518	—	(1,386)	—	3,132

INCOME (LOSS) FROM CONTINUING OPERATIONS	(45,845)	(6,337)	(20,873)	(2,393)	(75,448)
Less: Net (income) loss attributable to the noncontrolling interest	18	—	(18)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(45,827)	$(6,337)	$(20,891)	$(2,393)	$(75,448)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(3.31)				$(5.45)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(3.31)				$(5.45)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	13,844				13,844

Diluted	13,844				13,844

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	As Reported Year Ended December 31, 2011	Pro Forma Adjustments			Pro Forma Year Ended December 31, 2011
		Standalone BLACKIRON Data Operations (l)	Standalone North America Telecom Operations (m)	Other Adjustments (n)
NET REVENUE	$291,386	$(30,791)	$(260,023)	$—	$572
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	143,347	(12,823)	(130,524)	—	—
Selling, general and administrative	110,711	(5,526)	(84,161)	—	21,024
Depreciation and amortization	35,371	(5,955)	(29,401)	—	15
(Gain) loss on sale or disposal of assets	(12,948)	—	13,105	—	157
Asset impairment expense	—	—	—	—	—

Total operating expenses	276,481	(24,304)	(230,981)	—	21,196

INCOME (LOSS) FROM OPERATIONS	14,905	(6,487)	(29,042)	—	(20,624)
INTEREST EXPENSE	(30,811)	—	3,609	—	(27,202)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(213)	—	38	—	(175)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(7,346)	—	—	—	(7,346)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	2,902	—	—	—	2,902
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	1,265	—	834	—	2,099
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(2,426)	—	(1,454)	3,221	(659)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(21,724)	(6,487)	(26,015)	3,221	(51,005)
INCOME TAX BENEFIT (EXPENSE)	(1,282)	—	216	—	(1,066)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(23,006)	(6,487)	(25,799)	3,221	(52,071)
Less: Net (income) loss attributable to the noncontrolling interest	(5,461)	—	5,461	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(28,467)	$(6,487)	$(20,338)	$3,221	$(52,071)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(2.19)				$(4.01)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(2.19)				$(4.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	12,994				12,994

Diluted	12,994				12,994

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	As Reported Year Ended December 31, 2010	Pro Forma Adjustments			Pro Forma Year Ended December 31, 2010
		Standalone BLACKIRON Data Operations (l)	Standalone North America Telecom Operations (m)	Other Adjustments (n)
NET REVENUE	$282,017	$(27,068)	$(254,841)	$—	$108
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	134,892	(11,457)	(123,435)	—	—
Selling, general and administrative	113,008	(4,997)	(88,838)	—	19,173
Depreciation and amortization	40,177	(5,710)	(34,484)	—	(17)
(Gain) loss on sale or disposal of assets	(196)	—	196	—	—
Asset impairment expense	—	—	—	—	—

Total operating expenses	287,881	(22,164)	(246,561)	—	19,156

INCOME (LOSS) FROM OPERATIONS	(5,864)	(4,904)	(8,280)	—	(19,048)
INTEREST EXPENSE	(35,331)	—	7,003	—	(28,328)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(183)	—	65	—	(118)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	164	—	(72)	—	92
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	(13,737)	—	—	—	(13,737)
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	(167)	—	(69)	—	(236)
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	6,570	—	(2,362)	(1,493)	2,715

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(48,548)	(4,904)	(3,715)	(1,493)	(58,660)
REORGANIZATION ITEMS, net	1	—	—	—	1

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(48,547)	(4,904)	(3,715)	(1,493)	(58,659)
INCOME TAX BENEFIT (EXPENSE)	6,515	—	(7,559)	—	(1,044)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(42,032)	(4,904)	(11,274)	(1,493)	(59,703)
Less: Net (income) loss attributable to the noncontrolling interest	105	—	(105)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(41,927)	$(4,904)	$(11,379)	$(1,493)	$(59,703)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(4.31)				$(6.14)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(4.31)				$(6.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,721				9,721

Diluted	9,721				9,721

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 includes the following adjustments:

(a)	To reflect the disposition of BLACKIRON’s specified balance sheet accounts as of March 31, 2013.

(b)	To reflect the disposition of North America Telecom’s specified balance sheet accounts as of March 31, 2013.

(c)	To reflect the repurchase of the Company’s 13% Senior Secured Notes due 2016 held by North America Telecom. The amount includes the outstanding principal balance, prepayment premium and accrued interest as of March 31, 2013. In addition, the unamortized deferred financing costs in Other Assets and unamortized debt discount within Long-term Obligations are written off.

(d)	To reflect the cash received from Rogers Communications Inc. for the sale of BLACKIRON, net of transaction costs directly related to the sale and amounts deposited into escrow.

(e)	To reflect the cash received from York Capital Management for the sale of North America Telecom, net of transaction costs directly related to the sale and amounts deposited into escrow.

(f)	To reflect the impairment of the remaining carrying value of goodwill of the US reporting unit. The fair value of goodwill is measured by the operations of the US retail portion of the North America Telecom operating segment.

(g)	To reflect the sale of the Company’s trade names attributable to North America Telecom, net of deferred taxes, to York Capital Management.

(h)	To reflect the amount of proceeds deposited into escrow and deferral of gain on the BLACKIRON sale.

(i)	To reflect the amount of proceeds deposited into escrow and deferral of gain on the North America Telecom sale.

(j)	To reflect the removal of accrued withholding taxes recorded by the parent on royalty fees due from North America Telecom. The parent is not liable for these taxes as the intercompany balances will not be settled in cash.

(k)	To reflect the repurchase of the Company’s 10% Senior Secured Notes due 2017, 10% Senior Secured Exchange Notes due 2017 and 13% Senior Secured Notes due 2016 held by its corporate entities. The amount includes the outstanding principal balance; prepayment premium, if applicable; and accrued interest as of March 31, 2013. In addition, the unamortized deferred financing costs in Other Assets and unamortized debt discount within Long-term Obligations are written off.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and 2012 include the following adjustments:

(l)	To reflect the removal of the operating results of BLACKIRON as if the transaction occurred on January 1, 2012.

(m)	To reflect the removal of the operating results of North America Telecom as if the transaction occurred on January 1, 2012.

(n)	To reflect the removal of foreign exchange gains and losses on intercompany balances with North America Telecom that had been recorded at the parent level.

(o)	To reflect the write off of the unamortized deferred financing costs and debt discount, as well as the prepayment premium.

Primus Telecommunications Group, Incorporated 460 Herndon Parkway, Suite 150 Herndon, VA 20170

Proxy

This Proxy is solicited by the Board of Directors for use at the Special Meeting on             , 2013.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the Proxy will be voted “FOR” Items 1 and 2.

By signing the Proxy, you revoke all prior proxies and appoint James C. Keeley and John D. Filipowicz, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – Use the Internet to vote your proxy until 11:59 p.m., Eastern Time, on , 2013.

PHONE –
Use a touch-tone telephone to vote your proxy until 11:59 p.m., Eastern Time, on , 2013.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

òPlease detach here ò

1.  Sale Proposal: To approve the sale of our North America retail telecommunications operations in the United States and Canada, as contemplated by the equity purchase agreement by and among Primus Telecommunications Group, Incorporated (“PTGi”) and certain of its Subsidiaries and PTUS, Inc. and PTCAN, Inc., dated as of May 10, 2013 and described in the proxy statement.

	☐ For	☐ Against	☐ Abstain

2.  Transaction-Related Compensation Arrangements Proposal: To approve, on a non-binding advisory basis, the payment of certain compensation to the named executive officers of PTGi in connection with the sale transaction, as described in the proxy statement.

	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.